SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))


                           EUROWEB INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:

            ____________________________________________________________________

      (5)   Total fee paid:

            ____________________________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ____________________________________________________________________

      (2)   Form, Schedule or Registration Statement No.:

            ____________________________________________________________________

      (3)   Filing Party:

            ____________________________________________________________________

      (4)   Date Filed:

            ____________________________________________________________________

                           EUROWEB INTERNATIONAL CORP.
                       1138 Budapest, Vaci ut 141. Hungary
                              (Tel) +36-1 889 7101
                              (Fax) +36-1 889 7128

               TO THE STOCKHOLDERS OF EUROWEB INTERNATIONAL CORP.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of EuroWeb International Corp., a Delaware corporation (the "Company" or "Euroweb"), will be held at * (local time), on *, 2006 at * Budapest, Hungary for the following purposes:

      1. Consider and vote upon a proposal to sell 100% of the Company's interest in the Company's two Internet and telecom related operating subsidiaries, Euroweb Internet Szolgaltato Rt ("Euroweb Hungary ") and Euroweb Romania S.A ("Euroweb Romania") together referred to as the "Subsidiaries" as contemplated in that certain Share Purchase Agreement (the "Agreement") entered by and between Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company ("Invitel") and the Company on December 19, 2005, which is attached hereto as Exhibit A; and

      2. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

Only stockholders who own shares of our common stock at the close of business on *, 2006 are entitled to notice of and to vote at the special meeting. You may vote your shares by:

      o marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

      o dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

      o casting your vote via the Internet at the website shown on the enclosed proxy card.

You may also vote in person at the special meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Special Meeting, a proxy statement and a form of proxy.

By Order of the Board of Directors,



Stewart Reich, Chairman of the Board of Directors

Budapest, Hungary
*, 2006

                           EXHIBIT A TO THE NOTICE OF
                         SPECIAL MEETING OF STOCKHOLDERS

            Special Resolution to be Submitted to Stockholders at the Special Meeting of Stockholders relating to Proposal No. 1

Be it resolved as a special resolution that:

      1. The entering into of the Agreement between the Company and Invitel relating to the sale by the Company to Invitel of the Subsidiaries and all transactions, proceedings and actions to be completed thereunder are hereby approved, ratified and adopted; and

      2. Any director or officer of the Company be and s/he is hereby authorized and directed to execute on behalf of the Company any document required to be delivered pursuant to the Agreement.

                           EUROWEB INTERNATIONAL CORP.
                       1138 Budapest, Vaci ut 141. Hungary
                              (Tel) +36-1 889 7101
                              (Fax) +36-1 889 7128

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our *, 2006 special meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote either by:

      (i) completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope;

      (ii) by dialing the toll free number on the enclosed proxy card and casting your vote; or

      (iii) visiting the website shown on the enclosed proxy card and casting your vote.

This proxy statement and the form of proxy will be mailed to all stockholders on or about *, 2006.

                      INFORMATION ABOUT THE SPECIAL MEETING

WHEN IS THE SPECIAL MEETING?

*, 2006, * P.M. Budapest, Hungary time.

WHERE WILL THE SPECIAL MEETING BE HELD?

The meeting will be held at *, Budapest, Hungary.

WHAT ITEMS WILL BE VOTED UPON AT THE SPECIAL MEETING?

You will be voting on the following matters:


1. APPROVAL OF THE SALE OF THE SUBSIDIARIES. To vote on the sale of 100% of the Company's interest in the Subsidiaries as contemplated in the Agreement entered into by and between Invitel and the Company upon which, after the classifying the Subsidiaries as discontinued operations, the Company's revenue for the year ended December 31, 2004 will be zero; and


2. OTHER BUSINESS. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on *, 2006 will be entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You are entitled to one vote for each share of common stock held on that date. On *, 2006, there were * shares of our common stock outstanding and entitled to vote.

                YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED
                         THE PROPOSAL SET FORTH HEREIN.

     ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
         OF THE SALE OF THE SUBSIDIARIES AS SET FORTH IN THE AGREEMENT
                 ENTERED INTO BETWEEN INVITEL AND THE COMPANY.

HOW DO I VOTE BY PROXY?

You may vote your shares by:

      o VOTING BY MAIL. You may vote by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to American Stock Transfer and Trust Company, the Company's Registrar and Transfer Agent, at 59 Maiden Lane, New York, New York 10038. A pre-addressed, postage-paid envelope is provided for this purpose.

      o VOTING BY TELEPHONE. You may vote by telephone by dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone. Telephone voting is available 24 hours a day. If you vote by telephone you should not return your proxy card.

      o VOTING VIA THE INTERNET. You may vote via the Internet by visiting the website shown on the enclosed proxy card. Internet voting is also available 24 hours a day. If you vote via the Internet you should not return your proxy card.

If you return your signed proxy card or vote by phone or the Internet before the special meeting, we will vote your shares as you direct. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them "FOR" the approval of the sale of 100% of the Company's interest in the Subsidiaries as contemplated in the Agreement entered into by and between Invitel and the Company.

If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the special meeting by:

      1. Submitting another proxy by mail, telephone or internet with a more recent date than that of the proxy first given;

      2. Sending written notice of revocation to American Stock Transfer and Trust Company, the Company's Registrar and Transfer Agent, at 59 Maiden Lane, New York, New York 10038; or

      3. Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE SPECIAL MEETING?

One-third of the outstanding shares of the Company common stock entitled to vote at the special meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the special meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the special meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

The approval of the sale of 100% of the Company's interest in the Subsidiaries as contemplated in the Agreement entered into by and between Invitel and the Company will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the special meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHO CAN ANSWER FURTHER QUESTIONS?

If you have more questions about the proposed sale of the Subsidiaries, you should contact the below party at the Company's principal executive offices:

EUROWEB INTERNATIONAL CORP.
1138 Budapest, Vaci ut 141. Hungary
(Tel) +36-1 889 7101
(Fax) +36-1 889 7128
Attention: Kriszta Hollo

                      Summary Term Sheet for Proposal No. 1


      In Proposal No. 1, you are being asked to approve the sale of the Subsidiaries to Invitel. The terms of the Agreement mandate that the total purchase price to be paid is US $30,000,000 of which US $29,400,000 is payable at closing and the remaining US $600,000 is payable upon delivery of a certificate prepared by an independent auditor identifying the net indebtedness of the Subsidiaries, which are required to be debt free including the full payment by Euroweb Hungary on or prior to the Closing Date of the US $6,000,000 loan it received from Commerzbank Hungary ("Commerzbank") in connection with the Company's acquisition of Navigator Informatika Rt. ("Navigator"). The purchase price is to be reduced by the amount of any debt held in the Subsidiaries. The closing of the sale of the Subsidiaries, of which we cannot provide any guarantee, is expected to occur within seven business days of receipt of approval of the proposed transaction by the Hungarian Economic Competition Office in Hungary, the delivery of an audit report prepared by an independent auditor with respect to the Subsidiaries and the approval of the Agreement by the shareholders of the Company provided that such date is no later than June 30, 2006. If the Company fails to have the Agreement approved at a shareholders meeting by June 30, 2006, the Company will be obligated to reimburse Invitel for its expenses associated with the acquisition of the Subsidiaries not to exceed EUR 400,000. After the Subsidiaries are classified as discontinued operations, the Company's revenue for the year ended December 31, 2004 will be zero.


Reason for the Transaction


      The Board of Directors believes the sale of the Subsidiaries, which are engaged in the business of providing Internet Service in Hungary and Romania, is the culmination of the Company's strategy that was first implemented in 1997 of identifying and developing companies within emerging industries for the purpose of consolidation and sale if favorable market conditions exist. Although the Company primarily focuses on the operation and development of its core businesses, the Company pursues consolidations and sale opportunities as presented in order to develop its core businesses.

      The Company commenced the consolidation strategy in various Central and Eastern European countries as follows:

      o in Hungary, with the acquisition of various Internet and telecommunications companies in 1997 that were eventually consolidated and named Euroweb Hungary, the acquisition of Elender Rt. in 2004 and the acquisition of Navigator in 2005;

      o in Romania, with the acquisition of several Internet and telecommunications companies in 2000 that were eventually consolidated and named Euroweb Romania;

      o in Slovakia, with the acquisition of several Internet and telecommunications companies from 1999 to 2000 that were eventually consolidated and named Euroweb Slovakia; and

      o in Czech Republic, with the acquisition of two Internet and telecommunications companies during 1999 and 2000 that were eventually consolidated and named Euroweb Czech Republic.

      In 2004, the Company elected to sell its Internet Service assets located in the Czech Republic and Slovakia as the Company received offers it believed were above the market value of such assets. Further, the disposition of the two Subsidiaries, Euroweb Hungary and Euroweb Romania, for a purchase price of $30,000,000 will allow the Company to redeploy capital to acquire additional assets in IT space and other as-yet unidentified industries that the Company deems profitable, as well as focus its expertise in the area of IT outsourcing in Central and Eastern Europe. If the opportunity presents itself, the Company will consider implementing its consolidation strategy with its remaining subsidiary and any other business that it enters. However, the Company does not presently have any plans, proposals or arrangements to redeploy its capital or engage in any acquisitions. The Company has not yet identified any specific new industries in which to invest.


      For a more detailed discussion please see "Proposal No. 1 - Approval of the Sale of the Subsidiaries to Invitel" located on page 8.

Conditions to Closing of the Sale of the Subsidiaries

The completion of the proposed sale of the Subsidiaries depends upon the meeting of a number of conditions including the following:

      o The issuance by the Hungarian Economic Competition Office of its unconditional approval of the sale of the Subsidiaries to Invitel;

      o Approval of the Agreement by a majority of the stockholders of the Company at a special meeting of stockholders in which a quorum was present;

      o Delivery of an audit report prepared by an independent auditor with respect to the Subsidiaries and the absence of any event or circumstance revealed in the audit that could reasonably be expected to have a material adverse effect on the financial condition of the Subsidaries, of which Invitel was not aware; and

      o There shall be no material adverse change to the assets of the Subsidiaries.

Risks

      The sale of the Subsidiaries will reduce the lines of business which we conduct. This decrease in diversification of our business could serve to magnify any downturns in the remaining business lines. In particular:

      o Our ability to adjust to changes in consumer demand or economic shifts could be materially impacted.


      o After classifying the Subsidiaries as discontinued operations (see "Accounting Treatment"), our revenue for the year ended December 31, 2004 will decrease to $-0- from $28,111,786 and our revenue for the nine months ended September 30, 2005 will decrease to $0 from $32,390,844.

      o After classifying the Subsidiaries as discontinued operations, our net loss from continuing operations for the year ended December 31, 2004 will increase to $1,261,909 from a net loss of $1,099,176 and our net loss from continuing operations for the nine months ended September 30, 2005 will increase to a loss of $1,146,114 from an income of $55,667.


      o Although we solicited a number of offers for the Subsidiaries, there can be no assurance that the value may not be higher in a sale to other purchasers.

      o The loss of expected synergies and a common customer base between Navigator Informatika Rt. and Euroweb Hungary, which may limit Navigator Informatika Rt.'s ability to generate revenue and may also have a goodwill impairment effect.


      o As a result of the sale of the Subsidiaries and the acquisition of Navigator, the Company may be deemed to have entered a new line of business and, as a result of the change of such business line, The Nasdaq Stock Market may request that we reapply for listing and satisfy all initial listing standards despite the fact that the Company will have continuing operations in Central and Eastern Europe.

      o If the Company fails to have the Agreement approved at a shareholders meeting by June 30, 2006, the Company will be obligated to reimburse Invitel for its expenses associated with the acquisition of the Subsidiaries not to exceed EUR 400,000 and this payment, combined with loss of proceeds from the failed sale of the Subsidiaries, may result in the Company experiencing financial difficulty with respect to its cash position.


      For a more detailed discussion please see "Proposal No. 1 - Approval of the Sale of the Subsidiaries to Invitel" located on page 9.

Absence of Dissenters' Rights of Appraisals

      Under the applicable provisions of General Corporation Law of the State of Delaware ("GCL"), Euroweb's stockholders will have no rights in connection with the proposed sale of the Subsidiaries to seek appraisal for the fair value of their shares of common stock.

      For a more detailed discussion please see "Proposal No. 1 - Approval of the Sale of the Subsidiaries to Invitel" located on page 10.

                                 PROPOSAL NO. 1

                 APPROVAL OF SALE OF THE SUBSIDIARIES TO INVITEL

Proposed Transaction


      On December 19, 2005, the Company entered into the Agreement with Invitel. Pursuant to the Agreement, the Company has agreed to sell and, Invitel has agreed to purchase, 100% of the Company's interest in the Subsidiaries. The purchase price to be paid to the Company is US $30,000,000 in cash of which US $29,400,000 is payable at closing and the remaining US $600,000 is payable upon delivery of a certificate prepared by an independent auditor identifying the net indebtedness of the Subsidiaries, The Subsidiaries are required to be debt free, which includes the full payment on or prior to the Closing Date of the US $6,000,000 loan obtained by Euroweb Hungary from Commerzbank in connection with the Company's acquisition of Navigator Informatika Rt. The purchase price is to be reduced by the amount of any debt held in the Subsidiaries. The closing of the sale of the Subsidiaries, of which we cannot provide any guarantee, is expected to occur within seven business days of receipt of approval of the proposed transaction by the Hungarian Economic Competition Office in Hungary, the delivery of an audit report prepared by an independent auditor with respect to the Subsidiaries and the approval of the Agreement by the shareholders of the Company provided that such date is no later than June 30, 2006. If the Company fails to have the Agreement approved at a shareholders meeting by June 30, 2006, the Company will be obligated to reimburse Invitel for its expenses associated with the acquisition of the Subsidiaries not to exceed EUR 400,000. After the sale of the Subsidiaries would be classified as discontinued operations, the Company's revenue for the year ended December 31, 2004 will be zero.

Background of the Transaction

      In April 2005, the Company's Board of Directors was notified that Invitel was looking for acquisition and consolidation opportunities in Hungary. On April 27, 2005, Invitel made a non-binding offer to purchase the Subsidiaries. From April 2005 through September 2005, Invitel made three non-binding offers. On December 15, 2005, Invitel submitted a binding offer that the Board of Directors of the Company accepted on December 17, 2005 and which culminated in the entering of the Agreement on December 19, 2005. In addition, the Company received several non-binding and binding offers from various parties. The Company eventually received and entered a binding offer from an international telecommunication company for the sale of the Subsidiaries on December 8, 2006. In connection with the receipt of the binding offer, the Company signed an exclusivity agreement with the international telecommunication company, which expired on December 16, 2005. After the expiration of the exclusivity agreement with the international telecommunications company on December 16, 2005, the Company entered into the Agreement with Invitel.


Business of the Company


      We own and operate Internet Service Providers in Hungary and Romania through the Subsidiaries, Euroweb Hungary and Euroweb Romania. We are also engaged in the IT consulting business though our other subsidiary, Navigator Informatika Rt., which we acquired on October 7, 2005. We previously had operations in the Czech Republic and Slovakia through our subsidiaries Euroweb Czech and Euroweb Slovakia, which were sold on December 16, 2004 and April 15, 2005, respectively.


      Our revenues generated by the Subsidiaries come from the following four sources:

      o Internet Service Provider (Internet access, content and web services, other services);

      o International/domestic leased line and Internet Protocol data services;

      o     Voice over Internet Protocol services; and

      o Facilities (sale, rental and maintenance of dark fiber between the Hungarian border and the Romanian City of Timisoara).


      Our other subsidiary, Navigator Informatika Rt., operates through its wholly owned subsidiaries, Navigator Info Kft. and Navigator Engineering Kft. and is engaged in information technology outsourcing, applications development and information technology consulting services primarily in the Hungarian market. Navigator's client base includes primarily large organizations both in the corporate and institutional (public) sector.

Business of Invitel

      Founded in 1994, Invitel offers telephony, Internet, and data services to residential and business customers in Hungary. Invitel is the incumbent operator in 9 out of 54 primary service areas. In the rest of Hungary, Invitel is an alternative telecom operator with a national fibre backbone, metropolitan area networks and point-to-multi-point microwave access system.

      Invitel's corporate headquarters is located at Invitel Tavkozlesi Szolgaltato Rt. Puskas Tivadar u. 8-10 H-2040 Budaros, Hungary (Tel: 0036 1 801
1355).

Reasons for the Transaction


      The Board of Directors believes the sale of the Subsidiaries, which are engaged in the business of providing Internet Service in Hungary and Romania, is the culmination of the Company's strategy that was first implemented in 1997 of identifying and developing companies within emerging industries for the purpose of consolidation and sale if favorable market conditions exist. Although the Company primarily focuses on the operation and development of its core businesses, the Company pursues consolidations and sale opportunities as presented.

      The Company commenced the consolidation strategy in various Central and Eastern European countries as follows:

      o in Hungary, with the acquisition of various Internet and telecommunications companies in 1997 that were eventually consolidated and named Euroweb Hungary, the acquisition of Elender Rt. in 2004 and the acquisition of Navigator in 2005;

      o in Romania, with the acquisition of several Internet and telecommunications companies in 2000 that were eventually consolidated and named Euroweb Romania;

      o in Slovakia, with the acquisition of several Internet and telecommunications companies from 1999 to 2000, that were eventually consolidated and named Euroweb Slovakia; and

      o in Czech Republic, with the acquisition of two Internet and telecommunications companies during 1999 and 2000 that were eventually consolidated and named Euroweb Czech Republic.

In 2004, the Company elected to sell its Internet Service assets located in the Czech Republic and Slovakia as the Company received offers it believed were above the market value of such assets. Further, the disposition of the Subsidiaries, Euroweb Hungary and Euroweb Romania, for a purchase price of $30,000,000 will allow the Company to redeploy capital to acquire additional assets in IT space and other as-yet unidentified industries that the Company deems profitable, as well as focus its expertise in the area of IT outsourcing in Central and Eastern Europe. If the opportunity presents itself, the Company will consider implementing its consolidation strategy with its remaining subsidiary and any other business that it enters. However, the Company does not presently have any plans, proposals or arrangements to redeploy its capital or engage in any acquisitions. The Company has not yet identified any specific new industries in which to invest.


      Management considered the possibility of putting the Subsidiaries on the public auction block. Management decided against this for a number of reasons related to the specialized nature of the business and management's belief that only companies already in the relevant business area (i.e. the Subsidiaries' competitors) would be interested in purchasing the Subsidiaries. Specifically, management decided against a public auction for the following reasons:


      o The Internet Service industry is extremely competitive. Accordingly, protecting the primary assets consisting largely of intellectual properties is inherently a risk-filled proposition. The Company's management was extremely concerned that a "public" sale of the Subsidiaries would simply lead to competitors engaging in the due diligence process for no purpose other than to glean confidential information.

      o The Company was also of the view that public disclosure of the proposed sale would lead to key employees becoming unnecessarily concerned and possibly leaving the Company's subsidiaries to find increased security elsewhere and in particular, with competitors of the Subsidiaries.

      o Based on the Company's private negotiations for the sale of the Subsidiaries with several parties, the Company believes that the price being paid by Invitel is the best price the Company could reasonably secure.

Prior to entering into the Agreement, during the past two years there has been no other negotiations, transactions or contacts between the Company and Invitel concerning any merger, consolidation, acquisition, tender offer, election of the Company's directors or the sale of a material amount of assets of the Company. There are no present or proposed material agreements, arrangements, understandings or relationships between the Company or any of its executive officers, directors, controlling persons or subsidiaries and Invitel or any of its executive officers, directors, controlling persons or subsidiaries.

Risks

The sale of the Subsidiaries will reduce the lines of business which we conduct. This decrease in diversification of our business could serve to magnify any downturns in the remaining business lines. In particular:

      o Our ability to adjust to changes in consumer demand or economic shifts could be materially impacted.


      o After classifying the Subsidiaries as discontinued operations (see "Accounting Treatment"), our revenue for the year ended December 31, 2004 will decrease to $-0- from $28,111,786 and our revenue for the nine months ended September 30, 2005 will decrease to $0 from $32,390,844.

      o After classifying the Subsidiaries as discontinued operations, our net loss from continuing operations for the year ended December 31, 2004 will increase to $1,261,909 from a net loss of $1,099,176 and our net loss from continuing operations for the nine months ended September 30, 2005 will increase to a loss of $1,146,114 from an income of $55,667.


      o Although we solicited a number of offers for the Subsidiaries, there can be no assurance that the value may not be higher in a sale to other purchasers.

      o The loss of expected synergies and a common customer base between Navigator Informatika Rt. and Euroweb Hungary, which may limit Navigator Informatika Rt.'s ability to generate revenue and may also have a goodwill impairment effect.


      o As a result of the sale of the Subsidiaries and the acquisition of Navigator, the Company may be deemed to have entered a new line of business and, as a result of the change of such business line, The Nasdaq Stock Market may request that we reapply for listing and satisfy all initial listing standards despite the fact that the Company will have continuing operations in Central and Eastern Europe.

      o If the Company fails to have the Agreement approved at a shareholders meeting by June 30, 2006, the Company will be obligated to reimburse Invitel for its expenses associated with the acquisition of the Subsidiaries not to exceed EUR 400,000 and this payment, combined with loss of proceeds from the failed sale of the Subsidiaries, may result in the Company experiencing financial difficulty with respect to its cash position.


Absence of Dissenters' Rights of Appraisals

      Under the applicable provisions of GCL, Euroweb's stockholders will have no rights in connection with the proposed sale of the Subsidiaries to seek appraisal for the fair value of their shares of common stock.

Votes Required

      The approval of the sale of 100% of the Company's interest in the Subsidiaries as contemplated in the Agreement entered into by and between Invitel and the Company will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the special meeting.

Interest of Related Parties in the Proposed Sale of the Subsidiaries to Invitel


      During the initial stages of due diligence and negotiation, a third party expressed interest to the Company to purchase the Subsidiaries for US $26,000,000. In order to provide management of the Company with the appropriate motivation to achieve the highest possible purchase price, the Company's Compensation Committee was granted the discretionary ability to pay a bonus to members of management that were associated with the Company receiving a purchase price in excess of US $28,000,000 for the Subsidiaries. The bonus, which is at the discretion of the Compensation Committee, will be up to 20% of the purchase price received in excess of US $28,000,000. Upon the Company closing on the sale of the Subsidiaries for US $30,000,000 to Invitel, a bonus of up to US $400,000 (or 20% of US $2,000,000) may be paid by the Compensation Committee to select members of management. To the best of our knowledge, except for the Bonus, none of the Company's officers or directors have a financial interest in the proposed sale of the Subsidiaries to Invitel.


Accounting Treatment

      Under accounting principles generally accepted in the United States of America, upon stockholder approval of the proposed sale, we expect to reflect the results of operations of the Subsidiaries as discontinued operations. The expected gain on the sale of the Subsidiaries, net of any applicable taxes, will be reflected in discontinued operations in the quarter during which the proposed sale closes.

Federal Income Tax Consequence

      The proposed sale of the Subsidiaries should have no direct income tax consequences to the Company stockholders. The proposed sale of the Subsidiaries will be reported by the Company as a sale of assets for federal income tax purposes in the fiscal year ending December 31, 2006. The proposed sale of the Subsidiaries will be a taxable transaction for United States federal income tax purposes. Accordingly, the Company will recognize a gain or loss with respect to the proposed sale of the Subsidiaries in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold.

Regulatory Approvals


      No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale of the Subsidiaries other than federal securities laws. However, the sale of the Subsidiaries is contingent upon the issuance by the Hungarian Economic Competition Office of its unconditional approval of the sale of the Subsidiaries to Invitel. According to the deadlines defined in the Agreement, an application for the approval of the proposed transaction was filed on January 17, 2006 with the Hungarian Economic Competition Office.


Security Ownership of Certain Beneficial Owners and Management


      The following table sets forth information with respect to the beneficial ownership of our common stock as of February 14, 2006 by (i) each person known by our company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each director of our company; (iii) each officer of our company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of common stock beneficially owned by it or him as set forth opposite its or his name.

                                             Shares
                                          Beneficially               Percent
        Name and Address                     Owned(1)                Owned(1)
--------------------------------------------------------------------------------
KPN Telecom B.V. (4)                        2,036,188                 34.85%
Maanplein 5
The Hague, The Netherlands

Fleminghouse Investments Limited              522,054                  8.93%
Chrysanthou Mylona 3, P.C.
3030 Limassol
Cyprus

CORCYRA d.o.o.(3)                           2,326,043                 39.81%
Verudela 17
Pula Croatia 52100

Csaba Toro  (2)(5)(6)                          62,500                  1.07%
1138 Budapest
Vaci ut 141.
Hungary

Stewart Reich (6)(7)                           75,000                  1.28%
18 Dorset Lane,
Bedminister, NJ 07921

Gabor Ormosy
Fleminghouse Investments Limited               25,000                     *
Chrysanthou Mylona 3, P.C. (6) (9)
3030 Limassol
Cyprus

Yossi Attia (6)(8)                             25,000                     *
1061 1/2 Spalding Ave.
West Hollywood, CA 90046

Ilan Kenig (6)(8)                              25,000                     *
7438 Fraser Park Drive
Burnaby, BC Canada V5J 5B9

Moshe Schnapp (5)(6)                           58,968                  1.01%
846 N Huntley
West Hollywood, CA 90069

All Officers and Directors as a               240,218                  4.65%
Group (6 Persons)


* Less than one percent


(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after February 14, 2006. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on February 14, 2006, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Toro owns, directly or indirectly, 1.07% of the issued and outstanding shares of the Company represented by options to purchase 62,500 shares.


(3) Pursuant to a Stock Purchase Agreement dated as of January 28, 2005, by and between KPN Telecom B.V. ("KPN Telecom"), a company incorporated under the laws of the Netherlands, and CORCYRA d.o.o., a Croatian company ("CORCYRA"), (the "Purchase Agreement"), KPN Telecom sold to CORCYRA 289,855 shares (the "Initial Shares") of our common stock for US $1,000,000 (the "Initial Closing"). The Initial Closing occurred on February 1, 2005. Pursuant to the Purchase Agreement, CORCYRA has also agreed to purchase and, KPN has agreed to sell, KPN Telecom's remaining 2,036,188 shares of our common stock (the "Final Shares") on April 30, 2006 (the "Final Closing"); provided, however, that upon 14 days' prior written notice to KPN Telecom, CORCYRA may accelerate the Final Closing to an earlier month-end date as specified in such notice; provided, further, that the Final Closing is subject to the satisfaction or waiver of all of the conditions to closing set forth in the Purchase Agreement. Accordingly, CORCYRA presently owns 289,855 shares of common stock and is deemed to own, pursuant to Rule 13d-3(d), promulgated under the Securities Exchange Act of 1934, as amended, the remaining 2,036,188 shares held by KPN Telecom.

(4) KPN Telecom B.V. is a subsidiary of Royal KPN N.V.

(5) An officer of the Company.

(6) A director of our company.

(7) Includes an option to purchase 50,000 shares of common stock at an exercise price of $4.21 per share. 25,000 options vest on April 13, 2004, while 25,000 options vest on April 13, 2005


(8) Effective March 22, 2005 the Board of Directors granted the two new directors 100,000 options each at an exercise price of $3.40 per share under the 2004 Incentive Plan. Each director's options vest in four equal installments of 25,000 shares on September 22, 2005, September 22, 2006, September 22, 2007 and September 22, 2009.

(9) Effective June 2, 2005, the Board of Directors granted 100,000 options at an exercise price of $4.05 per share under the 2004 Incentive Plan. The options vest in four equal installments of 25,000 shares on December 2, 2005, December 2, 2006, December 2, 2007 and December 2, 2008.

      The foregoing table is based upon 5,843,067 shares of common stock outstanding as of February 14, 2006.


Shareholder Proposals

      The Company intends to hold its 2006 annual meeting in May 2006 although it has not set a definitive date for such meeting. Therefore, any proposal which any shareholder may intend to present at the annual meeting to be held in 2006 must be received by us on or before April 3, 2006, if such proposal is to be included in the proxy statement and form of proxy pertaining to the 2006 annual meeting.

      THE COMPANY'S BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE FOREGOING FACTORS AND UNANIMOUSLY BELIEVES THAT THE TRANSACTION IS IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS. THE BOARD BELIEVES THAT THE PURCHASE PRICE IS FAIR AND REASONABLE UNDER THE CIRCUMSTANCES AND IN THE CURRENT ECONOMIC CLIMATE.

      For further information, see the Company's audited financial statements for the year ended December 31, 2004 attached hereto as Exhibit B, the financial statements for the year ended December 31, 2004 for Navigator Informatika Rt. attached hereto as Exhibit C and the pro forma financial information attached hereto as Exhibit D.

Adoption of Special Resolution

      In addition to generally approving the sale of the Subsidiaries as set forth above, the stockholders are being asked to approve the following resolutions:

Be it resolved as a special resolution that:

      1. The entering into of the Agreement between the Company and Invitel relating to the sale by the Company to Invitel of the Subsidiaries, a copy of which is appended to the Proxy as Exhibit A, and all transactions, proceedings and actions to be completed thereunder are hereby approved, ratified and adopted; and

      2. Any director or officer of the Company be and s/he is hereby authorized and directed to execute on behalf of the Company any document required to be delivered pursuant to the Agreement.

                          RECOMMENDATION OF THE BOARD:

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF SALE OF
                          THE SUBSIDIARIES TO INVITEL.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

                       By Order of the Board of Directors


                                By: /s/ Csaba Toro
                                    --------------
                                Csaba Toro, Director and Chief Executive Officer

Dated: *, 2006
Budapest, Hungary

PROXY

                           EUROWEB INTERNATIONAL CORP.
                  SPECIAL MEETING OF STOCKHOLDERS - TO BE HELD
                                     *, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints CSABA TORO and KRISZTA HOLLO and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Meeting") to be held on *, 2006, at *, local time, at *, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then such powers of attorney or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

Proposal (1) to approve the sale of 100% of Euroweb International Corp.'s interest in its two Internet and telecom related operating subsidiaries, Euroweb Hungary Rt. and Euroweb Romania S.A as contemplated in that certain Share Purchase Agreement entered into by and between Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company and Euroweb International Corp. on December 19, 2005.

                       FOR |_|  AGAINST |_|  ABSTAIN |_|

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for proposal (1). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement relating to the Meeting.


NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY A DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.


Signature (Please sign within the box) [________] DATE: _______, 2006 Signature (Joint owners) [_________] DATE: _______, 2006

                                    EXHIBIT A

================================================================================


                                December 19, 2005

                            SHARE PURCHASE AGREEMENT


                                     between


                           EUROWEB INTERNATIONAL CORP.
                                   (as Seller)

                                       and

                       INVITEL TAVKOZLESI SZOLGALTATO RT.
                                 (as Purchaser)


================================================================================

THIS SHARE PURCHASE AGREEMENT is made on December 19, 2005

BETWEEN

(1) EUROWEB INTERNATIONAL CORP., a Delaware, U.S. corporation, with its principal place of business at 1138 Budapest, Vaci ut 141, Hungary, represented by Csaba Toro, its Chief Executive Officer (the "Seller"); and

(2) INVITEL TAVKOZLESI SZOLGALTATO RT., a Hungarian joint stock company, registration number Cg. 13-10-040575, with its registered office located at 2040 Budaors, Puskas Tivadar utca 8-10, represented by Martin Lea, its Chief Executive Officer (the "Purchaser").

                                R E C I T A L S:

(A) Seller is the registered and beneficial owner and holder of 19,996 series A common shares, and 3 series B preference shares (the "EuroWeb Hungary Shares"), all of which have a nominal value of 1000 HUF each and are credited and fully paid, in EuroWeb Internet Szolgaltato Rt., a Hungarian joint stock company whose details are set out in Schedule 1 ("EuroWeb Hungary").

(B) The EuroWeb Hungary Shares represent 100% minus one share of the issued share capital and voting rights in EuroWeb Hungary.

(C) Seller is also the registered and beneficial owner and holder of 6,411,968 common shares (the "EuroWeb Romania Shares" and, together with the EuroWeb Hungary Shares, the "Purchased Shares"), all of which have a nominal value of 5,000 ROL each and are credited and fully paid, in S.C. EuroWeb Romania S.A., a Romanian joint stock company whose details are set out in Schedule 1 ("EuroWeb Romania" and together with EuroWeb Hungary, the "Group Companies").

(D) The EuroWeb Romania Shares represent 99.9564% of the issued share capital and voting rights in EuroWeb Romania.

(E) Seller has agreed to sell, and Purchaser has agreed to purchase the Purchased Shares, on the terms and subject to the conditions set out in this Agreement (the "Transaction").

                               A G R E E M E N T:

NOW, THEREFORE, IT IS AGREED:

1     DEFINITIONS AND INTERPRETATION

      1.2   In this Agreement:

            "Affiliate"                      of any person shall mean any person
                                             directly or indirectly controlling,
                                             controlled by, or under common
                                             control with, such person;

            "Agreement"                      means this Share Purchase Agreement
                                             and all Schedules hereto;

            "Audit"                          has the meaning set out in Clause
                                             4.2.1;

            "Business"                       means the business of the Group
                                             Companies as currently conducted by
                                             each of them on the date of this
                                             Agreement and from time to time
                                             thereafter, including without limit
                                             the provision of internet and IP
                                             voice and data services (ISP);

            "Business                        Day(s)" means any day(s) (other
                                             than a Saturday or Sunday) when
                                             commercial banks are open for
                                             business in New York, Budapest,
                                             Bucharest and London;

            "Cash and Cash Equivalents"      means (i) money or the equivalent
                                             thereof, including currency, coins,
                                             negotiable cheques, balances in
                                             bank accounts and interest-bearing
                                             financial assets and (ii) deposits
                                             held at call with banks (in the
                                             case of (i) and (ii), free and
                                             clear of any Encumbrances) minus
                                             (iii) any bank overdrafts;

            "Closing Date"                   means the date on which Closing
                                             occurs;

            "Closing"                        has the meaning set out in Clause
                                             6.1;

            "Collective Agreement"           means any agreement or arrangement
                                             made by or on behalf of a Group
                                             Company and by or on behalf of any
                                             one or more trade unions, works
                                             councils, staff associations or
                                             other body representing employees
                                             and any agreement or arrangement
                                             made by or on behalf of any
                                             employers' or trade association and
                                             one or more trade unions, works
                                             councils, staff associations,
                                             association of trade unions or
                                             other central body representing
                                             employees which applies to a Group
                                             Company or to which a Group Company
                                             is subject;

            "Conditions"                     has the meaning set out in Clause
                                             3.1;

            "Consolidated Net Debt"          means the difference between (a)
                                             the aggregate Indebtedness of the
                                             Group Companies and (b) the
                                             aggregate Cash and Cash Equivalents
                                             of the Group Companies;

            "Deloitte & Touche"              means, collectively, Deloitte
                                             Touche Tohmatsu, a Swiss Verein,
                                             its member firms, and their
                                             respective subsidiaries and
                                             affiliates.

            "Encumbrance(s)"                 means a mortgage, charge, pledge,
                                             lien, right of usufruct, depository
                                             receipt, option, restriction, right
                                             of first refusal, right of
                                             pre-emption, easement, lease,
                                             third-party right or interest,
                                             other encumbrance or security
                                             interest of any kind, or any other
                                             type of preferential arrangement
                                             (including, without limitation, any
                                             title transfer and retention
                                             arrangement) having similar effect;

            "EurowebGuarantee Agreement"     means the guarantee agreement,
                                             dated February 23, 2004, between
                                             Pantel as obligee and Seller as
                                             guarantor;

            "EuroWeb Hungary"                has the meaning set out in Recital
                                             A;

            "EuroWeb Hungary Shares"         has the meaning set out in Recital
                                             A;

            "EuroWeb Romania"                has the meaning set out in Recital
                                             C;

            "EuroWeb Romania Shares"         has the meaning set out in Recital
                                             C;

            "Group Companies"                has the meaning set out in Recital
                                             C;

            "HUF"                            means Hungarian Forint, or any
                                             successor currency thereto;

            "IFRS" means International Financial Reporting Standards promulgated from time to time by the International Accounting Standards
                                             Board (which include standards and
                                             interpretations approved by said
                                             Board and International Accounting
                                             Standards issued under previous
                                             constitutions);

            "Indebtedness"                   means (i) indebtedness for borrowed
                                             money, including without limit
                                             indebtedness evidenced by any note,
                                             bond, debenture, mortgage or other
                                             debt instrument or debt security
                                             and including without further limit
                                             indebtedness owing from any of the
                                             Group Companies to Seller or from
                                             Seller to the Group Companies, (ii)
                                             obligations or commitments to repay
                                             deposits or other amounts advanced
                                             by and owing to third parties,
                                             (iii) obligations under any
                                             interest rate, currency or other
                                             hedging agreement, (iv) obligations
                                             under leases which, under IFRS,
                                             qualify as finance leases (but not,
                                             for the avoidance of doubt,
                                             obligations under leases which,
                                             under IFRS, qualify as operating
                                             leases) and (v) guarantees or other
                                             contingent liabilities.
                                             Indebtedness shall not include
                                             accounts payable to trade creditors
                                             and accrued expenses arising in the
                                             ordinary course of business
                                             consistent with past practice;

            "Indemnifying Party"             has the meaning set out in Clause
                                             9.7;

            "Indemnitee"                     has the meaning set out in Clause
                                             9.7;

            "Indemnities"                    means the indemnities given by
                                             Seller in Clause 9.2;

            "Intellectual Property"          means patents, trade marks, service
                                             marks, trade and business names,
                                             registered designs, design rights,
                                             copyright, database rights, domain
                                             names, rights in reports,
                                             procedures, practices, forecasts,
                                             data, lists of Subscribers and all
                                             other commercial information in any
                                             form, inventions, software
                                             (computer programs in both source
                                             and object code form), trade
                                             secrets, confidential information
                                             of all kinds and other similar
                                             proprietary rights which may
                                             subsist in any part of the world
                                             and whether registered or not,
                                             including, where such rights are
                                             obtained or enhanced by
                                             registration, any registration of
                                             such rights and rights to apply for
                                             such registrations;

            "Interim Period"                 has the meaning set out in Clause
                                             5.2;

            "International Accounting        means International Financial
            Standards"                       Reporting Standards promulgated
                                             from time to time by the
                                             International Accounting Standards
                                             Board (which include standards and
                                             interpretations approved by said
                                             Board and International Accounting
                                             Standards issued under previous
                                             constitutions);

            "Key Employees"                  means, collectively, with respect
                                             to EuroWeb Hungary, Gerlei
                                             Gyongyver, Zsok Gabor, Aranka
                                             Juhasz, Kun Istvan, Erdesz Anita
                                             and Papp Zombor and, with respect
                                             to EuroWeb Romania, Laurentiu Stan,
                                             Grozea Octavian, Scarlat Catalin,
                                             Amortoaie Claudiu and Moise Emilia;

            "Liability for Tax"              means any liability to make an
                                             actual payment or increased payment
                                             of Tax;

            "Long Stop Date"                 has the meaning set out in Clause
                                             6.1;

            "Loss" or "Losses"               has the meaning set out in Clause
                                             9.2;

            "Management Accounts"            means the unaudited balance sheet
                                             of each of the Group Companies as
                                             at October 31, 2005 and the
                                             unaudited profit and loss account
                                             of each of the Group Companies as
                                             at October 31, 2005;

            "Material Adverse Change"        means any material adverse change
            and/or                           in assets, liabilities, condition
            "Material Adverse Effect"        or material adverse effect on the
                                             business, (financial or otherwise),
                                             prospects and/or results of
                                             operation of any of the Group
                                             Companies, including adverse
                                             currency movements and adverse
                                             financial and operational
                                             movements;

            "Material Agreements"            has the meaning set out in Clause
                                             8.1.5(a);

            "Minority Share"                 means 1 series A common share,
                                             nominal value HUF 1,000,
                                             representing 0.01% of the issued
                                             share capital and voting rights in
                                             EuroWeb Hungary;

            "Navigator"                      means NAVIGATOR INFORMATIKA Uzleti
                                             Szolgaltato es Kereskedelmi Rt., a
                                             Hungarian joint-stock company with
                                             its registered seat at Konyves
                                             Kalman krt. 5/B., 1097 Budapest,
                                             Hungary;

            "Navigator Indebtedness"         means a loan in the aggregate
                                             principal amount of USD 6,000,000
                                             (or HUF 1,237,200,000) by
                                             Commerzbank Hungary Rt. to EuroWeb
                                             Hungary, pursuant to a loan
                                             agreement dated September 27, 2005,
                                             whose purpose was to finance 70.59%
                                             of the purchase price payable by
                                             EuroWeb Hungary for the Navigator
                                             Shares;

            "Navigator Shares"               means the shares of stock in
                                             Navigator contemplated to be
                                             acquired by EuroWeb Hungary in the
                                             Navigator Transaction;

            "Navigator SPA"                  means sale and purchase agreement,
                                             dated July 21, 2005, among Marivaux
                                             Investments Limited and Graeton
                                             Holding Limited, as Vendors, and
                                             EuroWeb Hungary and Seller, as
                                             Purchasers;

            "Navigator Transaction"          means (1) the purchase by EuroWeb
                                             Hungary and Seller of 85% and 15%,
                                             respectively, of the outstanding
                                             shares of stock in Navigator
                                             pursuant to the Navigator SPA and
                                             (2) the incurrence of the Navigator
                                             Indebtedness in order to finance
                                             such purchase;

            "Network"                        means a fixed or mobile signal
                                             distribution system to which
                                             Subscribers have access or are
                                             connected;

            "NHH"                            means the National Communications
                                             Authority of Hungary;

            "Pantel" means Pantel Tavkozlesi es Kommunikacios Rt., a Hungarian joint stock company;

            "Pantel Claim"                   has the meaning set out in Clause
                                             5.10;

            "Permits                         has the meaning set out in Clause
                                             8.1.9(a);

            "Pre-Closing Periods"            has the meaning set out in Clause
                                             8.1.6(a);

            "Purchaser"                      has the meaning set out in the
                                             introduction;

            "Purchase Price"                 has the meaning set out in Clause
                                             4.1;

            "Purchased Shares"               has the meaning set out in Recital
                                             C;

            "Related Party"                  means any Affiliate of any of the
                                             Group Companies;

            "Returns"                        has the meaning set out in Clause
                                             8.1.6(b);

            "ROL"                            means Romanian Lei or any successor
                                             currency thereto;

            "Seller"                         has the meaning set out in the
                                             introduction;

            "Stockholders Meeting"           has the meaning set out in Clause
                                             3.2.1;

            "Subscriber"                     has the meaning set out in Clause
                                             8.1.16(a);

            "Subscription Agreement(s)"      has the meaning in Clause
                                             8.1.16(a);

            "Tax" or "Taxation"              means and includes all forms of
                                             taxation and statutory and
                                             governmental, state, provincial,
                                             local governmental or municipal
                                             charges, duties, contributions and
                                             levies, withholdings and
                                             deductions, including, without
                                             limitation, any social security or
                                             other similar payments, value added
                                             tax, wherever and whenever imposed
                                             and all related penalties, charges,
                                             costs and interest;

            "Taxation Authority"             means any governmental or other
                                             authority competent to impose
                                             Taxation;

            "Third Party Claim"              has the meaning set forth in Clause
                                             9.7;

            "Transaction"                    has the meaning set out in Recital
                                             E; and

            "USD"                            means United States Dollar or any
                                             successor currency thereto;

            "Verification"                   has the meaning in Clause 4.2.4;

1.2 References to a "person" include any company, partnership, joint venture, firm, association, trust and any governmental or regulatory authority.

1.3 The table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement.

1.4 Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders.

1.5 References to Clauses, paragraphs and Schedules are to Clauses and paragraphs of and Schedules to, this Agreement. The Schedules form part of this Agreement.

1.6 References to "party" or "parties" are to a party to or the parties to this Agreement.

1.7 References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

1.8 The expressions "ordinary course of business" or "business in the ordinary course" mean the ordinary and usual course of business of any of the relevant Group Companies, consistent in all respects (including nature and scope) with the prior practice of such relevant Group Companies.

1.9 References to "contract" and "agreement" include any arrangement, obligation, understanding or commitment.

1.10 References to "shares" in a person include a reference to the shares, membership interests or other equity interests in such person and references to "shareholders" shall be construed accordingly.

1.11 References in Clause 5.3 and Clause 8 to USD shall include references to the equivalent amounts in another currency by reference to the spot rate of exchange of HVB Hungaria Rt. for the purchase of the other currency with USD in the Budapest foreign exchange market at or about 11 a.m. on the date of this Agreement.

2     SALE AND PURCHASE

2.1   On the terms, and subject to the Conditions:

      2.1.1 Seller agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, the Purchased Shares, free and clear of all Encumbrances;

      2.1.2 Seller agrees to procure the sale, assignment, transfer and delivery to Purchaser and Purchaser agrees to purchase on the Closing Date, the Minority Share, free and clear of all Encumbrances; and

      2.1.3 Seller shall sell and Purchaser shall purchase the Purchased Shares, and Seller shall procure the sale of and Purchaser shall purchase the Minority Share, in each case, with all rights now or in the future attaching to them (including the right to receive all dividends, distributions or any return of capital declared).

3     CONDITIONS

3.1 The Closing will take place as set forth in Clause 6 below, conditional on the following conditions (the "Conditions") being satisfied, or waived in accordance with Clause 3.4, at or prior to the Closing:

      3.1.1 the issuance of a resolution by the Hungarian Economic Competition Office unconditionally approving the Transaction without imposing any other terms on Purchaser, Group Companies or Affiliates, or stating that the Transaction is not subject to its approval;

      3.1.2 the approval by the shareholders of Seller of the transactions contemplated by this Agreement;

      3.1.3 the delivery of the Audit in accordance with Clause 4.2.1, and the absence in the results of the Audit of any event or circumstance that could reasonably be expected to have a Material Adverse Effect of which Purchaser was not actually aware on the date of this Agreement; and

      3.1.4 since October 31, 2005, there shall not have occurred any change or circumstance that has resulted or would be reasonably likely to result in any Material Adverse Change.

3.2 Seller will use its best efforts to procure the fulfillment of the Condition in Clause 3.1.2 as soon as possible and in any event prior to the Long Stop Date. Without limiting the foregoing:

      3.2.1 Seller shall take, in accordance with applicable laws and its certificate of incorporation and by-laws, all action necessary to convene a meeting of its shareholders (the "Stockholders Meeting") as promptly as practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement.

      3.2.2 The board of directors of Seller shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement. In the event that subsequent to the date hereof, the board of directors of Seller determines that this Agreement is no longer advisable and makes any change in recommendation contrary to the terms of this Agreement, Seller shall nevertheless submit this Agreement to its shareholders for adoption at the Stockholders Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders Meeting and, except as required by applicable law or by its shareholders, Seller shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Stockholders Meeting.

      3.2.3 Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the proxy statement prepared by Seller in respect of the Stockholders Meeting prior to its filing with the U.S. Securities and Exchange Commission. Seller agrees to provide the Purchaser and its counsel with information with respect to any oral comments and with copies of any written comments Seller or its counsel may receive from the SEC or its staff with respect to the proxy statement promptly after receipt of such comments and shall provide Purchaser and its counsel a reasonable opportunity to comment on the response of Seller to such comments.

      3.2.4 Based on its certificate of incorporation and by-laws and applicable law, Seller represents and warrants that only a simple majority vote of the Stockholders is necessary for lawful approval of this Transaction.

3.3 If by the date which is 120 days after the date of this Agreement, Seller either fails to comply with the provisions of Clause 3.2, or the Stockholders Meeting fails to approve the Transaction as set forth in this Agreement, then Seller shall on demand reimburse to Purchaser all costs, expenses and fees (including without limit financial and technical advisors and attorneys fees) in relation to the investigation, and negotiation of the Transaction, and all associated and connected matters up to the maximum amount of EUR 400,000. The payment of this amount is the sole remedy available for Purchaser if the Stockholders Meeting fails to approve the Transaction as set forth in this Agreement, except in the case of the wilful breach by Seller of the provisions of Clause 3.2.

3.4 Purchaser may (but is not obliged to) waive the Conditions set out in Clauses 3.1.3 and/or 3.1.4.

3.5 Purchaser shall diligently take all reasonable actions necessary to obtain the approval of the Hungarian Economic Competition Office (Clause 3.1.1) at its own cost and expense. Seller shall provide all reasonable assistance to Purchaser in obtaining the approval. If the Hungarian Economic Competition Office grants its approval subject to conditions, the Parties shall conduct good faith negotiations on whether such conditions are acceptable. If the conditions are acceptable to Purchaser then the Condition in Clause 3.1.1 is deemed to be fulfilled.

3.6 If any of the Conditions required to be fulfilled by Seller or Purchaser, as the case may be, are not fulfilled by such Party or are not waived by the other Party, on or before the Long Stop Date, then the other Party shall be entitled to terminate this Agreement by written notice.

3.7 If this Agreement is terminated in accordance with Clause 3.6, then the following shall apply:

      3.7.1 If this Agreement is terminated due to the failure of the Condition set forth in Clause 3.1.1 to be fulfilled, then Purchaser shall not be liable to Seller except to the extent that it breached Clause 3.5;

      3.7.2 If this Agreement is terminated due to the failure of the Condition set forth in Clause 3.1.2 to be fulfilled, then Seller shall not be liable to Purchaser except to reimburse the costs, expenses and fees of Purchaser pursuant to Clause 3.3; and

      3.7.3 If this Agreement is terminated due to the failure of the Conditions set forth in Clauses 3.1.3 or 3.1.4 to be fulfilled, then Seller shall not be liable to Purchaser except to the extent that a breach by Seller of the provisions of this Agreement shall have caused or contributed in any material respect to such failure.

4     CONSIDERATION

4.1 The consideration for the sale and purchase of the Purchased Shares and the Minority Share shall be the payment by Purchaser to Seller of USD 30,000,000 (the "Purchase Price"), which Purchase Price shall be payable as follows:

      4.1.1 98% of the Purchase Price (or USD 29,400,000) shall be paid by Purchaser on the Closing Date; and

      4.1.2 2% of the Purchase Price (or USD 600,000), as adjusted pursuant to Clause 4.2.5, shall be paid by Purchaser within three (3) Business Days after the Independent Auditor shall have delivered the Verification.

4.2   The Purchase Price shall be adjusted as follows:

      4.2.1 From no later than February 1, 2006, Seller shall procure that each Group Company provide Deloitte & Touche with access to all documents and information required for Deloitte & Touch to prepare an audit of the financial statements prepared by the Company under IFRS (including, without limitation, the balance sheet, profit and loss statement and statement of cash flows) of each such Group Company for the twelve (12) month period ended December 31, 2005 (the "Audit");

      4.2.2 Seller and Purchaser shall use their respective best efforts to procure that Deloitte & Touche prepare and deliver to the parties the Audit, as soon as possible and in any event by the 40th day after the date on which Deloitte & Touche has been provided with access to all documents and information required for it to prepare the Audit;

      4.2.3 at the Closing, Seller shall deliver to Deloitte & Touche and Purchaser a certificate identifying the Indebtedness outstanding and the Cash and Cash Equivalents of the Group Companies on the Closing Date;

      4.2.4 Seller and Purchaser shall use their respective best efforts to procure that Deloitte & Touche verify and deliver to the parties a statement as to the Consolidated Net Debt as at the Closing Date (the "Verification") as soon as possible and in any event within 10 Business Days after the Closing Date. Purchaser shall procure that the Group Companies provide Deloitte & Touch with access to all documents and information required for Deloitte & Touche to conduct such audit and deliver such Verification;

      4.2.5 the Purchase Price shall be either:

            (a) reduced by the amount by which the Verification determines that the Consolidated Net Debt on the Closing Date exceeded zero, and Purchaser shall be entitled to deduct such excess from the instalment of the Purchase Price paid pursuant to Clause 4.1.2; provided that Seller shall pay to Purchaser within 30 days after delivery of the Verification the amount (if any) by which such excess exceeds the instalment of the Purchase Price paid pursuant to Clause 4.1.2; or

            (b) increased by the amount by which the Verification determines that the Consolidated Net Debt on the Closing Date was less than zero; and

      4.2.6 the fees and costs of Deloitte & Touche in the preparation of the Audit and the Verification shall be borne 50% by Seller and 50% by Purchaser.

4.3 Seller shall be responsible for paying to the transferor of the Minority Share such portion of the Purchase Price as Seller and such transferor may agree and shall hold harmless Purchaser from and against any Losses resulting from any claim by the transferor of the Minority Share relating to his, her or its compensation for the transfer of the Minority Share.

5     INTERIM PERIOD

5.2 On or prior to the Closing Date, Seller shall cause the Group Companies to repay, with no additional or residual cost or liability to Purchaser and all Navigator Indebtedness.

5.3 During the period from the date of this Agreement to the Closing Date (the "Interim Period"), Seller shall cause the Group Companies to operate and carry on their respective businesses in the ordinary course of business in a manner consistent with past practices and will not, without the prior written consent of Purchaser, cause or permit any of the Group Companies to take any action or omit to take any action which would cause any of the representations and warranties set forth in Clause 8 to be untrue, inaccurate or misleading in any material respect.

5.4 Without limiting the generality of Clause 5.2, Seller shall procure that during the Interim Period neither Group Company shall take any of the following actions without the prior written consent of Purchaser:

      5.4.1 the amendment of its by-laws or articles;

      5.4.2 acquisition of, or agreement to acquire, by merger, consolidation, purchase or otherwise any stock or all or substantially all of the assets of any person (be it a corporation, partnership, association or other business organization in the ordinary course of business);

      5.4.3 the alteration or reorganization of its outstanding capital stock or equity securities or declaration, set aside, making or payment of any dividend in respect of its capital (in cash or otherwise) or purchase or redemption of any shares of its capital;

      5.4.4 the issuance or sale, or redemption or acquisition of, or agreement to issue or sell, or redeem or acquire, any of its capital or other equity interest or any options, warrants or other rights to purchase any such shares or other equity interest or any securities convertible into or exchangeable for such shares or equity interests or purchase, or agree to purchase, any such securities of a third party;

      5.4.5 the reorganization, dissolution or entering into any plan of liquidation or dissolution or similar proceeding, or ceasing to carry on its business operations;

      5.4.6 except for the sale of the Navigator Shares, the sale, transfer, lease or pledge, or agreement to sell, transfer, lease or pledge (whether by a single transaction or a series of related transactions), any asset, tangible or intangible having a value of more than USD 50,000 or, over the course of the Interim Period, assets with a value of more than USD 200,000 in the aggregate;

      5.4.7 the cancellation or termination of any insurance policy (other than any car insurance policy);

      5.4.8 the provision of credits, lending of amounts and issuance of credit notes or waiver or cancellation of any receivables or debts owed to it having a value of more than USD 50,000 or, over the course of the Interim Period, credits, loans, credit notes and waivers and cancellation of receivables and debt having a value of more than USD 200,000 in the aggregate;

      5.4.9 except for the Navigator Indebtedness, incurrence of any new Indebtedness over the course of the Interim Period in an aggregate principal amount in excess of USD 200,000 in the aggregate;

      5.4.10 the amendment or voluntary termination of any Material Agreement;

      5.4.11 the entering into any new contract or agreement that would qualify as a Material Agreement or any other contract, agreement or commitment with a Related Party;

      5.4.12 any departure or deviation from the ordinary course of business consistent with past practice in the management of the working capital of any of the Group Companies, including, without limitation, through the delay in payment of payables or acceleration of invoicing or collection of receivables;

      5.4.13 the making by any of the Group Companies of any capital expenditure in excess of USD 50,000 or, over the course of the Interim Period, capital expenditures in excess of USD 200,000 in the aggregate;

      5.4.14 the appointment and removal of the auditors of any of the Group Companies;

      5.4.15 the entering into of any swap, forward contract, futures contract, option or any other derivative or financial arrangement by any of the Group Companies other than in the ordinary course of business;

      5.4.16 the commencement or settlement of any material litigation involving any of the Group Companies; or

      5.4.17 the employment of any management staff member, or termination of any Key Employee.

For the purposes of requesting Purchaser's consent hereunder, Purchaser designates Martin Lea and Rob Bowker acting separately and not jointly with immediate effect and with full power to give consents; provided that Purchaser shall have the right at any time upon written notice to Seller to change the identity of the individuals designated to provide such consents. Purchaser agrees not to unreasonably withhold any such consent (considering the commercial sensitivities of the relevant decision and the information provided by Seller in connection therewith) and not to unreasonably delay any such consent (and any such consent shall be deemed to be given if Purchaser has not consented or refused its consent within five (5) Business Days).

5.5   During the Interim Period:

      5.5.1 Seller shall: (a) provide to Purchaser copies of all financial reports (including, without limitation, the monthly management accounts with respect to each Group Company within 20 days after the end of each calendar month) and other material information regarding the Group Companies, including, without limitation, all such information made available to members of the boards of directors and supervisory boards of the Group Companies (including any committees consisting of members of such boards); (b) notify Purchaser of anything that constitutes an unexpected emergency or other material change in the normal course of the business or operations of the properties or other assets of any of the Group Companies and of any complaints, investigations, hearings, adjudicatory or arbitral proceedings (including submissions thereto) of any governmental authority or arbitral tribunal involving the properties or other assets of the Group Companies, and keep Purchaser fully informed of such events and permit Purchaser's representatives prompt access to all materials prepared in connection therewith.

      5.5.2 Seller shall, and shall procure that (upon prior notice by Purchaser to Seller) the management of each of the Group Companies confer on a regular and frequent basis with one or more designated representatives of Purchaser to report operational matters and report the general status of ongoing operations relating to the businesses of the Group Companies.

      5.5.3 Seller shall, upon reasonable request, procure that representatives of Purchaser have access, at all reasonable times and in a manner so as not to interfere with the normal business operations of the Group Companies, to the senior management.

      5.5.4 Seller shall procure that EuroWeb Romania use its best efforts to apply for and obtain as many Permits as practicable that were required for the construction of the existing Network of EuroWeb Romania and that have not been applied for and obtained.

5.6 Purchaser agrees to hold all information it receives from Seller with respect to the Group Companies pursuant to Clause 5.4 as confidential information until the Closing Date, will not use any of such information at any time prior to the Closing Date except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will (a) return to Seller all copies of such information that are in its possession promptly upon the written request of Seller and (b) destroy any internal analyses that have incorporated any such information; provided that Purchaser shall be entitled to retain for record keeping purposes one copy of any material presented to its Board of Directors or shareholders.

5.7 During the Interim Period, Purchaser shall be entitled to speak with management staff members of the Group Companies and offer to them, on behalf of the relevant Group Company, a retention bonus payable by such Group Company contingent upon the occurrence of the Closing and their remaining with such Group Company for at least a specified number of days after the Closing Date. Promptly upon the request of Purchaser, Seller shall procure that the relevant Group Company authorize and execute any such offer. For the avoidance of doubt, any such arrangements shall not include the payment of any part of such a bonus by a Group Company prior to the Closing Date or by Seller at any time.

5.8 During the Interim Period, Seller shall not take, and shall procure that each of the Group Companies refrain from taking, any action to, directly or indirectly, encourage, initiate or engage in any discussions or negotiations with, or provide any information to, any person (other than Purchaser and/or its Affiliates) concerning: (a) any sale or other disposition of the Purchased Shares or all or any material part of the assets or business of any Group Company; (b) any issuance of any new shares by any of the Group Companies; or (c) any merger, demerger or transformation of any of the Group Companies.

5.9 During the Interim Period, Seller shall disclose to Purchaser in writing any event or circumstance either (a) originating prior to the date of this Agreement that constitutes a breach of Seller's representations and warranties set out in Clause 8.1 or (b) that has occurred since the date of this Agreement and that (i) would constitute, if existing on the Closing Date, a breach of Seller's representations and warranties set forth in Clause 8.1 and/or (ii) constitutes or could reasonably be expected to result in a Material Adverse Effect. Each such notice shall be delivered by Seller as soon as reasonably practicable after Seller has become aware of such event or circumstance and no later than 5 Business Days after Seller having become so aware.

5.10 For avoidance of doubt, absent any agreement to the contrary by Purchaser, no disclosure by Seller under Clause 5.8 shall serve to excuse Seller from liability under this Agreement arising from a representation, warranty and a breach of a covenant under Clause 5 or otherwise.

5.11 During the Interim Period, Seller and Purchaser shall use their respective reasonable efforts to obtain jointly the consent of Pantel to the assignment by Seller to Purchaser of all obligations of Seller under the Euroweb Guaranty Agreement, such assignment to take effect on the Closing Date. If such assignment proves to be impossible or impractical due to the failure of Pantel to provide its consent to such assignment, (a) Seller shall remain the contracting party in respect of the Euroweb Guarantee Agreement, (b) Seller shall notify Purchaser of any action, proceeding, claim, liability demand or assessment asserted by Pantel against Seller under the Euroweb Guarantee Agreement relating to an event or circumstance occurring after the Closing Date (a "Pantel Claim"), (c) Purchaser shall be solely responsible for satisfying any Pantel Claim and shall indemnify and hold harmless Seller from and against any and all Losses actually suffered or incurred by Seller arising out of or resulting from any such Pantel Claim and (d) the provisions of Clauses 9.7 through 9.9 shall apply as if the Pantel Claim was a Third Party Claim thereunder, as if Seller was the Indemnitee thereunder and Purchaser was the Indemnifying Party thereunder.

5.12 During the Interim Period, Seller shall and shall cause the Group Companies to cooperate fully with Purchaser and Purchaser's lenders in finalizing for signature by the Group Companies at Closing all documents requested by Purchaser's lenders in connection with Purchaser's existing credit facilities (including without limitation the supply of all necessary information); provided that any and all such documents signed at Closing shall be conditional upon successful Closing hereunder.

5.13  On or prior to the Closing Date, Seller shall procure the following:

      5.13.1 The purchase by Seller from EuroWeb Hungary of all of the Navigator Shares for a purchase price that shall not exceed the purchase price paid by EuroWeb Hungary for the Navigator Shares, and the repayment of any and all Navigator Indebtedness from the proceeds of such purchase price, such repayment to be (a) subject to no prepayment fees or penalties (provided that if any such prepayment fees or penalties are payable, then Seller shall pay them on behalf of EuroWeb Hungary) and (b) simultaneous with the release of any Encumbrances securing such Navigator Indebtedness; and

      5.13.2 The release by the vendors under the Navigator SPA of EuroWeb Hungary from and against any and all actions, proceedings, claims, liabilities, demands or assessments they may have against EuroWeb Hungary under the Navigator SPA.

6     CLOSING

The sale and purchase of Purchased Shares in accordance with this Agreement (the "Closing") will take place at the office of Reczicza White & Case LLP, Andrassy ut 11, 1062 Budapest, Hungary on the date which is seven (7) Business Days after the date on which the last of the Conditions is satisfied or waived, or at such other time and place as is agreed in writing by Seller and Purchaser, provided that such date is no later than June 30, 2006 (the "Long Stop Date").

At Closing the parties shall undertake those actions listed in Clause 6.5 applicable to it.

If the provisions of Clause 6.5 are not complied with on the Closing Date by either party, then the other party shall not be obliged to proceed with the Closing and may:

      6.2.1 defer Closing to a date no less than five (5) and no more than fifteen (15) Business Days after the date set for Closing (with the provisions of this Clause 6 applying to Closing as so deferred);

      6.2.2 proceed to Closing as far as practicable (without limiting their rights under this Agreement); or

      6.2.3 terminate this Agreement for breach of condition upon notice to the party that has breached its obligations under Clause 6.5 (without limiting its rights and remedies under this Agreement).

The payment of the Purchase Price by wire transfer of funds pursuant to Clause
6.5.2 and the crediting of the same on the bank account of Seller shall discharge the payment obligation of Purchaser pursuant to Clause 6.5.2(a) of this Agreement, and Purchaser shall not be concerned with the application of such sums by Seller.

Closing Arrangements

Seller's Obligations

      At Closing, Seller shall procure the delivery of the following for each of Seller and Group Companies:

      (a) evidence satisfactory to Purchaser that this Agreement has been duly authorized and duly executed by Seller;

      (b) a certificate signed by a duly authorized officer of Seller certifying as to the authenticity of the attached resolution of the shareholders of Seller approving the transactions contemplated by this Agreement;

      (c) valid and effective resolutions of the general meetings of the shareholders of the Group Companies appointing, with effect from the Closing Date, the persons set out in Schedule 6.5.1(c) or such other persons as Purchaser shall nominate at least 45 days prior to the Closing Date as members of board of directors, managing directors, administrators and auditors of the Group Companies (as appropriate);

      (d) the share certificates for the Purchased Shares, duly endorsed in blank, or accompanied by transfers duly executed in favor of Purchaser by Seller;

      (e) authentic copies of the share registry of Euroweb Hungary and the shareholders registry of EuroWeb Romania, in each case, reflecting the registration of the transfers of the Purchased Shares to Purchaser, signed by each of Seller and Purchaser;

      (f) written resignations in the agreed terms to take effect from Closing of all members of the board of directors and supervisory board of each Group Company, in each case relinquishing any right (past, present or future) against any of the Group Companies for loss of office (whether contractual, statutory or otherwise);

      (g) a certificate of tax residency in the United States with respect to Seller;

      (h) evidence satisfactory to Purchaser of the fulfillment of the Conditions;

      (i) the books and records of the Group Companies as described in Clause 8.1.12;

      (j) signed documents required by the banks of the Group Companies to change the signatory rights over the accounts of the Group companies to the designee of Purchaser;

      (k) signed consents of counter-parties under those Material Agreements requiring such consent in the event of a change of control in any of the Group Companies;

      (l) evidence satisfactory to Purchaser (acting reasonably) that all of the actions required to be taken pursuant to Clause 5.1 have been taken;

      (m) all documents (duly signed by the Group Companies and notarized if necessary) requested by Purchaser's lenders under its existing credit facilities;

      (n) certified declaration updating Seller's representations and warranties in Clause 8 as at Closing in the agreed form of Schedule 6.5.1(o); and

      (o) any and all other documents required to effect the Transaction and divest in Purchaser the ownership and control of the Group Companies and their Business.

Purchaser's Obligations

      At Closing, Purchaser shall:

      (a) procure that the Purchase Price shall be transferred by Swift transfer in immediately available funds to the bank account notified by Seller at least five Business Days prior to the Closing Date, and provide copies of the relevant Swift instructions certified by Purchaser's bank;

      (b) deliver to Seller a certified copy of the minutes of the meeting of the board of directors of Purchaser authorizing the execution of this Agreement; and

      (c) deliver to Seller a certified copy of the approval of the Hungarian Economic Competition Office.

7     PURCHASER REPRESENTATIONS AND WARRANTIES

7.1 Purchaser represents and warrants to Seller that each of the following is on the date hereof and will be on the Closing Date true, accurate and not misleading:

      7.1.1 Purchaser is a company duly incorporated and validly existing under the laws of Hungary. It has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution of and entering into this Agreement and the consummation of the transactions contemplated hereby, by Purchaser have been duly authorized by all necessary corporate and other action applicable to Purchaser. This Agreement constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

      7.1.2 The execution of and entering into this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (with or without the passage of time or the giving of notice) (i) violate or conflict with any provision of the articles of Purchaser, (ii) violate or conflict with any regulation binding upon Purchaser or any of its assets, or (iii) except for Hungarian Competition Office approval, require the consent of or notice to any person under any agreement or obligation to which Purchaser is bound.

      7.1.3 Purchaser has conducted a comprehensive legal, tax, financial and technical due diligence with respect to the Group Companies and received detailed answers to questions regarding the Group Companies and, without limiting the right of Purchaser to recover under any Indemnity set out in Clauses 9.2.2, 9.2.3 or 9.2.4, on the date hereof is not aware of any material breach of the representations and warranties given by Seller pursuant to Clause 8. Seller shall not be liable under the representations and warranties given by it in Clause 8 to the extent that Purchaser was aware of the facts, events or circumstances which cause any of such representations and warranties to be breached or misleading; for purposes of the foregoing, Purchaser shall be deemed to be aware of facts, events or circumstances if and to the extent (and only if and to the extent) that any of Martin Lea, Rob Bowker, Zsuzsanna Czebe or Andrea Raba were actually aware of such facts, events or circumstances on the date of this Agreement or that a reasonable and prudent buyer, advised by competent and experienced legal counsel and financial advisors, could reasonably be expected to have discovered and understood such facts, events or circumstances (including the extent of Losses that could reasonably be expected to occur as a result of such facts, events or circumstances) from an examination of the documents set out in the data room made available by Seller to Purchaser and its advisors.

      7.1.4 Purchaser will on the Closing Date have sufficient funds at its disposal to pay the Purchase Price hereunder. Attached as Schedule
            7.1.4 is a confirmation from HVB Hungaria Rt. that it has agreed to underwrite a facility for the purpose of financing the payment by Purchaser of a portion of the Purchase Price.

8     SELLER REPRESENTATIONS AND WARRANTIES

8.1 Seller represents and warrants to Purchaser each of the following is on the date hereof and will be on the Closing Date true, accurate and not misleading:

      8.1.1 Existence, Power and Authority

            (a) Seller is a company duly incorporated and validly existing under the laws of the State of Delaware, United States of America. It has the corporate power to enter into this Agreement and to perform its obligations thereunder. The execution of and entering into this Agreement and the consummation of the transactions contemplated thereby, by Seller have been duly authorized by the Board of Directors of Seller. On the date of this Agreement the obligations of Seller hereunder constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms other than the obligation of Seller to sell to Purchaser the Purchased Shares, which shall be legal, valid and binding upon the approval of the holders of a majority of the common stock of Seller pursuant to Clause 3.2.1. No other corporate approvals are necessary to authorize the execution or the performance by Seller of this Agreement.

            (b) The execution of and entering into this Agreement, and the consummation of the transactions contemplated thereby, do not and will not (with or without the passage of time or the giving of notice) (i) violate or conflict with any provision of the articles of Seller or any of the Group Companies, (ii) violate or conflict with any regulation binding upon Seller or any of the Group Companies or any of their assets, (iii) require the consent of or notice to any person under any agreement or obligation to which any of the Group Companies is bound or (iv) violate or conflict with, result in a breach of, constitute a default under or result in the termination, cancellation or modification of any Material Agreement or other material obligation by which any of the Group Companies is bound or result in the creation or imposition of any Encumbrance upon any asset of any of the Group Companies.

            (c) Set forth in Schedule 8.1.1(c) is a complete and accurate list of each of the jurisdictions in which the Group Companies operate, and/or are qualified and licensed to do business. Each of the Group Companies is duly organized and validly existing under the laws of the country of its formation. Each of the Group Companies has all requisite power to own its property and other assets and to carry on its business as currently being conducted. None of the Group Companies is insolvent, has been declared insolvent, has been dissolved, or, to the best knowledge, information and belief of Seller, in the future could reasonably be expected to be declared insolvent, and there has been no petition filed proposing the opening of bankruptcy proceedings in respect of any of the Group Companies.

            (d) No consent or approval of, or registration, notification, filing and/or declaration with, any governmental authority or other person (other than the approval by the U.S. Securities and Exchange Commission of the proxy materials submitted in connection with the Stockholders Meeting) is required to be given or made by Seller or any of the Group Companies in connection with the execution of this Agreement, and the consummation of the Transaction; and to the best knowledge, information and belief of Seller, the execution of this Agreement, and the consummation of the Transaction, will not result in the termination, cancellation or modification of any permit.

      8.1.2 Capitalization

            (a) Schedule 8.1.2(a) sets forth a true, accurate and complete description of the capitalization of each of the Group Companies.

            (b) Seller is the registered and beneficial owner of the Purchased Shares, free of any and all Encumbrances (other than Encumbrances securing the Navigator Indebtedness, which Encumbrances shall be released in full on or before the Closing Date). For the avoidance of doubt, there are no options, warrants, rights (including conversion or pre-emptive rights) or agreements, orally or in writing, for the purchase or acquisition of the Purchased Shares, other than as detailed in this Agreement.

            (c)   Seller has a valid call option to purchase the Minority Share.

      8.1.3 Shares

            (a) The Purchased Shares have been duly and validly issued, fully paid and are non-assessable and free of Encumbrances (other than Encumbrances securing the Navigator Indebtedness, which Encumbrances shall be released in full on or before the Closing Date).

            (b) Neither Group Company owns, directly or indirectly, any shares, membership interests or other equity or proprietary interest in any other person (other than the ownership by Euroweb Hungary of the Navigator Shares, which shall cease on or before the Closing Date).

      8.1.4 Management Accounts and no Changes

            (a) The Management Accounts, except as indicated therein, to the best knowledge, information and belief of Seller, (i) have been prepared in accordance with local accounting standards or accounting law consistently applied throughout the ten (10) month period ended on October 31, 2005 and (ii) present a true and fair view of the financial position of the Group Companies taken as a whole as at the date thereof and the results of their operations and changes in the financial position of the Group Companies taken as a whole for the such period.

            (b) Since October 31, 2005, there has not been (i) any Material Adverse Change, except such changes as have generally effected the market within which either Group Company operates, and to the best knowledge, information and behalf of Seller, there is no fact or condition that exists or is contemplated or threatened which could reasonably be expected to result in a Material Adverse Effect in the future save for general economic conditions and matters generally affecting businesses which compete with the business of any of the Group Companies.

            (c) To the best knowledge, information and belief of Seller, none of the Group Companies has any material claims, obligations, liabilities or Indebtedness, whether absolute, accrued, contingent or otherwise, except for (i) claims, obligations, liabilities or Indebtedness set forth in the Management Accounts and (ii) accounts payable to trade creditors and accrued expenses incurred subsequent to October 31, 2005 in the ordinary course of business consistent with past practice.

            (d) To the best knowledge, information and belief of Seller, the amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Group Companies as being due as at the Closing Date (less the amount of any provision or reserve therefor made in the respective records and books of account of the Group Companies and its Subsidiaries) will be good and collectible in full in the ordinary course of business and in any event not later than ninety (90) days after the Closing Date; and none of such accounts receivable or other debts is, or at the Closing Date will be, subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no Material Adverse Change since October 31, 2005 in the amount of accounts receivable or other debts due to any the Group Companies or the allowances with respect thereto, or accounts payable of the Group Companies, from that reflected in the Management Accounts.

            (e) Schedule 8.1.4(e) set forth an accurate and complete list of all Indebtedness and Cash and Cash Equivalents of the Group Companies on October 31, 2005.

      8.1.5 Material Agreements

            (a)   To the best knowledge, information and belief of Seller,
                  Schedule 8.1.5(a) sets forth an accurate and complete list of
                  (i) all agreements and other instruments which contain restrictions on the payment of dividends or other distributions in respect of the capital of any of the Group Companies, (ii) all agreements relating to the issuance or repurchase of shares or other equity interests or in respect of registration rights, pre-emptive rights, rights of first refusal, transfer rights or restrictions, voting rights or other rights of share or other equity holders of any of the Group Companies, (iii) all agreements relating to a joint venture, shareholders or other similar arrangement involving any of the Group Companies, (iv) all agreements of any of the Group Companies relating to a loan or advance to, or investment in, any person in excess of USD 50,000, (v) all guarantees and other contingent liabilities of any of the Group Companies in respect of any indebtedness or other contingent obligation of any person (other than another Group Company), (vi) all agreements pursuant to which any of Seller or Group Companies has contracted with a third party for all or a material part of the management of any of the Group Companies, (vii) all contracts limiting the ability of any of the Group Companies to engage in any line of business or compete with any person, (viii) all other agreements of any of the Group Companies having a value or cost, or potential value or cost, in excess of USD 100,000 or (ix) all material agreements of any of the Group Companies which, or the termination of which, could reasonably be expected to have a Material Adverse Effect (all agreements, contracts, instruments or commitments set forth or required to be set forth on Schedule 8.1.5(a), the "Material Agreements").

            (b) To the best knowledge, information and belief of Seller, none of the Group Companies is in breach with respect to the performance of contractual obligations under any Material Agreement, and there is no event that, with notice or lapse of time or both, will constitute a material default by any of the Group Companies thereunder. To the best knowledge, information and belief of Seller, no other party under any Material Agreement is in default with respect to the performance of contractual obligations thereunder, and there is no event which, with notice or lapse of time or both, will constitute a default by any such party thereunder. To the best knowledge, information and belief of Seller, each Material Agreement constitutes the legal, valid and binding obligation of the Group Companies which are a party thereto, enforceable against each of such parties in accordance with its terms.

      8.1.6 Taxes

            To the best knowledge, information and belief of Seller:

            (a) All Taxes and Tax liabilities of the Group Companies for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Group Companies in accordance with International Accounting Standards or local accounting standards.

            (b) The Group Companies have duly and timely filed all Tax returns and all other Tax documents, forms, statements and reports that are required to have been filed by them in accordance with applicable regulations ("Returns"). The Returns have accurately (i) reflected liability for Taxes of the Group Companies, including any tax losses, for the periods covered thereby, (ii) characterised and reflected transactions between Group Companies, including financing transactions between Group Companies, and (iii) reflected the residual value for Tax purposes of the assets of the Group Companies. There are no requests for extensions of time for the filing of any Returns.

            (c) Other than disclosed in Schedule 8.1.6(c) none of the Group Companies or Seller has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality (and no such audit is pending or contemplated) nor has any of the Group Companies or Seller received any notices from any taxing authority relating to any issue which could or reasonably be expected to materially affect the Tax liability of any of the Group Companies.

            (d) Neither Seller nor any of the Group Companies has, as of the Closing Date, (a) entered into an agreement or waiver or requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes or (b) is presently contesting any Tax liability before any court, tribunal or agency.

            (e) None of the Group Companies has been included in any "consolidated", "unitary" or "combined" Return provided for under the law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

            (f) All Taxes which the Group Companies, individually and collectively, is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

            (g) No written claim has ever been made by any Taxing authority in a jurisdiction where any of the Group Companies does not file Returns that such of the Group Companies is or may by subject to Taxation by that jurisdiction.

            (h) There are no Tax sharing, allocation, indemnification or similar agreements in effect as between any of the Group Companies or any predecessor or Affiliate thereof and any other party (including Seller and any predecessors or Affiliates thereof) under which Purchaser or the Group Companies could be liable for any Taxes or other claims of any party.

            (i) None of the Group Companies has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under the Tax laws of any nation, state, province, prefect or locality.

      8.1.7 Labor

            (a) EuroWeb Hungary is not a party to a Collective Agreement or required to comply with a Collective Agreement. EuroWeb Romania is a party to a Collective Agreement for the year 2005
                  - 2006 that is substantially the same as its Collective Agreement for the year 2004 - 2005.

            (b) No Group Company has a works or supervisory council or other body representing employees which has a right to be represented or attend at or participate in any board or council meeting or a right to be informed, consulted or make representations in relation to the business of a Group Company, other than any right of consultation of the employees to be informed or consulted with respect to matters concerning them arising by operation of any laws of general application.

            (c) Except as disclosed in Schedule 8.1.8(a), no Group Company is involved in a dispute regarding a claim of material importance with its employees or any trade union, association of trade unions, works council, staff association or other body representing its employees and there are no circumstances likely to give rise to any such dispute.

            (d) Within the period of two years ending on the date of this Agreement no Group Company has:

                  (i) made or started implementation of any collective dismissals that have required or will require notification to any authority or notification to or consultation with any trade union, works council, staff association or other body representing employees; or

                  (ii) been a party to any transfer of a business or undertaking that has required or will require notification to or consultation with any trade union, works council, staff association or other body representing employees.

            (e) None of the Group Companies have, or are under any legal obligation to establish, any pension schemes for their employees except as disclosed in Schedule 8.1.7(e).

            (f) Seller and each of the Group Companies have provided Purchaser and its advisors with a form of employment agreement applicable to all employment and other arrangements between a Group Company and each Key Employee.

            (g) Other than with respect to sales representatives entitled to a bonus based upon their respective sales, no Group Company has in existence nor is it proposing to introduce, and none of its employees or contractors directly or indirectly participates in (whether or not established by a Group Company), any share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former employees or contractors or the dependants of any of such persons or any scheme whereunder any present employee or contractor is entitled to a commission, bonus or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of Seller, the Group, any Group Company or any other person, firm or company or payable upon the consummation of the Transaction.

      8.1.8 Litigation; Compliance with Law

            (a) Except as disclosed in Schedule 8.1.8(a) there is no action, suit, arbitration or administrative or other proceeding by or before (or, so far as Seller is aware, any investigation by) any court, governmental authority or arbitral tribunal pending or, to the best knowledge, information and belief of Seller, threatened against or affecting any of the Group Companies or any material assets of any of the Group Companies, and, to the best knowledge, information and belief of Seller, no valid basis exists for any such action, proceeding or investigation. None of the Group Companies is subject to any judgments, orders or decrees.

            (b) To the best knowledge, information and belief of Seller, except as disclosed in Schedule 8.1.8(b), none of the Group Companies is in violation or default of any provisions of its articles or, is in violation of any applicable laws or regulations. Each of the Group Companies has operated in compliance with all applicable laws and regulations.

            (c) To the best knowledge, information and belief of Seller, except as disclosed in Schedule 8.1.8(b), none of the Group Companies has received notice of any alleged violation of any applicable laws or regulations.

            (d) To the best knowledge, information and belief of Seller, none of the Group Companies has offered or given, or has knowledge of any person that has offered or given on their behalf, anything of value to: (i) any national or local government official, any political party or official thereof, or any candidate for political office; (ii) customer or member of a governmental authority; or (iii) any other person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of a governmental authority or candidate for political office for the purpose of the following: (A) influencing any action or decision of such person, in his or its official capacity, including a decision to fail to perform his or its official function; (B) inducing such person to use his or its influence with any governmental authority to effect or influence any act or decision of such governmental authority, in each of (A) and
                  (B) in order to assist any Group Company in obtaining or retaining business for, or with, or directing business to, any person and where such payment would constitute a bribe, kickback or illegal or improper payment.

      8.1.9 Permits

            To the best knowledge, information and belief of Seller:

            (a) Seller has delivered or made available to Purchaser for inspection a true and correct copy of each material permit, certificate, license, consent or authorization of all governmental or other authority or person (collectively "Permits") obtained or possessed by the Group Companies. The Group Companies have all Permits necessary for their operations and the Business as currently conducted including Permits for the design, construction, operation and maintenance of all Networks, as well as for the provision or any modification of the services of any Networks.

            (b) Except as disclosed in Schedule 8.1.9(d), each of the Permits held by any of the Group Companies is in full force and effect. The Group Companies have conducted their business in accordance with their respective Permits, and none of the Group Companies has received any notice that indicates that it has not complied with any of the terms of such Permits.

      8.1.10 Intellectual Property

            To the best knowledge, information and belief of Seller:

            (a) Schedule 8.1.10(a) sets forth all material items of Intellectual Property owned and/or licensed by the Group Companies or under which they have rights. Each of the Group Companies owns or possesses all requisite rights to all Intellectual Property used or required to be used by it without infringing the rights of third parties. All material Intellectual Property has been duly registered with, filed in or issued by the appropriate governmental authority to the extent required to provide the Group Companies with the rights used or contemplated to be used by them, and each such registration, filing and issuance remains in full force and effect.

            (b) So far as Seller is aware, no claim adverse to the interests of any of the Group Companies in any Intellectual Property right has been threatened or asserted, no basis exists for any such claim and no person has infringed or otherwise violated any such interest of any of the Group Companies. None of the Group Companies has received any communications alleging that it has violated any of the Intellectual Property rights of any other person.

      8.1.11 Insurance

            (a)   To the best knowledge, information and belief of Seller,
                  Schedule 8.1.11 is an accurate and complete list of each insurance policy covering the Group Companies and their businesses, employees and assets (other than any car insurance policy). Each of the Group Companies has in full force and effect insurance policies in such amounts, and on such terms and covering such risks as are customary in accordance with industry standards and practices in Hungary or Romania, as the case may be, and are required under any agreement or obligation to which the relevant of the Group Companies is bound.

            (b) With respect to each such insurance policy: (i) such insurance policy is legal, valid, binding and enforceable; (ii) no party thereto is in breach or default, or has repudiated such insurance policy; and (iii) since the end of their most recent financial year, neither of the Group Companies has been notified by the relevant insurer that it is no eligible to make any claim under such insurance policy.

      8.1.12 Books and Records

            To the best knowledge, information and belief of Seller, the minutes and related books of resolutions of each of the Group Companies have been kept in accordance with the requirements of applicable regulation. All the accounts, books, ledgers, financial and other records of each of the Group Companies are in its possession or the possession of its advisors and, so far as Seller is aware, have been properly and accurately kept. The register of shareholders and other statutory books (including the minutes and related books of resolutions) of each of the Group Companies are in its possession and have been properly maintained.

      8.1.13 Properties

            (a) Schedule 8.1.13(a) contains an accurate and complete list of all real property owned in whole or in part by the Group Companies. Each of the Group Companies has good and marketable title to all the real property owned by it, free and clear of all Encumbrances.

            (b)   To the best knowledge, information and belief of Seller,
                  Schedule 8.1.13(b) contains an accurate and complete list and description of the material terms of all leases or subleases of real property to which the Group Companies is a party (as lessee or lessor). To the best knowledge, information and belief of Seller, the Group Companies have valid leasehold interests in all leased real property described in each lease set forth in Schedule 8.1.13(b), free and clear of any and all Encumbrances. To the best knowledge, information and belief of Seller, each lease set forth in Schedule 8.1.13(b) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease.

      8.1.14 Assets

            Each of the Group Companies has good and valid title to, or a valid leasehold interest in, all of the fixed assets reflected in the Management Accounts and those fixed assets acquired, leased or otherwise used by Group Companies since the end of their most recent financial year, other than those disposed of since that date in the ordinary course of business, free and clear of all Encumbrances (other than Encumbrances securing the Navigator Indebtedness, which Encumbrances shall be released in full on or before the Closing
            Date).

      8.1.15 Networks

            To the best knowledge, information and belief of Seller:

            (a) The Group Companies, individually or collectively, as the case may be, have good and valid title to, and the exclusive right to use, operate, alter or dispose of, all Networks operated by them, free and clear of any Encumbrances.

            (b) All Networks operated by the Group Companies having regard to their age and reasonable wear and tear are in good operating condition and in a state of good maintenance and repair and are adequate and suitable for their present use. Each of the Group Companies has adequate easements, rights of ingress and egress, pole attachment rights, leasehold and other property interests necessary for the operation and maintenance of the Business and Network(s) and, to the best knowledge, information and belief of Seller, none of such real properties, nor the operation or maintenance thereof, encroaches on the property of others. Neither Seller nor any of the Group Companies has received notice that any Network has not been constructed and operated and maintained at all times, in accordance with all applicable laws and regulations.

      8.1.16 Subscribers

            (a) The Group Companies have at least 11,600 subscribers ("Subscribers") in the aggregate with whom the Group Companies have written agreements to furnish internet and IP voice and data services (ISP) (collectively, "Subscription Agreements"). All persons receiving services from the Group Companies are party to a Subscription Agreement.

            (b) To the best knowledge, information and belief of Seller, the Subscription Agreements are legal, valid, binding and enforceable obligations of the Subscribers. There are no governmental, contractual or similar restrictions on the amounts that the Group Companies are permitted to charge for providing such services. None of the Group Companies is in material breach with respect to the performance of contractual obligations under any of the Subscription Agreements, and, so far as Seller is aware, there is no event that, with notice or lapse of time or both, will constitute a material default by any of the Group Companies thereunder.

      8.1.17 Bank Accounts and Powers of Attorney

            Set forth on Schedule 8.1.17 is an accurate and complete list showing (a) the name and address of each bank in which the Group Companies has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from the Group Companies.

      8.1.18 Disclosure

            To the best knowledge, information and belief of Seller, none of this Agreement or Management Accounts (including the footnotes thereto), any Schedule, Exhibit or certificate delivered pursuant to this Agreement or any document or statement in writing which has been supplied to Purchaser or its representatives by or on behalf of Seller, the Group Companies or any of its Subsidiaries or any of their respective directors, officers or employees in connection with the Transaction, contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Seller that would have a Material Adverse Effect with respect to any of the Group Companies which has not been set forth in this Agreement or Management Accounts (including the footnotes thereto) or any Schedule, Exhibit or certificate delivered pursuant to this Agreement.

8.2 Seller shall notify Purchaser in writing with full details of any event or circumstance which is or may be expected to cause a breach of, or be inconsistent with, any of the foregoing Seller's representations and warranties promptly upon such event coming to its notice whether before, at the time of, or after Closing.

8.3 Except if Purchaser is actually aware of the underlying breach on the date of this Agreement, if a material breach of any of the foregoing representations and warranties of Seller occurs prior to Closing, Purchaser shall be entitled to terminate this Agreement upon written notice to Seller provided that the accrued rights and liabilities of the parties (including, for the avoidance of doubt, Purchaser's right to claim damages for breach of Seller's representations and warranties) shall subsist.

8.4 Where any of Seller's representations and warranties are qualified by knowledge, information, belief or awareness of Seller, Seller confirms that (1) it has made reasonable inquiry within the ordinary course of its business as to the subject-matter of such representation and warranty, (2) in the ordinary course of its business Seller should have been aware of any breach of each such representation and warranty and (3) Seller is not aware of any such breach.

9     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1 The respective representations and warranties of Seller and Purchaser contained in this Agreement shall survive the purchase and sale of the Purchased Shares pursuant to this Agreement.

9.2 From and after the Closing Date, subject to the limitations set forth in this Agreement, Seller shall indemnify and hold harmless Purchaser and the Group Companies from and against any and all losses, damages and expenses (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively, "Losses") actually suffered or incurred by Purchaser or any of the Group Companies arising out of or resulting from any of the following:

      9.2.1 the failure of any representation and warranty of Seller to be true, accurate and not misleading on the date of this Agreement and on the Closing Date or the breach by Seller of any of its covenants or agreements hereunder.

      9.2.2 any claims relating to the legality of the provision by EuroWeb Hungary of carrier pre-selection (CPS) service up to and including the Closing Date; provided that, in the event that, after the Closing Date, any authority shall fine Euroweb Hungary with respect to the provision of such service but shall not allocate such fine to a specific period, then Seller's indemnity obligation hereunder shall extend to a proportion of such fine in which the numerator is the number of days between the date on which Euroweb Hungary commenced providing such service and the Closing Date and the denominator is the total number of days in which Euroweb Hungary provided such service (including, for the avoidance of doubt, the period after the Closing Date);

      9.2.3 the revocation by the NHH on or prior to the Closing Date of the right of the Group Companies to use the SHS (51)310-000-310-999 numbering range;

      9.2.4 any Liability for Tax of the Group Companies in respect of or in consequence of any event, act, omission or transaction which occurred on or before the Closing Date;

      9.2.5 any event or circumstance that occurs on or prior to the Closing Date relating to the absence of any Permit for the construction of the existing Network of EuroWeb Romania (for the avoidance of doubt, Purchaser shall be responsible for any Losses arising out of or resulting from any such event or circumstance that occurs after the Closing Date);

      9.2.6 the Navigator Transaction.

9.3   For the purposes of indemnification under Clause 9.2:

      9.3.1 Seller shall not be liable in respect of any claim for breach of representation and warranty under Clause 9.2.1 where the liability agreed or determined in respect of any such claim for breach of representation and warranty does not exceed one-percent (1%) of the Purchase Price (provided that any event or circumstance which results in Losses of Purchaser or any Group Company in excess of 1% of the Purchase Price shall be deemed to be "material" for purposes of determining whether or not a breach has occurred of any representation and warranty qualified by materiality in Clause 8 and such qualification shall be disregarded in the quantification of Losses arising from such a breach), unless and until the aggregate amount of all such claims for breach of representation and warranty for which Seller would otherwise be liable in the absence of this provision exceeds one-percent (1%) of the Purchase Price. Where the amount agreed or determined in respect of all claims referred to in Clause 9.2 for breach of representation and warranty or Indemnity exceeds one-percent (1%) of the Purchase Price, Seller shall be liable for the entire amount thereof;

      9.3.2 the aggregate liability of Seller in respect of breaches of the representations and warranties set forth in Clauses 8.1.5 and 8.1.7 through 8.1.17 and the Indemnities set forth in Clauses 9.2.2 and
            9.2.3 shall not exceed 15% of the Purchase Price;

      9.3.3 the aggregate liability of Seller for the representations and warranties and Indemnities specified in Clause 9.3.2 and set forth in Clauses 8.1.4, 8.1.6, 9.2.4, 9.2.5 and 9.2.6 shall not exceed 30%
            of the Purchase Price (for the avoidance of doubt, the parties acknowledge that in any aggregation of liability under this Clause 9.3.3, the liability under Clause 9.3.2 shall not exceed 15% of the Purchase Price in any circumstances);

      9.3.4 the aggregate liability of Seller in respect of breaches of the representations and warranties set forth in Clause 8.1.1, 8.1.2 and
            8.1.3 shall not exceed 100% of the Purchase Price;

      9.3.5 Seller shall not incur any liability in respect of any claim for breach of representation and warranty or indemnity and any such claim shall be wholly barred and unenforceable unless notice of such claim shall have been served upon Seller by Purchaser no later than 60 days after the approval by Purchaser of the statutory financial reports of the Group Companies for the financial year 2006 (but in any event no later than June 1, 2007), or in the case of Clause
            8.1.6 (Taxes) or Clause 9.2.4, five (5) years from the last day of the calendar year in which the Closing Date occurs. Notwithstanding anything to the contrary herein, the time limitations contained in this Clause shall not apply to any claim for breach of any representation and warranty set forth in Clauses 8.1.1 through 8.1.3; and

      9.3.6 Seller shall not incur any liability in respect of any claim for breach of representations and warranty or indemnity under Clause
            8.1.6 (Taxes) or Clause 9.2.4 in respect of an event or circumstance in any financial year unless the liability agreed or determined in respect of all claims for events or circumstances in such financial year exceed USD 50,000.

9.4 Purchaser shall indemnify and hold harmless Seller from and against any and all Losses actually suffered or incurred by Seller arising out of or resulting from the failure of any representation or warranty of Purchaser to be true, accurate and not misleading on the date of this Agreement and the Closing Date or the breach by Purchaser of any of its covenants or agreements hereunder; provided that Purchaser shall not incur any liability in respect of any claim for breach of representation and warranty or indemnity and any such claim shall be wholly barred and unenforceable unless notice of such claim shall have been served upon Purchaser by Seller no later than twenty-four (24) months from the Closing Date.

9.5 In no event shall either Purchaser or Seller be liable to the other under Clauses 9.2 or 9.4 for any consequential, indirect, special or punitive losses, damages or liabilities.

9.6 Any payment under Clauses 9.2 or 9.4 shall be made to Purchaser or Seller, as the case may be, or at the respective party's direction within 30 Business Days after a demand by Purchaser or Seller, as the case may be. If either party disputes a demand made by the other party, then it shall be entitled to withhold payment of the disputed amount; provided that if the dispute shall be resolved in the favor of the other party, the disputed amount shall be deemed to bear interest in accordance with Clause 23 from the 30th day after the demand.

9.7 Subject to the limitations set by this Agreement, if any action, proceeding, claim, liability, demand or assessment shall be asserted by a third party against Purchaser or any of the Group Companies (the "Indemnitee") with respect to any matter set forth in Clause 9.2 (a "Third Party Claim") in respect of which such Indemnitee proposes to demand indemnification, such Indemnitee shall notify Seller (the "Indemnifying Party") thereof within a reasonable period of time after assertion thereof; provided, however, that the failure to so notify the Indemnifying Party shall not affect the Indemnitee's right to indemnification hereunder unless (and solely to the extent) the Indemnifying Party's interests are actually and materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Indemnifying Party shall have the right, within ten (10) days after receipt of such notice, to defend the Indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee; provided, however, that the Indemnifying Party notifies the Indemnitee in writing within fifteen (15) days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any damage the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and provided further that the Indemnifying Party may not assume such control without Indemnitee's express written consent if: (i) the Third Party Claim does not involve only money damages but also seeks an injunction or other equitable relief; or (ii) settlement of, or an adverse judgment with respect to, the Third Party Claim is, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee. The Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently.

9.8 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with the foregoing Clause above, (i) the Indemnitee may retain separate counsel at its sole cost and expense and participate in the defense of the Third Party Claim, provided that Indemnitee's counsel may not oppose the professional decisions of the lead counsel engaged by the Indemnifying Party except on reasonable grounds;
      (ii) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (which may only be withheld in the event that such settlement would serve to create a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee).

9.9 In the event that Indemnifying Party declines or fails to assume control of the defense of any Third Party Claim as specified above, then and in such event the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, subject to the consent of the Indemnifying Party which may not be unreasonably withheld or delayed. The Indemnifying Party shall reimburse the Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses incurred in defending the Third Party Claim pursuant to this Clause 9.9), and will remain responsible for any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Third Party Claim in accordance with the provisions of this Agreement.

10    POST-CLOSING INTEGRATION ASSISTANCE

      Seller shall, and shall procure that its Chief Executive Officer, Csaba Toro and his successors, assist Purchaser in the transition and integration of the Group Companies during the first year after Closing, at no cost to Purchaser or the Group Companies. Without limiting the foregoing, Seller undertakes to provide at no cost to Purchaser, during the first year after the Closing, 25 days (total 8 hours a day) of consulting services by Csaba Toro and his successors to assist Purchaser in the integration of the Group Companies, on dates and at times reasonably requested by Purchaser.

11    NO-RECRUITMENT; NON-COMPETE

11.1 Seller shall not and shall procure that each of its Affiliates and its Chief Executive Officer, Csaba Toro and his Affiliate shall not, directly or indirectly, either alone or jointly with any other person or in any capacity whatsoever:

      11.1.1 neither pending nor within 2 years after the Closing Date carry on or be engaged or otherwise interested in any business in Hungary or Romania which competes with the Business or any part of the Business;

      11.1.2 neither pending nor within 2 years after the Closing Date not employ any employee of, or consultant to, either Company (provided that the foregoing shall not restrict Seller or its Affiliates from employing any of Csaba Toro, Kriszta Hollo, Balazs Nyiri, Wilson Balanchandra, Zoltan Toth; provided further that Zoltan Toth shall be available to Euroweb Hungary for a period of 2 months after the Closing Date to continue his duties as and to the extent such duties exist on the date hereof); or

      11.1.3 at any time within 2 years after the Closing Date in the course of any business use the words EuroWeb, Freestart, or use any trade, business or domain name or distinctive mark, design or logo used or previously used in the Business by any of the Group Companies or anything which is capable of so being confused with the exception that Seller shall be entitled to use the names "Euroweb International", "EWI" and "EWEB" and related domain names in such a manner as does not cause any confusion in the respective markets in which the Group Companies operate.

11.2 Notwithstanding Clause 11.1, it is understood that Navigator provides a full scope of IT services and additional trade capacity. Its full service IT system implementation and IT project management includes consultancy, system design, development and implementation, and training. Its full service IT system operation includes full support and maintenance of the provided services: application development; telecommunications; Internet access; virus protection services; LAN support; and other related services. Nothing in this Agreement shall prevent Seller, in its sole discretion, from continuing to own or subsequently transferring Navigator or Navigator from continuing to provide the services its currently provides on the date of this Agreement.

11.3 Each of the restrictions contained in this Clause 11 shall be construed as a separate provision of this Agreement. If any restriction is unenforceable but would be valid if reduced in scope or duration the restriction shall apply with the minimum modifications as may be necessary to make it valid and enforceable.

12    PREFERRED VENDOR STATUS

      Seller undertakes that it shall, and shall procure that each of its Affiliates shall provide preferred vendor status to Purchaser and each of the Group Companies in any business they conduct subsequent to the Closing; in return for a reciprocal commitment by Purchaser and the Group Companies in favor of Seller.

13    CONFIDENTIALITY

13.1 Seller shall treat as confidential the provisions of this Agreement and all information it has received or obtained about Purchaser as a result of entering into this Agreement. The provisions of this Clause 13 shall survive Closing and the eventual termination of this Agreement.

13.2 Purchaser shall treat as confidential the provisions of this Agreement and all information it has received or obtained about Seller and/or the Group Companies as a result of entering into this Agreement.

13.3 Either party may disclose information which would otherwise be confidential if and to the extent:

      13.3.1 required by law or any securities exchange, regulatory or governmental body or Tax authority;

      13.3.2 disclosed to its professional advisers (provided that such persons are required to treat such information as confidential); or

      13.3.3 it comes into the public domain other than as a result of a breach by a party of this Clause 13, provided that prior written notice of any confidential information to be disclosed pursuant to this Clause 13 shall be given to the other party.

14    ANNOUNCEMENTS

14.1 No announcement shall be made by either party relating to this Agreement without the prior written approval of the other party, such approval not to be unreasonably withheld or delayed.

14.2 Either party may make an announcement relating to this Agreement if (and only to the extent) required by the law of any relevant jurisdiction or any securities exchange, regulatory or governmental body provided that prior written notice of any announcement required to be made is given to the other party in which case such party shall take all steps as may be reasonable in the circumstances to agree the contents of such announcement with the other party prior to making such announcement.

15    ASSIGNMENT

      The rights and benefits of this Agreement (together with any cause of action arising in connection with any of them) may be assigned and the obligations under this Agreement transferred by Purchaser to any Affiliate or to its successor in title; provided that in the event of any transfer of obligations Purchaser shall remain jointly and severally liable to Seller for the fulfillment of such obligations.

16    FURTHER ASSURANCE

      Each Party shall from time to time and at its own cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by, and in a form satisfactory to, the other Party to give full effect to this Agreement and its rights, powers and remedies under this Agreement.

17    ENTIRE AGREEMENT

      This Agreement, together with any other documents referred to in the Agreement constitutes the whole agreement between the parties and supersedes any previous arrangements or agreements between them relating to the Transaction.

18    SEVERANCE AND VALIDITY

      If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such provision shall be deemed to be severed from this Agreement and the parties shall replace such provision with one having an effect as close as possible to the deficient provision. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

19    AMENDMENTS

      No amendment of this Agreement shall be effective unless in writing and signed by or on behalf of the parties.

20    REMEDIES AND WAIVERS

20.1 No waiver of any right under this Agreement shall be effective unless in writing. Unless expressly stated otherwise a waiver shall be effective only in the circumstances for which it is given.

20.2 No delay or omission by any party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.

20.3 The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.

20.4 The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

21    EFFECT OF CLOSING

      The provisions of this Agreement which remain to be performed following Closing shall continue in full force and effect notwithstanding Closing.

22    COSTS AND EXPENSES

      Except as provided otherwise, each party shall pay its own costs and expenses in connection with the negotiations, preparation and performance of this Agreement.

23    DEFAULT INTEREST

      Any and all amounts which are due and payable under this Agreement shall be paid in USD and shall carry interest at a rate of 3-month LIBOR plus 4%.

24    NOTICES

24.1 Any notice or other communication to be given under or in connection with this Agreement ("Notice") shall be in the English language in writing and signed by or on behalf of the party giving it and marked for the attention of the relevant party. A Notice may be delivered personally or sent by fax, pre-paid recorded delivery or pre-paid registered airmail to the address or fax number provided in Clause 24.3.

24.2  A Notice shall be deemed to have been received:

      24.2.1 at the time of delivery if delivered personally;

      24.2.2 at the time of transmission if sent by fax;

      24.2.3 2 (two) Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

      24.2.4 5 (five) Business Days after the time and date of posting if sent by pre-paid registered airmail,

      provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 24 are to local time in the country of the addressee.

24.3  The addresses and fax numbers for service of Notice are:

           Seller:

           Name:                 Euroweb International Corp.
           Address:              1138 Budapest, Vaci ut 141, Hungary
           For the attention of: Csaba Toro, Chief Executive Officer
           Fax number:           +36 1 889-7128

           Purchaser:

           Name:                 Invitel Tavkozlesi Szolgaltato Rt.
           Address:              2040 Budaors, Puskas Tivadar utca 8-10
           For the attention of: Martin Lea, Chief Executive Officer
           Fax number:           +36 1 801-1675

24.4 A party shall notify the other parties of any change to its address in accordance with the provisions of this Clause 24 provided that such notification shall only be effective on the later of the date specified in the notification and 5 (five) Business Days after deemed receipt.

25    COUNTERPARTS

      This Agreement may be executed in counterparts and shall be effective when each party has executed a counterpart. Each counterpart shall constitute an original of this Agreement.

26    GOVERNING LAW

26.1 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Republic of Hungary, excluding any conflict of laws rule or principle that might refer the governance of the construction of this Agreement to the law of another jurisdiction. Notwithstanding the foregoing, the conditions and binding effect of the transfer of the EuroWeb Romania Shares shall be governed by the laws of Romania.

27    SETTLEMENT OF DISPUTES

27.1 Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement shall be referred to, and finally settled by, international arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "ICC") in effect on the date of this Agreement, which Rules are deemed to be incorporated by reference into this Clause. The place of the arbitration shall be Budapest, Hungary and the award shall be deemed to have been rendered there. The language of the arbitration shall be English. The arbitral tribunal shall consist of three arbitrators. Seller shall nominate one arbitrator; Purchaser shall nominate one arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the Secretary General of the ICC International Court of Arbitration if the two arbitrators cannot agree upon a chairman within 30 days of the confirmation of the second of the first two arbitrators. The award shall be final and binding upon the parties, who undertake to carry it out without delay and without recourse to judicial proceedings in any jurisdiction whatsoever seeking annulment, setting aside, modification or any diminution or impairment of its terms or effect.

IN WITNESS WHEREOF each party has executed this Agreement, or caused this Agreement to be executed by its duly authorized representatives.

EUROWEB INTERNATIONAL CORP., a Delaware, U.S. corporation


By:
    --------------------------------------------------
    Csaba Toro, its Chief Executive Officer


INVITEL TAVKOZLESI SZOLGALTATO RT., a Hungarian joint stock company


By:
    --------------------------------------------------
    Martin Lea, its Chief Executive Officer


By:
    --------------------------------------------------
    Rob Bowker, its Chief Financial Officer

                                    EXHIBIT B


                          EUROWEB INTERNATIONAL CORP.


            Consolidated Balance Sheet as of December 31, 2004, and
           Consolidated Statements of Operations & Comprehensive Loss,
                  Stockholders' Equity, and Cash Flows for the
                     Years ended December 31, 2004 and 2003

                           EUROWEB INTERNATIONAL CORP.

                        Consolidated Financial Statements

                           December 31, 2004 and 2003


                                TABLE OF CONTENTS

                                                                            Page

Report of the Independent Registered Public Accounting Firm                  F-2

Consolidated Financial Statements:

         Consolidated Balance Sheet                                          F-3
         Consolidated Statements of Operations and Comprehensive Loss        F-4
         Consolidated Statements of Stockholders' Equity                     F-5
         Consolidated Statements of Cash Flows                               F-6
         Notes to Consolidated Financial Statements                          F-7

           Report of the Independent Registered Public Accounting Firm


The Board of Directors and Stockholders
Euroweb International Corp.

We have audited the accompanying consolidated balance sheet of Euroweb International Corp. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Euroweb International Corp. and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements give retroactive effect to the purchase of Euroweb Rt. by the Company on February 29, 2004 which has been accounted for as a combination of entities under common control in a manner similar to a pooling of interests as described in Note 2(q) to the consolidated financial statements.


KPMG Hungaria Kft.
Budapest, Hungary
March 23, 2005

                           Euroweb International Corp.
                           Consolidated Balance Sheet
                                December 31, 2004

                                                                          2004
                                                                     --------------
ASSETS
  Current assets:
    Cash and cash equivalents (note 3)                               $    4,537,633
    Trade accounts receivable, less allowance for
      doubtful accounts of $1,384,415                                     3,695,990
    Related party receivables                                             1,869,667
    Unbilled receivables                                                  1,107,501
    Prepaid and other current assets                                        858,694
    Deferred tax asset (note 10)                                            253,425
                                                                     --------------
         Total current assets                                            12,322,910

  Property and equipment (note 4)                                         7,253,113
  Goodwill (note 5)                                                       5,806,181
  Intangibles- customer contracts (note 5)                                2,053,288
  Other assets                                                              568,356
                                                                     --------------

         Total assets                                                $   28,003,848
                                                                     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
    Trade accounts payable                                           $    4,254,759
    Related party payables                                                  564,818
    Related party loan payable - short term portion (note 8)                543,568
    Overdrafts and current portion of bank loans (note 7)                   321,704
    Notes payable (note 7)                                                  808,441
    Other current liabilities                                             1,091,470
    Accrued expenses                                                      2,808,073
    Deferred IRU revenue (note 6)                                            46,000
    Deferred other revenues                                               1,260,225
                                                                     --------------
         Total current liabilities                                       11,699,058

    Deferred tax liability (note 10)                                        253,425
    Non-current portion of related party loan payable (note 8)              543,568
    Non-current portion of bank loans (note 7)                              747,085
    Non-current portion of deferred IRU revenue (note 6)                    797,334
    Non-current portion of lease obligations (note 6)                       148,359
                                                                     --------------

         Total liabilities                                               14,188,829

   Commitments and contingencies (note 13)

   Stockholders' equity
   Preferred stock, $.001 par value - Authorized 5,000,000 shares;
     no shares issued or outstanding                                             --
   Common stock, $.001 par value - Authorized 35,000,000 shares;
     issued and outstanding 5,342,533 shares                                 24,807
   Additional paid-in capital                                            50,780,084
   Accumulated deficit                                                  (35,982,726)
   Accumulated other comprehensive (loss)/income                            108,266
   Treasury stock - 175,490 common shares, at cost
                                                                         (1,115,412)
         Total stockholders' equity                                      13,815,019
                                                                     --------------

         Total liabilities and stockholders' equity                  $   28,003,848
                                                                     ==============

          See accompanying notes to consolidated financial statements.

                           Euroweb International Corp.
          Consolidated Statements of Operations and Comprehensive Loss
                     Years Ended December 31, 2004 and 2003

                                                               2004              2003
                                                          --------------    --------------
                                                                              (restated)
Revenues

Third party                                               $   28,111,786    $   16,376,349
Related party                                                  8,503,939         5,740,709
                                                          --------------    --------------

              Total Revenues                                  36,615,725        22,117,058

Cost of revenues (exclusive of depreciation and amortization shown separately below)

 Third party                                                  17,233,994         8,155,836
 Related party                                                 6,198,505         5,796,350
                                                          --------------    --------------

              Total Cost of revenues (exclusive of
                depreciation and amortization shown
                separately below)                             23,432,499        13,952,186

Operating expenses
   Compensation and related costs                              4,182,977         2,814,868
   Consulting, professional and directors fees                 2,829,525         2,074,565
   Other selling, general and administrative expenses          4,237,848         2,458,429
   Goodwill impairment                                                --           887,957
   Impairment of intangibles                                          --           100,364
   Depreciation and amortization                               2,610,764         1,636,133
                                                          --------------    --------------

               Total operating expenses                       13,861,114         9,972,316
                                                          --------------    --------------

Operating loss                                                  (677,888)       (1,807,444)

   Net interest (expense) income                                (217,672)          344,320
   Other expenses                                               (170,000)               --
   Gain from sale of subsidiaries                                 28,751           109,621

Loss from continuing operations before income taxes           (1,036,809)       (1,353,503)

Income tax expense-current                                        62,367            61,590
Income tax expense-deferred                                           --                --
                                                          --------------    --------------
Income tax expense                                                62,367            61,590

Loss from continuing operations                               (1,099,176)       (1,415,093)

Gain (Loss) from discontinued Czech Republic operations
  (including 2004 gain on disposal of $409,314)                  364,722          (375,934)

Net loss                                                        (734,454)       (1,791,027)

Other comprehensive income (loss)                                133,768          (261,644)
                                                          --------------    --------------

Comprehensive loss                                        $     (600,686)   $   (2,052,671)
                                                          ==============    ==============

Loss per share, before discontinued operations                     (0.22)            (0.30)
Discontinued operations                                             0.07             (0.08)
Net loss per share, basic                                          (0.15)            (0.38)

Weighted average number of shares outstanding                  5,043,822         4,665,332

           See accompanying notes to consolidated financial statements

                           EUROWEB INTERNATIONAL CORP.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2004 and 2003


                                                                                        Accumulated
                                                                                           Other
                                   Common Stock            Additional                  Comprehensive                     TOTAL
                            ---------------------------     Paid-in      Accumulated       Gains         Treasury      Stockholders'
                               Shares         Amount        Capital        Deficit        (Losses)         Stock         Equity
                            ------------   ------------   ------------   ------------   ------------   ------------    ------------
Balances, December 31, 2002
  (restated)                   4,665,332   $     24,129   $ 48,227,764   $(31,314,689)  $    236,142     (1,115,412)   $ 16,057,934
                            ============   ============   ============   ============   ============   ============    ============

Foreign currency
  translation gain                    --             --             --             --        (45,237)            --         (45,237)

Reversal of unrealized gain
  on securities available
  for sale                            --             --             --             --       (216,407)            --        (216,407)

Net loss for the period
  (restated)                          --             --             --     (1,791,027)            --             --      (1,791,027)

Treasury stock                        --             --             --             --             --             --              --
                            ------------   ------------   ------------   ------------   ------------   ------------    ------------
Balances, December 31, 2003
  (restated)                   4,665,332   $     24,129   $ 48,227,764   $(33,105,716)  $    (25,502)  $ (1,115,412)   $ 14,005,263
                            ============   ============   ============   ============   ============   ============    ============
Foreign currency
  translation gain                    --             --             --             --        162,573             --         162,573

Reversal of unrealized gain
  on securities available
  for sale                            --             --             --             --        (28,805)            --         (28,805)

Deemed distribution
  (Note 2q)                           --             --             --     (2,142,556)            --             --      (2,142,556)

Compensation charge on
  share options issued to
  consultants                         --             --         94,212             --             --             --          94,212

Issuance of shares (Elender
  Rt acquisition)                677,201            678      2,458,108             --             --             --       2,458,786

Net loss for the period               --             --             --       (734,454)            --             --        (734,454)
                            ------------   ------------   ------------   ------------   ------------   ------------    ------------

Balances, December 31, 2004    5,342,533   $     24,807   $ 50,780,084   $(35,982,726)  $    108,266   $ (1,115,412)   $ 13,815,019
                            ============   ============   ============   ============   ============   ============    ============

           See accompanying notes to consolidated financial statements

                           Euroweb International Corp.
                      Consolidated Statements of Cash Flows
                      Year Ended December 31, 2004 and 2003

                                                               2004              2003
                                                          --------------    --------------
                                                                               (restated)
   Net loss                                                     (734,454)       (1,791,027)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
   Depreciation and amortization                               2,610,764         1,636,133
   Goodwill impairment                                                --           887,957
   Intangibles impairment - customer lists                            --           100,364
   Amortization of discount on acquisition indebtedness               --             5,232
   Foreign exchange gain                                          11,430           101,134
   Bad debts provision                                           238,807           120,859
   Compensation expense charged to equity                         94,212                --
   Gain on sale of subsidiaries                                       --          (109,621)
   Realized gain on sale of investment securities                (26,383)           (7,113)
   Unrealized interest income on investment securities                --          (360,539)

Changes in operating assets and liabilities net of
  effects of acquisitions:
   Accounts receivable                                          (704,871)         (708,675)
   Prepaid and other assets                                      585,974           328,199
   Accounts payable, other current liabilities and
     accrued expenses                                            339,036           825,499
   Deferred revenue                                              128,311           320,268
   Adjustments relating to discontinued operations              (364,722)          128,621
                                                          --------------    --------------
           Net cash provided by operating activities           2,178,104         1,477,291
                                                          --------------    --------------

Cash flows from investing activities:
   Maturity of securities                                     11,464,000           798,567
   Proceed on sale of subsidiaries                               500,001             4,933
   Acquisition of 51% of Euroweb Rt                           (2,142,000)               --
   Acquisition of 100% of Elender Rt. (net of cash)           (6,891,897)               --
   Payment of acquisition indebtedness                                --          (180,000)
   Collection on notes receivable                                173,911           190,065
   Repayment of loan payable                                          --          (129,945)
   Capital expenditures in discontinued operations                    --           (21,816)
                                                          --------------    --------------
   Acquisition of property and equipment                      (1,701,990)       (1,150,167)
                                                          --------------    --------------
           Net cash provided by (used in) investing
             activities                                        1,402,025          (488,363)
                                                          --------------    --------------

Cash flows from financing activities:
   Principal payment under capital lease obligations            (544,876)         (616,611)
                                                          --------------    --------------
   Repayments on notes payable                                  (807,447)               --
                                                          --------------    --------------
   Repayments on related party loan payable                     (249,597)               --
                                                          --------------    --------------
   Repayments on overdraft and bank loan                        (678,906)               --
                                                          --------------    --------------
           Net cash used in financing activities              (2,280,826)         (616,611)
                                                          --------------    --------------

Effect of foreign exchange rate changes on cash                  233,652            72,238
                                                          --------------    --------------

Net (decrease) increase in cash and cash equivalents           1,532,955           444,555
Cash and cash equivalents, beginning of year                   3,004,678         2,560,123
                                                          --------------    --------------
Cash and cash equivalents, end of year                         4,537,633         3,004,678
                                                          ==============    ==============

Supplemental disclosure:
Shares issued as consideration in acquisition of
  Elender Rt                                              $    2,508,353                --
Interest paid                                             $      389,809    $      158,306
Income taxes paid                                         $       62,367    $       61,590
New capital leases                                        $       81,664    $      378,855

          See accompanying notes to consolidated financial statements.

1. Organization of Business

Euroweb International Corp. is a Delaware corporation which was organized on November 9, 1992. The largest shareholder of Euroweb International Corp. was KPN Telecom B.V. ("KPN"), a Netherlands corporation, with a 43.6% shareholding at December 31, 2004.

Euroweb International Corp. owns and operates Internet service providers in Hungary, Slovakia and Romania (collectively referred to as the "Company"). The Company operates in one business segment. In January 2005 the Company decided to sell its operations in Slovakia (see Note 17, Subsequent Events).

Acquisition of remaining 51% of Euroweb Internet Szolgaltato Rt ("Euroweb Rt.").

The Hungarian operations are conducted through Euroweb Rt. In February 2004, the Company acquired the remaining 51% of Euroweb Rt. that it did not already own from Pantel Telecommunication Rt. ("Pantel Rt.") and Euroweb Rt. is fully consolidated in the financial statements for all periods presented (see Note 2
(q) below).

The consideration paid by the Company for the 51% interest comprised EUR 1,650,000 (USD $2,105,000) in cash, and a guarantee that Euroweb Hungary Rt. will purchase at least HUF 600 million (approximately $3 million) worth of services from Pantel Rt. in each of the three years ending December 31, 2006.

Acquisition of Elender Business Communications Rt. ("Elender Rt.")

On June 9, 2004, the Company acquired all of the outstanding shares of Elender Rt., an Internet Service Provider ("ISP") located in Hungary. Consideration paid of USD $9,350,005 consisted of USD $6,500,000 in cash and 677,201 of the Company's common shares valued at USD $2,508,353 excluding registration cost, and USD $341,652 in transaction costs (consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors). The results of Elender Rt. have been included in the Company's consolidated financial statements from the date of acquisition.

In accordance with the purchase method of accounting prescribed by SFAS No. 141 "Business Combinations" ("SFAS 141"), the Company allocated the consideration to the tangible net assets and liabilities and intangible assets acquired, based on their estimated fair values. The consideration has been allocated as follows:

      Fair value of Elender Rt.'s recorded assets acquired and
        liabilities assumed                                           1,379,404
      Identified intangibles - customer contracts                     2,730,420
      Excess purchase price over allocation to identifiable
        assets and liabilities (Goodwill)                             5,240,181
                                                                   ------------
        Total Consideration                                        $  9,350,005
                                                                   ============

In performing this purchase price allocation of acquired intangible assets based in part on the valuation performed by an independent appraiser, the Company considered its intention for future use of the assets, analyses of historical financial performance and estimates of future performance of Elender Rt.'s services, among other factors. Acquired identifiable intangible assets obtained in the Company's acquisition of Elender Rt. relate to customer contracts which are being amortized over the estimated useful life of 2.5 years.

The Company estimated the fair values of the identified intangibles - customer contracts using the "income" valuation approach and discount rates ranging from 14% to 18%. The discount rates selected were based in part on the Company's weighted average cost of capital and determined after consideration of the Company's rate of return on debt and equity, and the risk associated with achieving forecasted cash flows.

The excess of the purchase price over the fair value of the identifiable tangible and intangible net assets acquired was assigned to goodwill. In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill will not be amortized but will be tested for impairment at least annually.

Although the former owners of Elender Rt. received shares of common stock of the Company, each of the former owners of Elender Rt. currently holds less than 10% of the outstanding shares of common stock in the Company. Therefore, they are not considered related parties and those transactions are shown as third party transactions in the accompanying consolidated financial statements of the Company.

Sale of Euroweb Czech

On December 16, 2004, the Company sold all of its shares in its wholly-owned subsidiary, Euroweb Czech for cash of $500,000. However, as a part of the transaction, the Company effectively forgave $400,000 of loans receivable from Euroweb Czech. The Company believes that the sale of Euroweb Czech meets the criteria for presentation as a discontinued operation under the provisions of Statements of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, therefore all periods are restated to reflect Euroweb Czech Republic as discontinued operations.

The following unaudited pro-forma information presents a summary of consolidated results of operations of the Company, as if the acquisition of Elender Rt., the disposal of Euroweb Czech, and the planned disposal of Euroweb Slovakia (see
Note 17 Subsequent Events), had occurred at January 1, 2003.

--------------------------------------------------------------------------------
                                 December 31, 2004          December 31, 2003
--------------------------------------------------------------------------------
Revenues                             43,341,912                 39,686,447
--------------------------------------------------------------------------------
Net loss                             (2,408,146)                (2,741,788)
--------------------------------------------------------------------------------
Net loss per share                     $(0.45)                    $(0.51)
--------------------------------------------------------------------------------

The above unaudited pro forma summarized results of operations are intended for informational purposes only and, in the opinion of management, are neither indicative of the financial position or results of operations of the Company had the acquisition and disposals actually taken place as of January 1, 2004 or 2003, nor indicative of the Company's future results of operations. The above unaudited pro forma summarized results of operations do not include potential cost savings from operating efficiencies or synergies that may result from the Company's acquisition of Elender Rt.

2. Summary of Significant Accounting Policies and Practices

(a) Principles of consolidation and basis of presentation

The consolidated financial statements comprise the accounts of the Company and its controlled subsidiaries. All material inter-company balances and transactions have been eliminated upon consolidation and all adjustments, consisting mainly of normal recurring accruals necessary for a fair presentation, have been made. The purchase of the remaining 51% of Euroweb Hungary has been accounted in a manner similar to a pooling-of-interest with prior periods being restated.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

(b) Use of estimates

The preparation of consolidated financial statements requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions made by the Company include the period of benefit and recoverability of goodwill and other intangible assets. Actual results could differ from those estimates.

(c) Fair value of financial instruments

The carrying values of cash equivalents, investment in debt securities, notes and loans receivable, accounts payable, loans payable and accrued expenses approximate fair values.

(d) Revenue recognition

Revenue Recognition--The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to its billable services when (i) persuasive evidence of an arrangement exists, (ii) services have been rendered, (iii) the fee is fixed or determinable and (iv) collectibility is reasonably assured. Generally, these criteria are met monthly as the Company's service is provided on a month-to-month basis and collection for the service is generally made within 30 days of the service being provided.

Billable services revenues are recognized in the period in which fees are fixed or determinable and the related services are provided to the user. When the Company's subscribers pay in advance for services, revenue is recognized ratably over the period in which the related services are provided. Advance payments from users are recorded on the balance sheet as deferred revenue. In circumstances where payment is not received in advance, revenue is only recognized if collectibility is reasonably assured.

Access revenues consist of monthly fees charged to customers for dial-up Internet access services. Access revenues also consist of fees charged for high-speed, high-capacity access services including digital subscriber lines ("ADSL") and leased lines. Voice revenue relates to the transmission of voice information in digital form in discrete packets. Revenues are recognized on a monthly basis based on usage.

Data revenue refers to the provision of leased lines to business customers. Revenues are derived from monthly fixed fees and are recognized in the month earned.

Domain registration revenue is usually billed in advance for a period of between 0-2 years. It is recorded as deferred revenue on the balance sheet and is taken into income monthly on a straight-line basis.

Web design relates to services performed for customers who require assistance with setting up a web page. Revenue is recognized once the final product has been accepted by the customer. Any work-in-progress is classified as ,,other assets" on the balance sheet.

Hosting revenues consist of fees earned by leasing server space and providing web services to companies and individuals wishing to present a web or e-commerce presence. Revenues are derived from monthly fixed fees and are recognized in the month earned.

Revenues from prepaid calling card sales are recognized when the customer uses the cards and are based on the ratio of actual minutes used to minutes purchased. Once the prepaid calling cards expire, any remaining prepaid amounts are recognized as revenues.

In 2002, the Company entered into an agreement to provide transmission capacity to a customer pursuant to an indefeasible rights-of-use agreement ("IRU"). Since the Company's IRU does not involve a transfer of title and other factors, management believes the agreement does not qualify for up-front sales treatment despite collection in full of the $920,000 arrangement fee. The Company has accounted for this transaction as an operating lease under Financial Accounting Standards Board Interpretation No. 13, "Accounting for Leases" ("FAS 13"). This accounting has resulted in a substantial amount of deferred revenue being recorded on the balance sheet. Revenue attributable to the transaction is being recognized on a straight-line basis over the term of the 20-year lease agreement (monthly $3,833).

The Company is also obligated to maintain its network in efficient working order and in accordance with industry standards. The customer is obligated for the term of the agreement to pay for their allocable share of the costs for operating and maintaining the network.

(e) Cost of revenues (excluding depreciation and amortization)

Cost of revenues (excluding depreciation and amortization) comprise principally of telecommunication network expenses, costs of content services and cost of leased lines and are recognized as incurred.

(f) Foreign currency translation

The Company considers the United States Dollar ("US$") to be the functional currency of the U.S. entity and unless otherwise stated, the respective local currency to be the functional currency of its subsidiaries. The reporting currency of the Company is the US$ and accordingly, all amounts included in the consolidated financial statements have been translated into US$.

The balance sheets of subsidiaries are translated into US$ using the year end exchange rates. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is reflected as a separate component of shareholders' equity, "other comprehensive income
(loss)", on the consolidated balance sheet for Euroweb Hungary, Euroweb Romania and Euroweb Slovakia. Until December 31, 2003 the Company considered Romania a highly inflationary economy (under SFAS 52) and, therefore the U.S. dollar was used as the functional currency, with resulting gains/losses on translation being charged directly to the Statement of Operations.

Foreign currency transaction gains and losses are also included in the consolidated results of operations for the periods presented.

(g) Cash and cash equivalents

Cash and cash equivalents at December 31, 2004 include cash at bank and short-term deposits of less than three months duration.

(h) Investment in securities

Investments in marketable debt securities are classified as available-for-sale and are recorded at fair value with any unrealized holding gains or losses included as a component of other comprehensive income until realized. Investments with remaining maturities of greater than one year are classified as long-term, while those with remaining maturities of less than one year are classified as short-term. A decline in the market value of available-for-sale securities below cost that is deemed to be other-than-temporary temporary results in a reduction in the carrying value amount to fair value. Such impairment is charged to earnings and a new cost basis for the security is established. In assessing whether an impairment is other-than-temporary, the Company considers several factors including, but not limited to, the ability and intent to hold the investment, reason and duration for the impairment and forecasted performance of the investee.

(i) Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Equipment purchased under capital lease is stated at the present value of minimum lease payments at the inception of the lease, less accumulated depreciation. The Company provides for depreciation of equipment using the straight-line method over the shorter of estimated useful lives of up to four years or the lease term. Total depreciation from continuing operations for the years ended December 31, 2004 and 2003 was $ 1,933,632 and $1,569,224
respectively.

Recurring maintenance on property and equipment is expensed as incurred.

Any gain or loss on retirements and disposals are included in the results of operations.

(j) Goodwill and Intangibles

Goodwill results from business acquisitions and represents the excess of purchase price over the fair value of net assets acquired. Amortization was computed over the estimated future period of benefit (generally five years) on a straight-line basis until December 31, 2001. On January 1, 2002 the Company adopted Statement of Financial Accounting Standard No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which establishes that goodwill and intangible assets acquired in a business combination and that have indefinite useful lives are no longer amortized but rather are tested at least annually for impairment. The first step of this test requires the Company to compare the carrying value of any reporting unit that has goodwill to the estimated fair value of the reporting unit. When the current fair value is less than the carrying value, the Company performs the second step of the impairment test. This second step requires the Company to measure the excess of the recorded goodwill over the current value of the goodwill by performing an exercise similar to a purchase price allocation, and to record any excess as an impairment.

Intangible assets that have finite useful lives (whether or not acquired in a business combination) are amortized over their estimated useful lives but also reviewed for impairment in accordance with FASB No. 144 "Accounting for Impairment or Disposal of Long Lived Assets". Intangibles currently consist of customer contracts which were acquired as a result of a purchase of assets and are being amortized over the estimated future period of benefit of 2.5 years. The assessment of recoverability and possible impairment are determined using estimates of undiscounted future cash flows, if an impairment has occurred. The Company then measures impairment based on the amount by which the carrying value of the customer lists exceeds its fair market value. Fair market value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

(k) Net loss per share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS No. 128"), which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings (loss) per share include no dilution and is computed by dividing income(loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential effect of common shares issuable upon exercise of stock options and warrants in periods in which they have a dilutive effect. The Company had potentially dilutive common stock equivalents for the years ended December 31, 2004 and 2003, which were not included in the computation of diluted net loss per share because they were antidilutive.

(l) Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by, and distributions to, owners. All items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to present a Combined Statement of Operations and Comprehensive Loss.

(m) Business segment reporting

The Company's operations fall into one industry segment: providing Internet access and additional value added services to business customers. Substantially all of the Company's revenues are derived from the provision of such services. The Company manages its operations, and accordingly determines its operating segments, on a geographic basis. Consequently, the Company has three operating segments: Euroweb Hungary, Euroweb Romania, and Euroweb Slovakia.

(n) Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets, net of appropriate valuation allowances, and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(o) Stock-Based compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25" to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") and FASB Statement No. 148, ,,Accounting for Stock-Based Compensation
- Transition and Disclosure, an amendment of FASB Statement No. 123"established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by existing standards, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123, as amended.

Under the accounting provisions of SFAS No. 123, the Company's 2004 and 2003 net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                   2004                 2003
                                                                     (restated)
      Net loss:
          Net loss as reported                 $  (734,454)        $(1,791,027)
          Compensation expense                    (943,164)           (110,482)
          Pro forma net loss                    (1,677,618)         (1,901,509)

      Basic and diluted loss per share:
          As reported                          $     (0.15)        $     (0.38)
          Pro forma                                  (0.33)              (0.41)

(p) Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement, but expresses no preference for a type of valuation model. For small business issuers, the Statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Early adoption is encouraged for interim or annual periods for which financial statements or interim reports have not been issued. The Company is currently assessing the impact SFAS 123(R) may have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets: an amendment of APB Opinion No. 29, which is part of the short-term international convergence project between the FASB and IASB. SFAS 153 eliminates a company's ability to use the similar productive assets concept to account for nonmonetary exchanges at book value without recognizing a gain. Nonmonetary exchanges will have to be accounted for at fair value, with gain or loss recognized, if the transactions meet a commercial-substance criterion and fair value is determinable. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005, and early application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The Company is currently assessing the impact SFAS 153 may have on its financial statements.

In December 2004 the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs, which amends Chapter 4, Inventory Pricing, of Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins. The Statement was issued as a result of the FASB's and International Accounting Standards Board's ("IASB") joint project to improve the comparability between U.S. and international accounting standards. SFAS 151 eliminates the so abnormal criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges. Additionally, the Statement clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. SFAS 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company is currently assessing the impact SFAS 151 may have on its financial statements.

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective as of January 1, 2004, except for mandatory redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of this Statement.

On April 30, 2003, the FASB issued FASB Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, to address (1) decisions reached by the Derivatives Implementation Group, (2) developments in other Board projects that address financial instruments, and (3) implementation issues related to the definition of a derivative. The Company does not believe that FAS 149 will have any impact on its financial statements.

(q) Business Combination following the "as-if" pooling-of-interest method of accounting

On February 12, 2004, the Company entered into a Share Purchase Agreement with a related party, Pantel Rt. ("Pantel") to acquire the remaining 51% of Euroweb Hungary shares that the Company did not already own. Pantel's majority shareholder is also KPN. As this was a transaction between entities under common control (at the date of the acquisition, KPN owned 50.17% of the voting common shares of the Company and 75% of the voting common shares of Pantel Rt.), the transaction was recorded in a manner similar to a pooling-of-interest, and accordingly the historical consolidated financial statements have been restated to include the financial position, results of operations and cash flows of Euroweb Hungary for all periods presented. Since the purchase consideration was in excess of Euroweb Hungary's book value by $2,142,556 it is accounted for as a distribution to KPN which resulted in a deduction from retained earnings at the closing of the transaction. There were no intercompany transactions requiring elimination in any period.

3. Cash Concentration

All cash and cash equivalents are held in current accounts as of December 31, 2004. Approximately $2.4 million is held in the United States, and approximately $228,000 is held in United States dollars in Romania, Slovakia and Hungary. Approximately $39,000 is held in Romania in Euro. The remaining amounts are held in local currency in Romania, Slovakia, and Hungary.

4. Property and equipment

Property and equipment as at December 31, 2004 comprise the following:

                                                    2004          Useful Life
                                                ------------      ------------
      Software                                  $  1,406,167           3 years
      Internet equipment                           8,168,003           3 years
      Fibre optic cables-Romania                   1,280,484          20 years
      Vehicles                                       528,344         4-5 years
      Other                                        1,209,190         3-5 years
                                                ------------
        Total                                     12,592,188
        Less accumulated depreciation             (5,339,075)
                                                ------------
                                                $  7,253,113
                                                ============

5. Goodwill and Acquired Intangible Assets

Goodwill and acquired intangible assets as at December 31, 2004 comprise the following:

                                                                    2004
                                                                ------------
Customer contracts (Elender Rt.)                                   2,730,420
  Less accumulated amortization-Customer contracts                  (677,132)
                                                                ------------
                                                                $  2,053,288
                                                                ============

Goodwill                                                          13,447,287
  Less impairment -Goodwill                                       (5,004,426)
  Less accumulated amortization-Goodwill                          (2,636,680)
                                                                ------------
                                                                $  5,806,181
                                                                ============

Customer contracts

Most (approximately 87%) of the Customer contracts relate to an Elender Rt. contract to provide internet access to schools in Hungary. The remaining items are leased line contracts of Elender Rt. These contracts are being amortized over a period of 2.5 years from the date of acquisition (June 2004).

Goodwill and Impairment Charges

The Gross book value of Goodwill relates to the following reporting units under SFAS 142: Euroweb Romania ($2,455,223), Euroweb Slovakia ($4,413,173), and Euroweb Hungary ($6,578,891). The Goodwill of Euroweb Slovakia was fully impaired by December 31, 2003, and the Goodwill of Euroweb Romania had been impaired down to $566,000. The Goodwill relating to Euroweb Hungary arose on the acquisition of Elender Rt. ($5,240,181) which has now been merged into Euroweb Hungary and is considered as one reporting unit for purposes of SFAS 142. The other Goodwill of $1,338,710 relating to Euroweb Hungary arose from several acquisitions and had been fully impaired by December 31, 2003.

At the beginning of 2005 the Company performed its annual impairment test relating to the goodwill as of December 31, 2004. The Company compared the fair value of the reporting units (Euroweb Romania and Euroweb Hungary) to their carrying amounts, noting that in each case the fair value was higher than the carrying amount, and that no impairment charge was required.

In 2003 impairments of $563,000 for Euroweb Slovakia, $324,957 for Euroweb Romania, and $92,581 for Euroweb Czech were recorded. The 2003 Euroweb Czech impairment is included in the `loss from discontinued operations' line item in the accompanying Consolidated Statement of Operations.

The net book value of goodwill of $5,806,181 as of December 31, 2004 relates to Euroweb Romania ($566,000) and Euroweb Hungary ($5,240,181).

6. Leases

Capital leases

The Company is committed under various capital leases, which expire over the next three years. The amount of assets held under capital leases included in property and equipment is as follows:

                                                                    2004
                                                                ------------

      Leased Internet equipment gross value                          128,560
      Leased vehicles gross value                                    355,791
                                                                ------------

          Total gross book value leased assets                       484,351
      Less accumulated depreciation                                  (90,570)
                                                                ------------
          Total net book value leased assets                    $    393,781
                                                                ============

The following is a schedule of future minimum capital lease payments (with initial or remaining lease terms in excess of one year) as of December 31, 2004:

            2005                                                     284,463
            2006                                                      94,201
            2007                                                      54,159
                                                                ------------
      Total minimum lease payments                                   432,823
      Less interest costs                                            (37,086)
                                                                ------------
      Present value of future minimum lease payments                 395,737
      Less: current installments                                    (247,378)
                                                                ------------
            Non-current portion of lease obligations            $    148,359
                                                                ============

The current portion of lease obligations are included in `Other current liabilities' on the Balance Sheet.

Operating leases

The Company's subsidiary in Slovakia (as Lessee) has a five year non-cancelable lease agreement for office premises. Remaining minimal rental payments total approximately $380,000; $138,000 in each of 2005 and 2006, and $104,000 in 2007.

The Company's subsidiary in Hungary (as Lessee) has a seven year non-cancelable lease agreement for office premises. Remaining minimal rental payments total approximately EUR 1,282,176; EUR 320,544 in each of 2005, 2006, 2007 and 2008.

In 2002, the Company (as Lessor) entered into a twenty year Indefeasible Right of Use agreement to provide transmission capacity and collected the $920,000 lease payment in full in the same year (Note 2(d)).

7. Bank loans, overdraft, and notes payable

On June 1, 2004, Elender Rt. (which has now been merged with Euroweb Hungary) entered into a bank loan agreement with Commerzbank (Budapest) Rt. The agreement consists of a loan facility of HUF 300 million (approximately $1.67 million) of which approximately $1,070,000 was outstanding at December 31, 2004. The loan is being repaid in quarterly installments of HUF 14.5 million (approximately $80,000), commencing November 30, 2004. The interest rate is BUBOR (Budapest Interbank Offered Rate) + 1.35%.

In addition, the bank also provided an overdraft facility of HUF 150 million (approximately $830,000) to Elender Rt. The Company did not need to utilize this facility as at December 31, 2004. The interest rate is BUBOR (Budapest Interbank Offered Rate) + 1%.

Notes payable of approximately $808,000 relate to outstanding liabilities to three previous shareholders of Elender Rt.: Vitonas Investments Limited, Certus Kft. and Rumed 2000 Kft. The outstanding amount is payable in four equal quarterly installments of HUF 36.438 million (approximately $202,000), with the final payment on December 31, 2005.

8. Related party loan payable

During 2002 Pantel Rt., a related party, provided a loan of HUF 245,000,000 (approximately $ 1.36 million using 2004 exchange rate) to a subsidiary of the Company. The loan bears interest at a rate of 13% and is repayable in five equal installments from December 2004 semi-annually until the end of 2006. The year-end balance reflects the payment made in December 2004.

9. Discontinued Operations and disposal of subsidiaries

On December 16, 2004, the Company sold all of its shares in its wholly-owned subsidiary, Euroweb Czech for cash of $500,000. However, as a part of the transaction, the Company effectively forgave $400,000 of loans receivable from Euroweb Czech. The Company believes that the sale of Euroweb Czech meets the criteria for presentation as a discontinued operation under the provisions of Statements of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, therefore all periods are restated to reflect Euroweb Czech Republic as discontinued operations. The Company recognized a gain of approximately US $409,000 on the sale of Euroweb Czech.

On April 13, 2004, the Company sold its 100% shareholding in Neophone Rt. (a non-operational subsidiary) for approximately $60,000, realizing a gain of $28,751. In 2003, Euroweb Hungary sold two subsidiaries for approximately $ 5,000. A gain of $ 109,621 was recorded on the sales due to the fact that both subsidiaries had net liabilities at the time of sale.

10. Income taxes

Deferred Tax Assets and Liabilities

Upon the acquisition of Elender Rt., the Company recognized a net Deferred Tax Liability of $294,005 related to the excess of fair value of net assets over carrying values. As most of the excess relates to the recognition of customer contracts (Note 5) which is being amortized over a period of 2.5 years from acquisition, the Deferred Tax Liability is being reduced proportionately. $83,576 was expensed in 2004. Elender Rt. had tax loss carryforwards of approximately $1.9 million (resulting in a potential Deferred Tax Asset of $312,005) which could be carried forward post acquisition. An amount up to the value of the Deferred Tax Liability ($294,005) was recognized as a Deferred Tax Asset at acquisition and the remaining deferred tax asset of $18,000 is covered by a valuation allowance (subsequent recognition of the benefits of this valuation allowance will be credited against Goodwill from the Elender acquisition). This amount has been reduced at year-end to $253,425.

The deferred income tax expense of zero in 2004 is a result of a $83,576 deferred income tax benefit due to the excess of acquisition of Elender Rt., and is offset by a deferred income tax expense of $83,576 to reduce Deferred Tax Assets.

The loss from continuing operations before income taxes by tax jurisdiction for the years ended December 31 2004 and 2003 was as follows:

                                              2004                  2003
                                          ------------          ------------
Loss from continuing operations
  before income taxes:
    Domestic                              $ (1,670,486)           (1,370,658)
    Foreign                                    633,677                17,155
                                          ------------          ------------
Total                                     $ (1,036,809)         $ (1,353,503)
                                          ============          ============

The current income tax expense of $62,367 (2003: 61,590) is attributable to income/loss from continuing operations and relates entirely to current foreign tax.

The difference between the total expected tax expense (benefit) and tax expense for the years ended December 31, 2004 and 2003 is accounted for as follows:

                                                  2004                         2003
                                        ------------------------     ------------------------
                                          Amount          %            Amount          %
                                        ----------    ----------     ----------    ----------
Computed expected tax
  Benefit                               $ (352,515)       (34.00)    $ (460,191)       (34.00)

  Foreign Tax Rate Differential            696,053         67.13         50,922          3.76

  Utilization of net operating losses
    not previously recognized              (55,732)        (5.38)       (51,529)        (3.81)

Change in tax rates                             --            --        194,390         14.36

Non-deductible expenses                     17,178          1.66        333,383         24.63

Change in Valuation Allowance             (242,617)       (23.40)        (5,385)        (0.40)
                                        ----------    ----------     ----------    ----------
Total Expense                           $   62,367          6.02%    $   61,590          4.55%
                                        ==========    ==========     ==========    ==========

The change in the tax rates in 2003 results from the fact that the corporate tax rate in Hungary was 18% for 2003 and prior years, but in 2003, the Hungarian parliament enacted a tax rate of 16% for 2004 and subsequent years. The net impact of the change in tax rates has no material impact on the financial statements as the Company has provided a full valuation allowance for deferred tax assets (see below).

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2004 and 2003 are as follows:

                                              2004              2003
                                         --------------    --------------
Deferred Tax Assets:

  Net Operating Loss Carryovers          $    5,328,292    $    5,241,133
  Other                                              --            76,351
  Capital Loss Carryovers                            --            63,801
                                         --------------    --------------
Gross Deferred Tax Assets                     5,328,292         5,381,385
Valuation Allowance                          (5,074,867)       (5,381,385)
                                         --------------    --------------
Net Deferred Tax Assets                         253,425                --
Deferred Tax Liabilities (Intangibles)         (253,425)               --
                                         --------------    --------------
Net Deferred Tax Assets                  $           --    $           --
                                         ==============    ==============

The valuation allowance was $6,384,117 at January 1, 2003. During 2004, the valuation allowance decreased by $306,518, while during 2003 it decreased by $1,002,732.

The Company has unused net operating loss carryforwards at December 31, 2004 of approximately $20 million available to offset future taxable income. Of this amount, approximately $10 million of losses that arose in the first three years of operation in Hungary can be carried forward indefinitely based on current Hungarian Tax Legislation. Of the remaining $10 million of losses, $1.9 million expire in various years from 2005-2010, $1.6 million expires in 2011, and the remaining $6.5 million expire in various years from 2016 through 2024. The Tax Acts of some jurisdictions contain provisions which may limit the net operating loss carryforwards available to be used in any given year if certain events occur, including significant changes in ownership interests. The Company has not assessed the impact of these provisions on the availability of Company loss carryovers since the deferred tax assets are fully offset by the valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and tax loss carryforwards become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will realize the benefit of these deductible differences, net of existing valuation allowances at December 31, 2004.

11. Stockholders' Equity

On April 28, 2004, the Company granted 125,000 options to the Chief Executive Officer and an additional 195,000 options to five employees and 45,000 options to two consultants of the Company (see Note 14(a)). As the Company follows APB 25 with respect to accounting for grants made to employees, no compensation expense was recorded for the options granted to the Chief Executive Officer and the five employees. However, the Company will recognize total compensation charges of approximately $162,000 for the grants made to the two consultants, which will be expensed over the vesting period of three years (compensation expense for the year ended December 31, 2004 was $94,212).

In connection with the acquisition of Elender Rt. (Note 1), the Company issued 677,201 of common shares. The Company is in the process of registering these common shares.

12. Related party transactions

General: The largest customer of the Company since early 2001 has been Pantel Rt. ("Pantel"), a Hungary-based alternative telecommunications provider. As at December 31, 2004, KPN was the majority owner of Pantel and the largest shareholder of the Company. Pantel operates within the region and has become a significant trading partner for Euroweb Romania through the provision of a direct fiber cable connection, which enables companies to transmit data to a variety of destinations by utilizing the international connections of Pantel. Due to the increase in revenues from International/domestic leased line and VOIP services provided in conjunction with Pantel, some of the representatives of the Company work at the premises of Pantel in order to improve the effectiveness of the co-operation on international projects and daily operational issues. Csaba Toro, Chief Executive Officer of Euroweb International Corp., was also the Chief Executive Officer of Pantel until February 2003.

Transactions: Euroweb Hungary and Euroweb Romania have engaged in transactions with Pantel:

(a) Pantel provides the following services to the subsidiaries of the Company:

      - Internet bandwidth
      - National leased and telephone lines within Hungary
      - VOIP services
      - Consulting services

The total amount of these services purchased from Pantel was $6,198,505 during 2004 (2003: $5,796,350). Additionally, consulting services amounted to $292,864 in 2003, there was no such services in 2004. In 2004, Pantel Rt. charged interest of $154,761 (2003: zero).

(b) The Company and its subsidiaries provided the following services to Pantel:

      - International leased lines and local loops in Hungary and Romania
      - International IP and VOIP services
      - Certain consultants are hired by the Company, but also work on projects for Pantel. In these cases, Pantel is recharged a portion of the consulting fees

The total value of these services sold was approximately $8,503,939 in 2004 (2003: $5,740,709).

Direct sales to Pantel were 23% of total consolidated revenue in 2004 (2003:
26%). However, the dependency on Euroweb Romania on Pantel is even more significant. Some third party sales involve Pantel as the subcontractor/service provider for the international/domestic lines, and some third party customers were introduced to the Company by Pantel (i.e. their relationship with Pantel is stronger than their relationship with Euroweb Romania).

Effective dependency on Pantel: Direct sales to Pantel and Pantel-related sales represent approximately 30% of total consolidated revenues of the Company and approximately 80% of total sales of Euroweb Romania. There is no such sales dependency in the case of Euroweb Hungary and Euroweb Slovakia.

Pricing: Agreements are made at market prices or a portion of the margin based on the financial investment into the specific services by each of the parties. The Company considers alternative suppliers for individual projects, when appropriate.

There were no other significant related party transactions in 2004 or 2003.

13. Commitments and Contingencies

(a) Employment Agreements

A fixed-term employment agreement with the Chief Executive Officer which provided for aggregate annual compensation of $96,000 through December 31, 2005 was amended in 2004. The amended agreement provides for an annual salary of $200,000 and a bonus of up to $150,000 in each of 2005 and 2006, as well as an annual car allowance of $30,000.

Two fixed-term employment agreements for Officers of the Company provide for an aggregate monthly compensation of $ 18,750 until December 31, 2005.

(b) Lease agreements

The Company's subsidiaries have entered into various capital leases for vehicles and internet equipment, as well as non-cancelable agreements for office premises. Refer to Note 6 (Leases).

(c) 20 years' usage rights

In 2002, Euroweb Romania provided an Indefeasible Right of Use for transmission capacity on 12 pairs of fiber (see Note 6) over a period of 20 years, commencing in 2003. For the duration of the agreement, Euroweb Romania is obliged to use all reasonable endeavours to ensure the Cable System is maintained in efficient working order and in accordance with industry standards.

(d) Legal Proceedings

There are no known significant legal procedures that have been filed and are outstanding against the Company.

(e) Elender Rt. acquisition

On June 9, 2004 the Company acquired all of the outstanding shares of Elender Business Communications Rt., a leading ISP in Hungary, for USD 6,500,000 in cash and 677,201 of the Company's shares of common stock. Under the terms of this agreement, the Company has placed 248,111 unregistered shares of newly issued (in the name of the Company) common stock with an escrow agent as security for approximately $1.5 million loans payable to former shareholders of Elender. The shares will be returned to the Company from escrow once the outstanding loans have been fully repaid. However, if there is a default on the outstanding loan, then the shares will be issued to the other party and the Company is then obliged to register these shares.

Pursuant to section 1 of the Registration Rights Agreement signed on June 1, 2004 with the Sellers of Elender Rt., if the shares of the Company's common stock were not registered within 120 days of Closing (Closing was on June 9, 2004) for reasons attributable to the Company, a penalty of $ 2,000 per day is payable until the shares are registered. The Company is in the process of registering the shares of common stock issued in connection with the Elender Rt. acquisition. The Company has made a provision of $170,000 to accrue for potential penalties under this Clause until December 31, 2004.

(f) Euroweb Hungary purchase guarantee

In February 2004, the remaining 51% of Euroweb Hungary was purchased from Pantel Rt. The Consideration paid by the Company for the 51% interest consisted of EUR 1,650,000 (USD $2,105,000) in cash, and a purchase commitment that Euroweb Hungary Rt. will purchase at least HUF 600 million (approximately $3 million) worth of services from Pantel Rt. in each of 2004-2006. In the event that Euroweb Hungary and its subsidiaries do not satisfy this commitment, Pantel Rt. may charge a penalty equal to 25% of the commitment amount less any services purchased. Purchases in 2004 exceeded this amount.

(g) Indemnities provided upon sale of subsidiaries

On April 13, 2004, the Company sold its 100% shareholding in Neophone Rt. (a non-operational subsidiary) for approximately $60,000. Under the terms of the sale the Company has indemnified the Buyer for any unaccrued costs, fines, penalties and lawsuits which relate to a period prior to the sale. No claims have been made to date.

Under the terms of the sale agreement for Euroweb Czech (see Note 9), the Buyer has a right to make claims against the Company for up to $200,000 under representation and warranties provisions of the sale agreement. This provision is applicable for claims made within 12 months of closing. No claims have been made to date.

14. Stock Option Plan and Employee Options

a) Stock Option Plan

The Company's Stock Option Plan expired in 2003, although unexpired options issued under this Plan are exercisable until expiry. At December 31, 2004, options for 26,000 (December 31, 2003: 46,000) Common Stock were outstanding and exercisable (by the Chief Executive Officer) under this Stock Option Plan.

In 2004, the Board of Directors established the "2004 Incentive Plan" or "the Plan", with an aggregate of 800,000 shares of common stock authorized for issuance under the Plan. The Plan provides that incentive and nonqualified options may be granted to key employees, officers, directors and consultants of the Company for the purpose of providing an incentive to those persons. The Plan may be administered by either the Board of Directors or a committee of two directors appointed by the Board (the "Committee"). The Board or Committee determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

Options granted under the Plan are generally exercisable for a period of up to ten years from the date of grant. No Option shall be transferable, except by will or the laws of descent and distribution. Incentive options granted to a Principal Stockholder must have an exercise price of not less than 110% of the fair market value of the underlying stock on the date of the grant. The Company will not grant a nonqualified option with an exercise price less than 85% of the fair market value of the underlying common stock on the date of the grant.

Under the Plan, the Company on April 26, 2004 granted 125,000 options to the Chief Executive Officer and an additional 195,000 options to five employees and 45,000 options to two consultants of the Company. All of these options have an exercise price equal to the market price on day of grant ($4.78), vest over a period of between 3-4 years and relate to future services to be performed. As the Company follows APB 25 with respect to accounting for grants made to employees, no compensation expense will be recorded for the options granted to the Chief Executive Officer and the five employees. However, the Company will recognize total compensation charges of approximately $162,000 for the grants made to the two consultants, which is being expensed over the vesting period of three years.

(b) Other Options

The Company has issued exercisable options pursuant to employment agreements. As of December 31, 2004 (and 2003) fully vested options are outstanding and exercisable for 63,000 shares pursuant to the employment agreement with the Chief Executive Officer. The options were granted on April 2, 1999 (with exercise price equal to stock price at date of grant) and expire on April 2, 2005. The options are exercisable at $ 10.00 per share.

On October 13 2003, the Company granted two Directors 100,000 options each, at an exercise price (equal to the fair value on that day) of $4.21 per share, with 25,000 options vesting on each April 13 of 2004-2007.

(c) Accounting for stock-based options

SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value-based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

The amount calculated as total compensation expense under SFAS No. 123 is $632,766 for the 200,000 options granted to directors on October 13, 2003, and $1.3 million for the 365,000 options granted on April 26, 2004 (calculated at grant date using Black-Scholes valuation model with volatility of 88%, interest rate of 4%, expected life of 6 years and a no-dividend assumption). Under the accounting provisions of SFAS No. 123, this compensation expense is recorded over the vesting period of the options (3-4 years) and the Company's 2004 and 2003 net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                               2004                2003
                                                                (restated)
Net loss:
    Net loss as reported                   $  (734,454)        $(1,791,027)
    Compensation expense                      (943,164)           (110,482)
    Pro forma net loss                      (1,677,618)         (1,901,509)

Basic and diluted loss per share:
    As reported                            $     (0.15)        $     (0.38)
    Pro forma                                    (0.33)              (0.41)

The following table summarizes the total number of shares for which options have been issued (Stock Option Plan, 2004 Incentive Plan, Employment Agreements and grants to Directors) and are outstanding:

                                      2004                      2003
                            ------------------------   ------------------------
                                           Weighted                   Weighted
                                           average                    average
                                           exercise                   exercise
                              Options       Price       Options        Price
                            ----------    ----------   ----------    ----------
Outstanding, January 1,        309,000    $     5.95      124,500    $     9.00
Granted                        365,000          4.78      200,000          4.21
Cancelled                           --            --           --            --
Expired                        (20,000)         5.00      (15,500)         7.65
                            ----------    ----------   ----------    ----------
Outstanding, December 31,      654,000          5.33      309,000          5.95
                            ==========    ==========   ==========    ==========

250,250 options are outstanding and exercisable at December 31, 2004 (2003:
109,000)

The 200,000 options granted to Directors in 2003 are exercisable as follows:
50,000 exercisable on each April 14 of 2004, 2005, 2006, and 2007. The 365,000 options granted on April 26, 2004 are exercisable as follows: 111,250 options on November 1, 2004, 111,250 options on each of October 1, 2005, and October 1, 2006, and 31,250 options on October 1, 2007. The remaining 89,000 options outstanding as at December 31, 2004 are all exercisable as at December 31, 2004.

No options were exercised in 2004 and 2003.

At December 31, 2004 the range of exercise prices and weighted average remaining contractual life of outstanding options was $4.21 - $10.47 and 5.93 years, respectively.

15. Stock Warrants

As at December 31, 2003 the total number of shares for which warrants have been issued and are exercisable (at $ 11 per share) was 10,000. These warrants expired unexercised on May 2, 2004. No warrants were issued in 2004.

16. Geographic information

The Company's operations fall into one industry segment: providing Internet access and additional value added services to business customers. The Company manages its operations, and accordingly determines its operating segments, on a geographic basis. Consequently, the Company has three operating segments:
Euroweb Hungary, Euroweb Romania, and Euroweb Slovakia. The performance of geographic operating segments is monitored based on net income or loss from operations (before income taxes, interest, and foreign exchange gains/losses). The accounting policies of the segments are the same as those described in the summary of accounting policies in Note 2. There are no inter-segment sales revenues.

The following tables summarize financial information by geographic segment for the year ended December 31, 2004 and 2003:

Geographic information for 2004

                               Slovakia           Romania           Hungary          Corporate         Total
3rd party revenues             3,827,738         5,637,991        18,646,057                --    $   28,111,786
Pantel related revenues               --         7,999,011           504,928                --         8,503,939
Total revenues                 3,827,738        13,637,002        19,150,985                --        36,615,725

Depreciation                     185,758           626,564         1,119,262             2,048         1,933,632
Intangible amortization
  (customer contract)                 --                --           677,132                --           677,132

Interest income                   32,857            24,437            95,539            49,154           201,987
Interest expense                   8,718            30,571           380,370                --           419,659
Net interest (expense)
  income                          24,139            (6,134)         (284,831)           49,154          (217,672)

Income tax                        31,275            31,092                --                --            61,590
Net loss                         313,754           (53,704)          (97,317)         (897,187)         (734,454)

Fixed assets, net                234,557         2,195,881         5,274,303                --         7,704,741
Fixed asset additions             76,807           985,492           639,691                --         1,701,990
Goodwill                              --           566,000         5,240,181                --         5,806,181

Geographic information for 2003

                               Slovakia           Romania           Hungary          Corporate         Total
3rd party revenues             3,424,633         4,539,215         8,412,501                --    $   16,376,349
Pantel related revenues               --         5,633,864           106,845                --         5,740,709
Total revenues                 3,424,633        10,173,079         8,519,346                --        22,117,058

Depreciation                     328,182           466,853           841,098                --         1,636,133
Intangible impairment                 --           100,364                --                --           100,364
Goodwill impairment              563,000           324,957                --                --           887,957

Interest income                   18,990             3,934            82,012           390,349           495,285
Interest expense                  28,269            24,333            93,132             5,231           150,965
Net interest (expense)
  income                          (9,279)          (20,399)          (11,120)          385,118           344,320

Income tax                            --            61,590                --                --            61,590
Net loss                        (457,092)         (399,232)         (214,967)         (719,736)       (1,791,027)

Fixed assets, net                326,788         1,575,851           879,385                --         2,782,024
Fixed asset additions             94,954           752,848           310,270                --         1,158,072
Goodwill                              --           566,000                --                --           566,000

Goodwill and related impairment amounts are recorded in the books of the Corporate entity and allocated to reporting units. The Gain/Loss on discontinued operations is included in the Corporate Net Loss.

17. Subsequent events

(a) Status of Pantel Rt. as a related party

On February 28, 2005, it was announced that the sale of KPN NV's 75.1% interest in the Pantel business to the Hungarian Telephone and Cable Corp. had been completed. Therefore, Pantel is no longer considered a related party effective March 1, 2005.

(b) Euroweb Slovakia

In January 2005, the Company decided that the operations of Euroweb Slovakia were no longer considered part of the core assets of the Company. In light of this decision, the Company, in January 2005, approached a potential buyer interested in acquiring internet service providers in Slovakia. The Company is currently negotiating the sale of Euroweb Slovakia with this potential buyer. The Company intends to treat Euroweb Slovakia as a discontinued operation for purposes of US GAAP reporting in future periods, with appropriate restatement of comparative prior period amounts. The following table presents the carrying amounts of the major classes of assets and liabilities of Euroweb Slovakia as at December 31, 2004:

                                                                   2004
                                                               ------------
Current assets                                                    1,480,522
Long-term assets                                                    234,557
   Total assets                                                $  1,715,079
Current liabilities                                               1,244,310
Long-term liabilities                                                 6,701
   Total liabilities                                           $  1,251,011
Net equity                                                     $    464,068

(c) Announced sale of the Company's shares by KPN

Pursuant to a Stock Purchase Agreement dated as of January 28, 2005, between KPN Telecom B.V. (the largest shareholder of the Company), and CORCYRA d.o.o.("CORCYRA"), CORCYRA purchased 289,855 shares of the Company's common stock from KPN Telecom B.V. and has also agreed to purchase KPN Telecom B.V.'s remaining shares of the Company's common stock by April 30, 2006.

(d) Potential acquisition

In March 2005, the Company signed a Letter of Intent relating to a potential acquisition. The finalisation of the transaction terms is subject to the completion of due diligence procedures (currently underway) and agreement on terms which will be detailed in a formal purchase agreement. The purchase consideration, if the transaction goes ahead, is expected to comprise a combination of cash and Company stock.

(e) New Stock options

On March 22nd, 2005 the Board of Directors decided to grant two new directors 100,000 stock options each under the 2004 Incentive Plan. These stock options are exercisable as follows: 50,000 exercisable on each September 22 of 2005, 2006, 2007, and 2008.

                                    EXHIBIT C
                FINANCIAL STATEMENTS OF NAVIGATOR INFORMATIKA RT.


                                TABLE OF CONTENTS

Audited combined and consolidated financial statements of Navigator Informatika Rt. as of and for the year ended December 31, 2004

      Report of Independent Registered Public Accounting Firm                  2
      Combined Balance Sheet                                                   3
      Combined and Consolidated Statement of Operations                        4
      Combined and Consolidated Statement of Changes in
        Shareholders' Deficit                                                  5
      Combined and Consolidated Statement of Cash Flows                        6
      Notes to the Combined and Consolidated Financial Statements           4-18

Unaudited condensed combined and consolidated financial statements of Navigator Informatika Rt. as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

      Unaudited Condensed Consolidated Balance Sheet                          19
      Unaudited Condensed Combined and Consolidated Statements
        of Operations                                                         20
      Unaudited Condensed Combined and Consolidated Statements
        of Cash Flow                                                          21
      Notes to the Unaudited Condensed Combined and Consolidated
        Financial Statements                                                  22

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Navigator Informatika Rt.
Budapest, Hungary

We have audited the accompanying combined balance sheet of Navigator Informatika Rt. and subsidiaries (the "Company") as of December 31, 2004, and the related combined and consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Navigator Informatika Rt. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



Deloitte Auditing and Consulting Kft.
Budapest, Hungary
December 2, 2005

                   Navigator Informatika Rt. and subsidiaries
                             Combined Balance Sheet
               In thousands of Hungarian Forint, except share data


                                                                      As of
                                                                   December 31,
                                                                       2004
                                                                   ------------
ASSETS
  Current assets:
    Cash and cash equivalents                                            12,870
    Trade accounts receivable, net (note 3)                             172,276
    Related party trade receivables (note 7)                             87,385
    Related party loans receivable (note 7)                              59,541
    Prepayments and other current assets (note 4)                       154,990
                                                                   ------------
         Total current assets                                           487,062

    Customer contracts, net (note 6)                                    271,391
    Equipment and fixtures, net (note 5)                                240,009
                                                                   ------------

    Total assets                                                        998,462
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                               95,208
    Related party payables (note 7)                                     532,942
    Short term related party loan (note 7)                               56,410
    Short term bank loan (note 8)                                        80,763
    Other current liabilities (note 9)                                   62,976
    Accrued expenses (note 10)                                           52,254
    Deferred revenue                                                      5,414
                                                                   ------------
       Total current liabilities                                        885,967

    Deferred taxes (note 12)                                             43,423
    Long term capital lease obligation (note 11)                          4,935
                                                                   ------------

        Total long term liabilities                                      48,358
                                                                   ------------

          Total liabilities                                             934,325
                                                                   ------------

Commitments and contingencies (note 11)

   Shareholders' equity
   Common stock, HUF 10,000 par value
     (12,500 shares authorized, issued and
     outstanding as of December 31, 2004)                               125,000
   Additional paid in capital                                           240,000
   Accumulated deficit                                                 (300,863)
                                                                   ------------

      Total shareholders' equity                                         64,137
                                                                   ------------

      Total liabilities and shareholders' equity                        998,462
                                                                   ============

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
               Combined and Consolidated Statements of Operations
                        In thousands of Hungarian Forint


                                                                   Year ended
                                                                  December 31,
                                                                      2004
                                                                 --------------

Third party revenue                                                     768,239
Related party revenue                                                    60,903
                                                                 --------------
Total revenue                                                           829,142

Cost of revenue (exclusive of depreciation and
  amortization shown separately below)
   Third party                                                          114,450
   Related party                                                         25,268
                                                                 --------------

Total cost of revenue (exclusive of depreciation and
  amortization shown separately below)                                  139,718

Operating expenses
   Personnel expenses                                                   232,937
   Consulting, advisory and professional fees                           155,693
   Other selling, general and administrative expenses
     (including THUF 49,500 related party expenses)                     222,823
   Depreciation and amortization                                         95,772
                                                                 --------------

Total operating expenses                                                707,225

Loss from operations                                                    (17,801)

Other income/(expense)
Interest income                                                           3,512
Interest expense                                                        (21,881)
                                                                 --------------
Total other expenses                                                    (18,369)
                                                                 --------------

Loss before income taxes                                                (36,170)
Income taxes -deferred                                                    4,027
Income taxes -current                                                    (4,805)
                                                                 --------------
Net income tax expense                                                     (778)
                                                                 --------------

Net loss                                                                (36,948)
                                                                 ==============

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
     Combined and Consolidated Statements of Changes in Shareholders' Equity
               In thousands of Hungarian Forint, except share data

                                    Common Stock
                             ---------------------------    Additional
                              Number of                      paid in       Accumulated     Shareholders'
                                Shares         Amount        capital         Deficit          Equity
                             ------------   ------------   ------------    ------------    ------------
January 1, 2004                    12,500        125,000             --         (15,960)        109,040
                             ============   ============   ============    ============    ============

Push down adjustments on
  acquisition of Navigator
  by Wallis Rt. (note 2)               --             --        240,000              --         240,000

Deemed dividend related
  to acquisition of
  Navigator Info Kft
  under common control of
  Wallis Rt. (note 2)                  --             --             --        (240,000)       (240,000)

Net loss
                                       --             --             --         (36,948)        (36,948)

Dividends                              --             --             --          (7,955)         (7,955)
                             ------------   ------------   ------------    ------------    ------------

December 31, 2004                  12,500        125,000        240,000        (300,863)         64,137
                             ============   ============   ============    ============    ============

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
                Combined and Consolidated Statement of Cash Flows
                        In thousands of Hungarian Forint


                                                                   Year ended
                                                                   December 31,
                                                                      2004
                                                                 --------------
Net loss                                                                (36,948)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Depreciation and amortization                                            95,772
Decrease in deferred taxation                                            (4,027)
Loss on disposal of leasehold improvements                               24,836
Loss on sale of property and equipment                                   12,327
Increase in allowance for doubtful receivables                           16,099
Changes in assets and liabilities:
   Increase in receivables                                             (121,541)
   Increase in prepayments and other assets                             (51,598)
   Increase in related party payables                                    27,042
   Increase in payables and other current liabilities                    22,235
   Increase in deferred revenue                                           4,592
                                                                 --------------
Net cash used in operating activities                                   (11,211)

Cash flows from investing activities:
Purchase of property and equipment                                      (42,695)
Proceeds from sale of property and equipment                             31,662
                                                                 --------------
Net cash used in investing activities                                   (11,033)

Cash flows from financing activities:
2003 dividends paid                                                     (22,559)
Proceeds from related party loans - cash pool,
  net (see note 7)                                                       55,308
Proceeds from short term bank loan                                       80,763
Repayment of short term related party loan                              (38,474)
Early repayment of leasing obligations                                  (21,403)
Repayment of related party loan                                         (19,550)
Repayment of other loans                                                (14,511)
                                                                 --------------
Net cash provided by financing activities                                19,574

Decrease in cash and cash equivalents                                    (2,670)
Cash and cash equivalents, beginning of year                             15,540
                                                                 --------------

Cash and cash equivalents, end of year                                   12,870
                                                                 ==============

Supplemental Disclosures:

Non cash investing and financing activities
                                                                 --------------
Purchase of shares of company under common
  control (note 7) Payment made in 2005                                 280,000

Purchase of assets of company under common
  control (note 7) Payment made in 2005                                 180,700

Other
                                                                 --------------
Cash paid for income taxes                                                5,259
Cash paid for interest                                                   19,331

   The accompanying notes form an integral part of these financial statements

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

1. Organization and Business

Navigator Informatika Rt. ("Navigator") was incorporated on July 17, 2001. On December 1, 2004, Navigator purchased 100% of the shares of Navigator Info Kft. and its wholly owned subsidiary Navigator Engineering Kft, for THUF 280,000 in a transaction under the common control of Wallis Rt., the parent company of all entities involved in this transaction. Navigator Informatika Rt. and its subsidiaries are referred to as the "Company."

The Company provides a full range of information technology outsourcing services. The information technology ("IT") outsourcing services provided by the Company primarily comprise IT maintenance, procurement, consultancy and related services.

On October 7, 2005, Euroweb International Corp. and one of its subsidiaries purchased 100% of the outstanding shares of common stock of Navigator from Marivaux Investments Limited and Graeton Holdings Limited for USD 8.5 million (THUF 1,758,650 as of October 7, 2005) cash and 441,566 shares of common stock of Euroweb International Corporation.

2. Summary of Significant Accounting Policies

      Accounting Principles

      The financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America.

      Basis of Presentation

      The financial statements comprise the accounts of Navigator, Navigator Info Kft. (the wholly-owned subsidiary of Navigator) and Navigator Engineering Kft. (the wholly-owned subsidiary of Navigator Info Kft.) Navigator acquired Navigator Info Kft. in December 2004 for THUF 280,000 in a transaction under the common control of Wallis Rt. Accordingly, the transaction was accounted in a manner similar to a pooling-of-interests, with all prior periods being restated as if the entities were combined for all periods presented. The purchase consideration was in excess of the value of Navigator Info Kft. net assets recorded by Navigator upon the transaction. The excess consideration over recorded net assets, of THUF 240,000, was accounted for as a distribution to Wallis Rt., which resulted in a deduction from retained earnings.

      On August 12, 2004, Wallis Rt. indirectly acquired 100% of the shares of AM-IT Rt. (which was subsequently renamed to Navigator) from an unrelated third party. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, at this date, the assets and liabilities of Navigator were measured at their fair values. The purchase price adjustments and goodwill were pushed down to Navigator in accordance with Staff Accounting Bulletin No.
54. "Push-down" is a basis of accounting that reflects the parent company's cost in the separate financial statements of a purchased subsidiary. Accordingly, as of August 12, 2004, the assets and liabilities of Navigator were stepped up to reflect the accounting basis of Wallis Rt. in Navigator's assets and liabilities.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      The consideration paid by Wallis Rt. for Navigator was allocated as follows:

                                                                       THUF

            Fair value of Navigator Informatika Rt.'s
              recorded assets acquired and liabilities assumed:
                Cash                                                     28,327
                Net receivables                                          86,067
                Other current assets                                     19,747
                Fixed assets                                             64,992
                Payables and accruals                                   (41,283)
                Loans and leasing liability                             (32,850)
                                                                    -----------

            Total fair value of recorded assets acquired and
              liabilities assumed:                                      125,000
                Identified intangible - customer contract               356,000
                Deferred tax related to identified intangible           (56,960)
                                                                    -----------

                                                                        424,040

                Excess of fair value of net assets over
                  consideration                                         (59,040)

            Total consideration                                         365,000
                                                                    ===========

      In determining the fair value of the acquired customer contract, the Company considered its intention for future use of the asset and analyses of historical financial performance and estimates of future performance of Navigator Rt.'s services. The Company used an income-based valuation approach, using discount rates ranging from 16% to 18%. The contract is being amortized over the estimated remaining useful life of 4.5 years. In allocating the purchase price, the THUF 59,040 excess of fair value over purchase price consideration was allocated as a pro-rata reduction of the values assigned to non-current assets. The carrying value of the net assets prior to the above-described step-up was THUF 125,000. The increase in the recorded values of those assets upon the step-up was THUF 240,000, which amount was recorded as additional paid-in capital.

      All material intercompany balances and transactions have been eliminated.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments

      All financial instruments are carried at amounts that approximate fair value.

      Cash and Cash Equivalents

      Cash and cash equivalents include cash at bank and short-term deposits with maturities of three months or less at the date of purchase.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      Inventory

      Inventory, comprised of IT hardware for resale, is carried at the lower of cost or market. Deposits paid by the Company for inventory are recorded as prepayments until the Company takes title to the inventory.

      Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Equipment purchased under capital leases is stated at the present value of minimum lease payments at the inception of the lease less accumulated depreciation. Leased assets are depreciated using a straight-line method over the estimated useful lives of the leased asset.

      The Company provides for depreciation of property and equipment using the straight-line method over the following estimated useful lives:

      Software                                                3 years
      Computer equipment                                    3-5 years
      Other furniture equipment and fixtures                5-7 years
      Server room removable fixtures                         17 years

      Recurring maintenance on property and equipment is expensed as incurred.

      Long-lived Assets

      The Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If the undiscounted cash flows exceeds the recorded value of the asset, the asset is written down to its estimated fair value based on a discounted cash flow analysis.

Revenue Recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, the product or service has been delivered, fees are fixed or determinable, collection is probable and all other significant obligations have been fulfilled. Revenues from maintenance services are recognized in the month in which the services are provided, either based on performance or on fixed monthly fees. The Company defers revenue recognition for payments on contracts for which services have not been performed.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      The Company also generates non-recurring revenue from consulting fees for implementation, installation, configuration, testing and training related to the use of third party licensed products. The Company recognizes revenue for these services as they are performed, if contracted on a time and materials basis, or using the percentage of completion method, if contracted on a fixed fee basis and when the cost of the consulting project can be reliably estimated. Percentage of completion is measured based on cost incurred to date compared to total estimated cost at completion.

      When the cost to complete a project cannot be reliably estimated, the Company recognizes revenue using the completed contract method until such time that the cost to complete the project can be reliably estimated.

Cost of Revenues

      Cost of revenues principally comprises cost of fixed assets sold during the course of IT outsourcing projects, cost of materials required to perform IT outsourcing activities and cost of project-dedicated sub-contractors.

Foreign Currency Translation

      The Company considers the Hungarian Forint ("HUF") to be its functional currency.

      Gains and losses from foreign currency transactions and the translation of monetary assets or liabilities not denominated in Hungarian forints are included in the income statements in the period in which they occur.

      Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities, net of appropriate valuation allowances, are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement. The Company has concluded that SFAS No.123 (revised
      2004) currently has no impact on its financial statements, as the Company does not provide equity-based compensation to employees.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary
      Assets: an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 eliminates a company's ability to use the similar productive assets concept to account for nonmonetary exchanges at book value without recognizing a gain.

      Nonmonetary exchanges will have to be accounted for at fair value, with gain or loss recognized, if the transactions meet a commercial-substance criterion and fair value is determinable. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005, and early application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The Company does not believe that SFAS 153 will have any impact on its financial statements.

      In December 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" ("ARB 43") to eliminate the "so abnormal" criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges.

      Additionally, SFAS 151 clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. SFAS 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company currently does not have any inventory that is within the scope of SFAS 151.

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." This statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement was issued. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on the Company's financial statements.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

3. Trade Accounts Receivable

Trade accounts receivable as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Receivable                                                    205,400
Less allowance for doubtful debts                             (33,124)

Total                                                         172,276
                                                              =======

The Company establishes allowances for doubtful debts to reduce receivables to their estimated recoverable value. The allowance is determined on an account by account basis, with a 100% provision for those accounts overdue by more than 180 days.

4. Prepayments and Other Current Assets

Prepayments and other current assets as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Inventory                                                      95,530
Corporate and value added taxes                                18,156

Others                                                         41,304

Total                                                         154,990
                                                              =======

Inventory prepayments include THUF 80,763 related to an advance payment for IT equipment, which was received and sold to a customer at cost in February 2005.

5. Property and Equipment

Property and equipment as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Software                                                       98,294
Computer equipment                                            252,951
Server room moveable fixtures                                  10,584
Furniture, fixtures and other                                  36,482
---------------------------------------------------------------------
Total                                                         398,311
Less accumulated depreciation                                (158,302)
Total property and equipment                                  240,009
                                                              =======

The gross value of assets recorded under capital lease obligation was THUF 27,850, while accumulated depreciation was THUF 8,360 as of December 31, 2004.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

6. Customer Contract

Navigator has a fixed-term contract with Antenna Hungaria, its former parent, to provide IT maintenance services until 2009. When Wallis Rt. indirectly acquired Navigator from Antenna Hungaria on August 12, 2004, an amount of THUF 356,000 was assigned as the value of this customer contract (see note 2). Amortization of THUF 30,220 was charged in the year ended December 31, 2004. Estimated amortization in THUF until the end of the term of the contract, in February 2009, is as follows:

Year ended December 31,
---------------------------------------------------------------------
2005                                                           78,230
2006                                                           78,230
2007                                                           78,230
2008                                                           78,230
2009                                                           12,860

7. Related Party Transactions

The Company has entered into transactions with related parties both during the course of its normal operating activities and during the course of acquiring certain assets and assuming certain liabilities of Wallitrade Kft., as well as the purchase of the shares of Navigator Info Kft. These transactions are summarized below:

      Related Party Loans Receivable

      As of December 31, 2004, THUF 38,474 of the balance of total related party loans receivable relates to a short-term loan provided to Wallitrade Kft., a party related by common ownership. The loan was granted in November 2004 and bears interest at the base rate of the Hungarian National Bank.

      The remaining amount of THUF 21,067 relates to the cash pool financing arrangement described below.

      Cash Pool Financing

      The Company has a cash pool agreement with Wallis Rt., the Company's ultimate parent, whereby all surplus cash at bank of the Company and other companies directly and indirectly owned by Wallis Rt. (collectively, "Wallis Group") are sent to a head office account on a daily basis. If there are funds drawn on an external overdraft facility, then cash is sent by Wallis Rt. to the particular subsidiary in order to minimize interest costs to Wallis Group. As of January 1, 2004, the Company had transferred THUF 37,965 to Wallis Rt. under this cash pool agreement. As of December 31, 2004, THUF 38,410 was received from Wallis Rt. in order to maintain a zero position in Navigator's external bank overdraft facility, while Navigator's subsidiaries had transferred cash at bank of THUF 21,067 to Wallis Rt. - resulting in net borrowings of the Company from Wallis Rt. of THUF 17,343 as of December 31, 2004. The charge for the cash pool financing is one-month BUBOR.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      Cash in hand as of December 31, 2004 relates to petty cash at the Company and its two subsidiaries.

      Related Party Loan Payable

      In September 2001, a related party provided a loan of THUF 30,000 to the Company to finance working capital. The interest rate of the loan was BUBOR (Budapest Interbank Offered Rate) +1%. The balance as of December 31, 2004 was THUF 18,000. The balance was fully repaid in March 2005.

      Purchase of Wallitrade assets

      In December 2004, the Company signed an agreement to purchase part of the net assets of Wallitrade Kft. from Wallis Group in several stages.

      The first stages were completed in December 2004, and the following assets were purchased:

                                                          THUF

            Inventory                                     23,200
            Fixed assets                                 157,500
                                                       ---------
            Total                                        180,700

      Note 14 (Subsequent events) details the completion of the purchase of part of Wallitrade's net assets in 2005.

      Acquisition of Shares in Navigator Info Kft.

      The Company acquired all of the issued shares of Navigator Info Kft. for consideration of THUF 280,000 in December 2004. As the acquisition was made from an entity under common control (all of the companies were owned directly or indirectly by Wallis Rt. at the time of the acquisition in December 2004), the transactions were accounted in a manner similar to a pooling of interests (see note 2).

      Operating Transactions

      The Company provides IT outsourcing services to related parties. Total revenues generated from these services were THUF 60,900 (exclusive of VAT) during 2004.

      Related parties also provided the following services (figures exclusive of VAT) to the Company in 2004:

      o     Office rental of THUF 13,195 (see note 11)
      o     Car rental of THUF 13,210 (see note 11)
      o     Cash pool services (see note 7)
      o     Management fees of THUF 16,485
      o     Other miscellaneous services from related parties of THUF 10,675

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      The total amount of such services purchased by the Company was THUF 62,700 (exclusive of VAT) during 2004.

      The Company also invoiced a related party THUF 9,000 (exclusive of VAT) during the year for services that it sub-contracted from another related party. This is reflected on a net basis in the financial statements.

8. Bank Loan

On November 30, 2004, the Company obtained a short-term loan of EUR 328,398 (THUF 80,763 as of December 31, 2004) in order to finance a deposit payable in respect of a purchase of inventory to be sold to a customer under an outsourcing agreement. The loan was repaid in February 2005.

9. Other Current Liabilities

Other current liabilities as of December 31, 2004 in THUF were as follows:

                                                    December 31, 2004
---------------------------------------------------------------------
Wage related taxes                                             21,795
Wages                                                          11,335
Value added tax payable                                         9,643
Short-term portion of capital lease obligation                  8,400
Dividend payable                                                7,955
Local tax payable                                               2,967
Other                                                             881
---------------------------------------------------------------------
Total other current liabilities                                62,976

10. Accrued Expenses

Accrued expenses as of December 31, 2004 in THUF were as follows:

                                                                2004
---------------------------------------------------------------------
Accrued trade payables                                         36,218
Office rent                                                     1,728
Audit                                                           4,200
Other                                                          10,108

Total                                                          52,254
                                                               ======

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

11. Commitments and Contingencies

      Lease Agreements

      Capital lease - In 2003, the Company entered into three year capital lease for computer equipment. The following is a schedule of future capital lease payments (with initial or remaining lease terms in excess of one year) as of December 31, 2004 in THUF:

            Short term lease obligation                                    8,400
            Long term lease obligation                                     4,935
            --------------------------------------------------------------------
            Total lease payments                                          13,335

      The current portion of the capital lease obligation is included in 'Other current liabilities' in the accompanying balance sheets.

      Operating Leases

      On September 1, 2004, the Company commenced a non-cancelable rental contract for its office space for a period of 62 months with a related party. The monthly rental fee is THUF 2,672.

      The Company also has various car rental agreements under operating leases with a related party. The rental amounts include maintenance and servicing.

      Following are the Company's commitments under its non-cancelable lease obligations, as of December 31, 2004 in THUF:


                                               Capital lease     Operating lease

            2005                                       10,071            50,782
            2006                                        5,875            49,718
            2007                                           --            48,599
            2008                                           --            44,979
            2009                                           --            26,720
                                               --------------    --------------
            Total                                      15,946           220,798
                                               --------------    ==============
            Less amount representing interest          (2,611)
                                               --------------
            Net minimum lease payments                 13,335
                                               ==============

      There are no restrictions on dividends imposed by lease contracts.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

      Commitment Related to Advance Payment for Inventory

      As part of its IT outsourcing relationship with a large customer, the Company concluded an agreement in 2004 whereby it agreed to procure IT assets for resale to the customer. A deposit with the supplier for THUF 80,763 was made in December 2004. The assets were delivered to the Company in February 2005 and installed by the Company at the customer's site in the same month, when the remaining payment of THUF 193,200 was paid by the Company to the supplier.

      Subsidy

      In 2003, the Company was granted a government subsidy of THUF 16,800 in connection with a government related project. The Company used the funds to subsidize sub-contractor costs in connection with the establishment of a government portal. The Company has a commitment to maintain the portal until May 2007, and the government has the right to demand the entire amount of the funds (with interest at twice the Hungarian National Bank rate) if the Company does not fulfill its obligations until May 2007.

12. Income Taxes

The statutory corporate tax rate in Hungary was 16% as of December 31, 2004. Neither the Company nor its subsidiaries have any tax net operating loss carryforwards from prior years.

The corporate income taxes of THUF 4,807 arise from the fact that the reported loss before income taxes of THUF 30,795 includes THUF 22,704 of fixed asset write-offs and THUF 19,800 of customer list amortization, which are not deductible under Hungarian taxation rules, and THUF 16,100 of provision for doubtful accounts which are deductible when the receivables are written off.

The Company recognized a deferred tax liability of THUF 47,451 in connection with the recognition of the customer contract (note 6). The balance at December 31, 2004 represents the deferred tax liability of THUF 43,423 relating to the excess of carrying values of customer contracts over their respective tax bases. The deferred tax liability will be recognised in the statements of operations as the customer contract is amortized over its remaining term until February 2009. The Company has no other significant deferred tax assets or liabilities.

13. Dependency on Certain Customers

49% of the consolidated sales revenue in 2004 is derived from one customer, which was a former owner of the Company. 78% of the 2004 annual sales revenue was generated from the four most significant customers of the Company. As of December 31, 2004, trade receivables of THUF 124,774 were due from Antenna Hungaria, the former owner of the Company, while the other three largest customers owed a total of THUF 62,093.

                   Navigator Informatika Rt. and subsidiaries
           Notes to the Combined and Consolidated Financial Statements
               In thousands of Hungarian Forint, except share data

14. Subsequent Events

During the first quarter of 2005, the Company completed the purchase of a part of Wallitrade's net assets (See note 7) by acquiring receivables of THUF 33,122 and assuming liabilities of THUF 65,625 which related to the fixed assets purchased in 2004.

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for THUF 201,250, with an interest rate of three month BUBOR +2.5%, in order to finance the payment for the Wallitrade net assets noted above. The loan is repayable in 14 quarterly instalments of THUF 14,380 plus quarterly interest starting on May 31, 2005. The shares of the Company were pledged as collateral for this loan, as well as a general lien established on all of the assets of the Company.

In addition to the long-term loan agreement, the Company also concluded an overdraft facility with the Bank for THUF 130,000 on July 20, 2005. Additionally, on September 1, 2005, the Company concluded a short-term loan facility agreement with the Bank for THUF 30,000 to fund working capital. The initial short-term loan facility expired on October 31, 2005 and was extended to January 31, 2006 in October 2005.

In June 2005, Wallis Group sold its shares in Navigator to Marivaux Investments Limited and Graeton Holdings Limited.

On October 7, 2005, Euroweb International Corp. and one of its subsidiaries purchased 100% of the outstanding shares of common stock of Navigator Informatika Rt. from Marivaux Investments Limited and Graeton Holdings Limited for USD 8.5 million cash and 441,566 shares of common stock of Euroweb International Corporation.

                   Navigator Informatika Rt. and subsidiaries
     Unaudited Condensed Combined and Consolidated Statements of Operations
                        In thousands of Hungarian Forint


                                                                      As of
                                                                  September 30,
                                                                      2005
                                                                 --------------
ASSETS
  Current assets:
    Cash and cash equivalents                                                --
    Trade accounts receivable, net                                      132,215
    Related party receivables                                            93,607
    Accrued revenue                                                      52,907
    Prepaid and other current assets                                     87,972
                                                                 --------------
         Total current assets                                           366,701

    Customer contract, net                                              231,396
    Equipment and fixtures, net                                         229,178
                                                                 --------------

    Total assets                                                        827,275
                                                                 ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                              133,379
    Related party payables                                               46,254
    Short-term portion of related party loan                             10,937
    Short term bank loan and overdraft                                  161,510
    Other current liabilities                                            71,473
    Accrued expenses                                                     76,710
    Deferred revenue                                                      8,396
                                                                 --------------
       Total current liabilities                                        508,659

    Long term portion of bank loan                                      115,000
    Long-term portion of related party loan                              43,750
    Deferred taxes                                                       37,023
    Long term portion of capital lease obligation                         5,270
    Other loan obligations                                                8,367
                                                                 --------------
        Total long term liabilities                                     209,410
                                                                 --------------

          Total liabilities                                             718,069
                                                                 --------------

Commitments and contingencies
   Shareholders' equity
   Common stock, HUF 10,000 par value
     (12,500 shares authorized, issued and
     outstanding as of September 30, 2005)                              125,000
   Additional paid-in capital                                           240,000
   Accumulated deficit                                                 (255,794)
                                                                 --------------
      Total shareholders' equity                                        109,206
                                                                 --------------

      Total liabilities and shareholders' equity                        827,275
                                                                 ==============

              The accompanying notes form an integral part of these
                    unaudited condensed financial statements

                   Navigator Informatika Rt. and subsidiaries
     Unaudited Condensed Combined and Consolidated Statements of Operations
                        In thousands of Hungarian Forint

                                                            Nine months ended September 30,
                                                             ----------------------------
                                                                 2005            2004
                                                             ------------    ------------
Third party revenue                                               841,872         498,622
Related party revenue                                             241,309          12,956
                                                             ------------    ------------
Total revenue                                                   1,083,181         511,578

Cost of revenue (exclusive of depreciation and
  amortization shown separately below)                            268,494          56,973

Operating expenses
   Personnel expenses                                             170,857         172,352
   Consulting, advisory and professional fees                     236,289         159,913
   Other selling, general and administrative expenses
     (including HUF 106 million and HUF 21 million
     related party expenses in 2005 and 2004 respectively)        228,818          96,027
   Depreciation and amortization                                   96,805          61,563
                                                             ------------    ------------
Total operating expenses                                          732,769         489,855

Income (loss) from operations                                      81,918         (35,250)

Other income / (expense)
Interest income                                                     2,899           2,491
Interest expense                                                  (18,015)         (9,278)
                                                             ------------    ------------

Total other expenses                                              (15,116)         (6,787)
                                                             ------------    ------------

Income (loss) before income taxes                                  66,802         (42,037)

Income tax, deferred                                                6,399           1,238
Income tax, current                                               (28,132)         (2,944)
                                                             ------------    ------------

Net income taxes expense                                          (21,733)         (1,706)
                                                             ------------    ------------

Net income (loss)                                                  45,069         (43,743)
                                                             ============    ============

              The accompanying notes form an integral part of these
                    unaudited condensed financial statements

                   Navigator Informatika Rt. and subsidiaries
      Unaudited Condensed Combined and Consolidated Statement of Cash Flows
                        In thousands of Hungarian Forint

                                                          Nine months ended September 30,
                                                           ----------------------------
                                                               2005            2004
                                                           ------------    ------------
Net cash provided by operating activities                       351,177          41,214

Cash flows from investing activities:
Payment for Wallitrade assets acquired                         (148,197)             --
Proceeds on sale of fixed assets                                     --           8,400
Purchase of property and equipment                              (59,705)        (15,977)
                                                           ------------    ------------
Net cash used in investing activities                          (207,902)         (7,577)

Cash flows from financing activities:
Payment for Navigator Info Kft. shares - deemed dividend       (280,000)             --
Net borrowings under overdraft facility                         104,010              --
Proceeds of long-term bank loan                                 201,250              --
Repayment of long-term bank loan                                (28,750)             --
Repayment of short-term bank loan                               (80,763)             --
Repayment of related party loans - cash pool, net               (17,343)         47,207
Repayment of related party loan                                 (40,787)        (36,883)
2004 & 2003 dividends paid, respectively                         (7,955)        (22,559)
Principal payments under capital lease obligations               (5,807)        (25,357)
                                                           ------------    ------------
Net cash used in financing activities                          (156,145)        (37,592)

Decrease in cash and cash equivalents                           (12,870)         (3,955)
Cash and cash equivalents, beginning of year                     12,870          15,540
                                                           ------------    ------------
Cash and cash equivalents, end of period                             --          11,585
                                                           ============    ============

              The accompanying notes form an integral part of these
                    unaudited condensed financial statements

1. Basis of Presentation

Navigator Informatika Rt. ("Navigator") is a Hungarian Corporation, which was owned until October 7, 2005 by Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton"), which are both registered under the laws of the Cyprus. Marivaux and Graeton [were][are] both [indirectly] owned by Wallis Rt. Navigator Informatika Rt., and its wholly owned subsidiaries, Navigator Info Kft. and Navigator Engineering Kft., are engaged in information technology outsourcing, applications development and information technology consulting services primarily in the Hungarian market.

The accompanying unaudited condensed financial statements of Navigator are stated in Hungarian Forints ("HUF") (the currency in Hungary) and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these financial statements include all adjustments, consisting mainly of normal recurring accruals, necessary for a fair presentation of the results for the interim periods presented. Results for the interim periods are not necessarily indicative of the results for a full fiscal year. These unaudited condensed financial statements should be read in conjunction with Navigator's audited financial statements and notes thereto as of and for the year ended December 31, 2004.

      On August 12, 2004, Wallis Rt. indirectly acquired 100% of the shares of AM-IT Rt. (which was subsequently renamed to Navigator) from an unrelated third party. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, at this date, the assets and liabilities of Navigator were recorded at their fair values and excess unallocated purchase consideration recorded as goodwill. The purchase price adjustments and goodwill were pushed down to Navigator in accordance with SAB 54. "Push-down" is a basis of accounting that reflects the parent company's cost in the separate financial statements of a purchased subsidiary. Accordingly, as of August 12, 2004, Navigator stepped up the values of its consolidated assets and liabilities to reflect the accounting basis of Wallis Rt. in Navigator's assets and liabilities based on their estimated fair values. The consideration has been allocated as follows:

                                                                       THUF

                Fair value of Navigator Informatika Rt.'s
                  recorded assets acquired and liabilities
                  assumed:
                    Cash                                                 28,327
                    Net receivables                                      86,067
                    Other current assets                                 19,747
                    Fixed assets                                         64,992
                    Payables and accruals                               (41,283)
                    Loans and leasing liability                         (32,850)
                                                                    -----------
                Total fair value of recorded assets acquired
                  and liabilities assumed:                              125,000

                    Total fair value of recorded assets acquired
                      and liabilities assumed:                          125,000
                    Identified intangible - customer contract           356,000
                    Deferred tax related to indentified intangible      (56,960)
                                                                    -----------
                                                                        424,040

                    Excess of fair value of net assets over
                      consideration                                     (59,040)

                Total consideration                                     365,000
                                                                    ===========

      The excess of fair value of net assets over consideration was allocated on a pro-rata basis to non-current assets. . The carrying value of the net assets prior to the above-described step-up was THUF 125,000. The increase in the recorded values of those assets upon the step-up was THUF 240,000, which amount was recorded as additional paid-in capital.

2. Bank Loan

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for THUF 201,250, with an interest rate of three month BUBOR +2.5%. The loan is repayable in 14 quarterly instalments of THUF 14,375 plus quarterly interest starting on May 31, 2005. The shares of the Company were pledged as collateral for this loan, as well as a general lien established on all of the assets of the Company.

In addition to the long-term loan agreement, the Company also entered into an overdraft facility with the Bank for THUF 130,000 on July 20, 2005.

Additionally, on September 1, 2005, the Company entered into a two-month loan facility agreement with the Bank for THUF 30,000 to fund working capital. The Company did not draw down funds under this agreement until October 2005.

3. Dependency on Certain Customers

30% of the consolidated sales revenue in the nine months ended September 30, 2005 is derived from one customer, which was a former owner of the Company. 80% of the consolidated sales revenue in the nine months ended September 30, 2005 was generated from the four most significant customers of the Company.

4. Commitments and Contingencies

Subsidy

      In 2003, the Company was granted a government subsidy of THUF 16,800 in connection with a government related project. The Company used the funds to subsidize sub-contractor costs in connection with the establishment of a government portal. The Company has a commitment to maintain the portal until May 2007, and the government has the right to demand the entire amount of the funds (with interest at twice the Hungarian National Bank rate) if the Company does not fulfill its obligations until May 2007.

5. Subsequent Events

In October 2005, the short term loan facility agreement of THUF 30,000 was extended to January 31, 2006.

There were no other material events until the date of this report that are not disclosed in the financial statements for the year ended December 31, 2004.

                                    EXHIBIT D

                        EUROWEB INTERNATIONAL CORPORATION

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The accompanying unaudited pro forma condensed consolidated financial statements (the "unaudited pro forma financial statements") give effect to:

      o the sale of 100% of the interest of Euroweb International Corporation ("Euroweb") in each of Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania")
      o     the sale of 100% of Euroweb Slovakia a.s. ("Euroweb Slovakia"); and
      o     the acquisition of 100% of Navigator Informatika Rt. ("Navigator")

Sale of 100% of the interest of Euroweb in Euroweb Hungary and Euroweb Romania

The unaudited pro forma financial statements give effect to the sale of 100% of the Company's interest in Euroweb Hungary and Euroweb Romania. The sale is expected to be completed prior to June 30, 2006. Euroweb Hungary and Euroweb Romania are together expected to be sold for approximately $30,000,000 cash, less estimated transaction costs, severances, success fees and estimated guarantee provisions of approximately $1,700,000.

Euroweb International Corporation ("Euroweb") believes that the sale of Euroweb Hungary and Euroweb Romania meets the criteria for presentation as a discontinued operation under the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The unaudited pro forma financial statements reflect the pro forma impact of the sale of Euroweb Hungary and Euroweb Romania on the financial position and results of operations of Euroweb for all of the historical periods presented. The estimated gain of $16,251,443 on the sale of Euroweb Hungary and Euroweb Romania is not reflected in the unaudited pro forma condensed consolidated statements of operations due to the non-recurring nature of the gain.

Sale of 100% of Euroweb Slovakia

The unaudited pro forma financial statements give effect to the sale of 100% of Euroweb Slovakia. The sale was completed on April 15, 2005 and Euroweb Slovakia has already been reported in discontinued operations in the historic financial statements of Euroweb for the nine months ended September 30, 2005 and 2004 included in Euroweb's Form 10-QSB for the quarter ended September 30, 2005. Euroweb is not yet required to prepare financial statements for any historic complete fiscal year that includes Euroweb Slovakia in discontinued operations. Therefore, the unaudited pro forma financial statements reflect the pro forma impact of the sale of Euroweb Slovakia on the results of operations of Euroweb for the years ended December 31, 2004 and 2003.

Acquisition of 100% of Navigator Informatika Rt. ("Navigator")

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 also give effect to the acquisition by Euroweb of 100% of Navigator. Pro forma effect is given to this acquisition only for the most recent fiscal year presented in the unaudited pro forma financial statements and the subsequent interim period.

Euroweb acquired Navigator for approximately $8,700,000 in cash consideration (including estimated direct transaction costs of $200,000) and 441,566 shares of Euroweb common stock with a fair value of $1,752,134, less estimated registration costs of $70,000. The acquisition, which was closed on October 7, 2005, will be accounted for using the purchase method of accounting. Under this method, the purchase price has been allocated to the assets acquired and liabilities assumed based on preliminary estimates. The final purchase price allocation will be calculated based on the transaction value and the fair values of the identifiable assets and liabilities of Navigator as of October 7, 2005 (the date of closing of the purchase). Euroweb expects to finalize these matters in early 2006. Therefore, the actual amount of goodwill, as well as other balance sheet items, could differ from the amounts disclosed in the unaudited pro forma financial statements and actual amounts disclosed in future statements of operations of the Euroweb, such as intangible asset amortization and income taxes, may differ from the corresponding amounts disclosed in the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated balance sheet gives effect to the disposition of Euroweb Hungary and Euroweb Romania and the acquisition of Navigator Rt. as if it occurred on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations give effect to the dispositions of Euroweb Hungary, Euroweb Romania and Euroweb Slovakia as though the dispositions had been in effect for all periods presented. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the acquisition of Navigator as if it occurred on January 1, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 do not give effect to the acquisition of Navigator.

The pro forma adjustments described in the accompanying notes are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated statements of operations are for illustrative purposes only and are not necessarily indicative of the actual results of operations that would have occurred had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of future operating results. The unaudited pro forma financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of the Euroweb, in its Form 10-KSB for the year ended December 31, 2004 and its Form 10-QSB for the nine month period ended September 30, 2005, and of Navigator in the Current Report on Form 8-K/A of Euroweb filed with the SEC on December 20, 2005.

All pro forma amounts are presented in U.S. dollars, the reporting currency of Euroweb.

There were no material business transactions between Euroweb and Navigator during the periods presented.

                                     EUROWEB
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005

                                              Adjustments to eliminate
                                                entities disposed of
                                             --------------------------      Adjustments                         Euroweb Pro
                                               Euroweb        Euroweb        to include     Pro forma               Forma
                                 Euroweb       Hungary        Romania        Navigator     adjustments   Notes  Consolidated
                                ----------   -----------     ----------      ---------     ----------    -----   ----------
                                    (A)           (B)            (C)             (D)           (J)                   (K)
ASSETS
Cash and cash
    equivalents                  4,863,296    (3,192,859)      (390,525)            --     30,000,000       1    25,429,912
                                                                                           (8,350,000)      2
                                                                                            6,000,000       3
                                                                                           (6,000,000)      4
                                                                                            2,500,000       5
Trade accounts
   receivable, net               4,501,859    (3,170,590)    (1,252,019)       636,996             --               716,246
Related party receivable                --            --             --        450,988             --               450,988
Unbilled receivable              1,221,809    (1,088,952)      (132,857)       254,900             --               254,900
Deferred tax assets                 31,678            --             --             --             --                31,678
Prepaid expenses and
   other current assets            924,572      (386,459)      (477,915)       423,839             --               484,037


   Total current assets         11,543,214    (7,838,860)    (2,253,316)     1,766,723     24,150,000            27,367,761
                                ----------   -----------     ----------      ---------     ----------            ----------

Property and equipment           6,642,425    (3,405,277)    (3,237,148)     1,114,839             --             1,114,839
Intangibles- customer lists      1,283,455    (1,283,455)            --      1,104,153      2,331,351       6     3,435,504
Goodwill                         5,806,181    (5,240,181)      (566,000)            --      7,965,948       7     7,965,948
Navigator - pre-
   acquisition cost                271,808            --             --             --       (150,000)      8            --
                                                                                             (121,808)      9
Other assets                       383,074      (383,074)            --             --             --                    --
                                ----------   -----------     ----------      ---------     ----------            ----------
Total assets                    25,930,157   (18,150,847)    (6,056,464)     3,985,715     34,175,491            39,884,052
                                ==========   ===========     ==========      =========     ==========            ==========

                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005


                                                Adjustments to eliminate
                                                 entities disposed of
                                               --------------------------     Adjustments                             Euroweb Pro
                                                 Euroweb        Euroweb       to include     Pro forma                   Forma
                                  Euroweb        Hungary        Romania        Navigator    adjustments      Notes    Consolidated
                                 ----------    -----------     ----------      ---------     ----------    ---------   ----------
                                     (A)            (B)            (C)            (D)            (J)                       (K)
LIABILITIES
Trade accounts payable            3,326,004     (1,688,345)    (1,596,219)       642,605             --                   684,045
Related party payable                    --             --             --        222,847             --                   222,847
Related party loan                       --             --             --         52,693                                   52,693
Pantel loan payables                472,152       (472,152)            --             --             --                        --
Current portion of bank loan        279,437       (279,437)            --        778,136        687,499        3          778,136

(687,499) 4
Notes payable                       175,554       (175,554)            --             --             --                        --
Other current liabilities           555,531       (365,132)      (139,567)       344,348             --                   395,180
Accrued expenses                  3,112,036     (2,305,893)      (249,011)       369,580         78,192       10        2,774,904
                                                                                                 70,000       11
                                                                                              1,700,000       18
Deferred IRU revenue                 46,000             --        (46,000)            --             --                        --
Deferred other revenues             526,923       (375,144)      (151,779)        40,451             --                    40,451
                                 ----------    -----------     ----------      ---------     ----------                ----------
   Total current liabilities      8,493,637     (5,661,657)    (2,182,576)     2,450,660      1,848,192                 4,948,256

Deferred tax liabilities             31,678        (31,678)            --        178,372        371,307       12          549,679
Deferred IRU revenue                871,035             --       (871,035)            --             --                        --
Related party loan                       --             --             --        210,782             --                   210,782
Pantel loan payable                 236,076       (236,076)            --             --             --                        --
Bank and loans                      439,352       (439,352)            --        554,057      5,312,501        3          554,057

(5,312,501) 4
Other loans                              --             --             --         40,312             --                    40,312
Lease obligations                   123,319         (8,498)      (114,821)        25,390             --                    25,390

STOCKHOLDERS' EQUITY
Common stock, $.001 par value         5,342             --             --        602,236       (602,236)      13            5,784
                                                                                                    442       14
Additional paid-in capital       49,810,246             --             --      1,156,292        525,400       14       51,491,938
Accumulated deficit             (34,193,589)   (11,858,985)    (2,689,572)    (1,232,386)     1,232,386       13      (17,942,146)
                                                                                             30,800,000       15
Accumulated other
   comprehensive income             113,061         85,399       (198,460)            --             --                        --
                                 ----------    -----------     ----------      ---------     ----------                ----------
   Total stockholders' equity    15,735,060    (11,773,586)    (2,888,032)       526,142     31,955,992                33,555,576
                                 ----------    -----------     ----------      ---------     ----------                ----------
Total liabilities and
   stockholders' equity          25,930,157    (18,150,847)    (6,056,464)     3,985,715     34,175,491                39,884,052
                                 ==========    ===========     ==========      =========     ==========                ==========


                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


                                                     Adjustments to eliminate entities
                                                                disposed of
                                                 -----------------------------------------     Pro forma     Adjustments
                                                   Euroweb        Euroweb        Euroweb     results after   to include
                                    Euroweb        Hungary        Romania        Slovakia    dispositions     Navigator
                                  -----------    -----------    -----------    -----------    -----------    -----------
                                      (E)             (F)            (G)            (H)                            (I)
Third party revenues               28,111,786    (18,646,057)    (5,637,991)    (3,827,738)            --      3,796,210
Related party revenues              8,503,939       (504,928)    (7,999,011)            --             --        300,948


  Total revenues                   36,615,725    (19,150,985)   (13,637,002)    (3,827,738)            --      4,097,158

Cost of revenues
   (exclusive of
   depreciation and
   amortization)
   Third party cost of revenues    17,233,994     (7,131,537)    (8,728,520)    (1,373,937)            --        565,548
Related party cost of revenues      6,198,505     (3,841,719)    (2,356,786)            --             --        124,860


   Total cost of revenues
     (exclusive of
     depreciation and
     amortization)                 23,432,499    (10,973,256)   (11,085,306)    (1,373,937)            --        690,408

Compensation and related
   costs                            4,182,977     (1,792,637)      (681,419)    (1,319,609)       389,312      1,151,045
Consulting, professional
   and directors fees               2,829,525     (1,926,142)      (352,825)      (141,296)       409,262        769,348
Other selling, general
   and administrative
   expenses                         4,237,848     (2,475,042)      (907,366)      (486,248)       369,192      1,101,067
Depreciation and
   amortization                     2,610,764     (1,796,394)      (626,564)      (185,758)         2,048        473,252
                                  -----------    -----------    -----------    -----------    -----------    -----------
Loss from operations                 (677,888)      (187,514)        16,478       (320,890)    (1,169,814)       (87,962)

Interest income                       275,987        (95,539)       (24,437)       (32,857)       123,154         17,354
Interest expense                     (493,659)       380,370         30,571          8,718        (74,000)      (108,124)
                                  -----------    -----------    -----------    -----------    -----------    -----------
  Net interest expense               (217,672)       284,831          6,134        (24,139)        49,154        (90,770)

Other expenses                       (170,000)            --             --             --       (170,000)            --
Gain from sale of
   subsidiaries                        28,751             --             --             --         28,751             --
                                  -----------    -----------    -----------    -----------    -----------    -----------
Loss before income taxes           (1,036,809)        97,317         22,612       (345,029)    (1,261,909)      (178,732)
Provision for income
   taxes - deferred                        --             --             --             --             --         19,899
Provision for income
   taxes - current                    (62,367)            --         31,092         31,275             --        (23,754)
                                  -----------    -----------    -----------    -----------    -----------    -----------
Loss from continuing
   operations                      (1,099,176)        97,317         53,704       (313,754)    (1,261,909)      (182,587)
                                  ===========    ===========    ===========    ===========    ===========    ===========

Income (loss) from
   continuing operations
   per share, basic and
   diluted                              (0.22)                                                      (0.23)

Weighted average number
   of shares outstanding            5,043,822                                                   5,485,388

                                                            Euroweb Pro
                                   Pro forma                   Forma
                                  adjustments     Notes     Consolidated
                                  -----------  ----------- -----------
                                       (J)
Third party revenues                       --                 3,796,210
Related party revenues                     --                   300,948


  Total revenues                           --                 4,097,158

Cost of revenues
   (exclusive of
   depreciation and
   amortization)
   Third party cost of revenues            --                   565,548
Related party cost of revenues             --                   124,860


   Total cost of revenues
     (exclusive of
     depreciation and
     amortization)                         --                   690,408

Compensation and related
   costs                                   --                 1,540,357
Consulting, professional
   and directors fees                      --                 1,178,610
Other selling, general
   and administrative
   expenses                                --                 1,470,259
Depreciation and
   amortization                     1,233,016          16     1,708,316
                                  -----------               -----------
Loss from operations               (1,233,016)               (2,490,792)

Interest income                            --                   140,508
Interest expense                           --                  (182,124)
                                  -----------               -----------
  Net interest expense                     --                   (41,616)

Other expenses                             --                  (170,000)
Gain from sale of
   subsidiaries                            --                    28,751
                                  -----------               -----------
Loss before income taxes           (1,233,016)               (2,673,657)
Provision for income
   taxes - deferred                   197,288          17       217,187
Provision for income
   taxes - current                         --                   (23,754)
                                  -----------               -----------
Loss from continuing
   operations                      (1,035,728)               (2,480,224)
                                  ===========               ===========

Income (loss) from
   continuing operations
   per share, basic and
   diluted                                                        (0.45)

Weighted average number
   of shares outstanding                                      5,485,388


                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005


                                                  Adjustments to eliminate
                                                    entities disposed of
                                                 --------------------------     Pro forma     Adjustments
                                                   Euroweb        Euroweb     results after    to include
                                    Euroweb        Hungary        Romania      dispositions    Navigator
                                  -----------    -----------    -----------    -----------    -----------
                                       (E)            (F)            (G)                           (I)
Third party revenues               30,622,486    (19,727,196)   (10,895,290)            --      4,299,653
Related party revenues              1,768,358       (203,044)    (1,565,314)            --      1,232,425
                                  -----------    -----------    -----------    -----------    -----------
  Total revenues                   32,390,844    (19,930,240)   (12,460,604)            --      5,532,078

Cost of revenues (exclusive of
   depreciation and
   amortization)
 Third party cost of revenues      20,677,378    (11,771,101)    (8,906,277)            --      1,371,267
Related party cost of revenues      1,164,692       (788,822)      (375,870)            --             --
                                  -----------    -----------    -----------    -----------    -----------
     Total cost of
       revenues (exclusive
       of depreciation and
       amortization)               21,842,070    (12,559,923)    (9,282,147)            --      1,371,267

Compensation and related costs      2,514,864       (891,922)      (806,067)       816,875        872,610
Consulting, professional and
   directors fees                   2,670,795     (2,194,657)      (230,228)       245,910      1,206,788
Collection of written-off
   receivable                        (265,630)            --        265,630             --             --
Other selling, general and
   administrative expenses          2,719,022     (1,893,765)      (571,928)       253,329      1,168,626
Depreciation and amortization
                                    2,649,330     (2,049,403)      (599,927)            --        494,408
                                  -----------    -----------    -----------    -----------    -----------
Loss from operations                  260,393       (340,570)    (1,235,937)    (1,316,114)       418,379

Interest income                        23,871        (17,655)        (6,216)            --         14,806
Interest expense                     (261,581)      (226,795)       (34,786)            --        (92,007)
                                  -----------    -----------    -----------    -----------    -----------
  Net interest expense               (237,710)       209,140         28,570             --        (77,201)

Other revenue                         170,000             --             --        170,000             --
                                  -----------    -----------    -----------    -----------    -----------
Loss before income taxes              192,683       (131,430)    (1,207,367)    (1,146,114)       341,178
Provision for income taxes -
   deferred                                --             --             --             --         32,681
Provision for income taxes -
   current                           (137,016)            --       (137,016)            --       (143,677)
                                  -----------    -----------    -----------    -----------    -----------
Loss from continuing operations        55,667       (131,430)    (1,070,351)    (1,146,114)       230,182
                                  ===========    ===========    ===========    ===========    ===========

Income (loss) from continuing
   operations per share, basic
   and diluted                           0.01                         (0.20)

Weighted average number of
   shares outstanding, basic
   and diluted                      5,342,533                     5,342,533

                                                            Euroweb Pro
                                   Pro forma                   Forma
                                  adjustments     Notes    Consolidated
                                  -----------  -----------  -----------
                                       (J)
Third party revenues                       --                 4,299,653
Related party revenues                     --                 1,232,425
                                  -----------               -----------
  Total revenues                           --                 5,532,078

Cost of revenues (exclusive of
   depreciation and
   amortization)
 Third party cost of revenues              --                 1,371,267
Related party cost of revenues             --                        --
                                  -----------               -----------
     Total cost of
       revenues (exclusive
       of depreciation and
       amortization)                       --                 1,371,267

Compensation and related costs             --                 1,689,485
Consulting, professional and
   directors fees                          --                 1,452,698
Collection of written-off
   receivable                                                        --
Other selling, general and
   administrative expenses                 --                 1,421,955
Depreciation and amortization
                                      861,603       16        1,356,011
                                  -----------               -----------
Loss from operations                 (861,603)               (1,759,338)

Interest income                            --                    14,806
Interest expense                           --                   (92,007)
                                  -----------               -----------
  Net interest expense                     --                   (77,201)

Other revenue                              --                   170,000
                                  -----------               -----------
Loss before income taxes             (861,603)               (1,666,539)
Provision for income taxes -
   deferred                           137,856       17          170,537
Provision for income taxes -
   current                                 --                  (143,677)
                                  -----------               -----------
Loss from continuing operations      (723,747)               (1,639,679)
                                  ===========               ===========

Income (loss) from continuing
   operations per share, basic
   and diluted                                                    (0.30)

Weighted average number of
   shares outstanding, basic
   and diluted                                                5,342,533


                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                               Adjustments to eliminate entities disposed of
                                                               ---------------------------------------------      Euroweb Pro
                                                                  Euroweb         Euroweb         Euroweb            Forma
                                                Euroweb           Hungary         Romania         Slovakia        Consolidated
                                              -----------      -----------      -----------      -----------      -----------
                                                   (E)              (F)             (G)               (H)
Third party revenues                           16,376,349       (8,412,501)      (4,539,215)      (3,424,633)              --
Related party revenues                          5,740,709         (106,845)      (5,633,864)              --               --
                                              -----------      -----------      -----------      -----------      -----------
  Total revenues                               22,117,058       (8,519,346)     (10,173,079)      (3,424,633)              --

Cost of revenues (exclusive of
   depreciation and amortization)
       Third party cost of revenues             8,155,836       (1,313,443)      (5,417,488)      (1,424,905)              --
Related party cost of revenues                  5,796,350       (3,160,812)      (2,635,538)              --               --
                                              -----------      -----------      -----------      -----------      -----------
   Total cost of revenues (exclusive of
     depreciation and amortization)            13,952,186       (4,474,255)      (8,053,026)      (1,424,905)              --

Compensation and related costs                  2,814,868       (1,110,410)        (601,785)      (1,006,673)          96,000
Consulting, professional and directors
   fees                                         2,074,565       (1,230,002)        (262,987)        (153,325)         428,251
Other selling, general and administrative
   expenses                                     2,458,429       (1,177,049)        (680,350)        (396,361)         204,669
Goodwill impairment                               887,957               --         (324,957)        (563,000)              --
Impairment of intangibles                         100,364               --         (100,364)              --               --

Depreciation and amortization                   1,636,133         (841,098)        (466,853)        (328,182)              --
                                              -----------      -----------      -----------      -----------      -----------
Loss from operations                           (1,807,444)         313,468          317,243          447,813         (728,920)

Interest income                                   495,285          (82,012)          (3,934)         (18,990)         390,349
Interest expense                                 (150,965)          93,132           24,333           28,269           (5,231)
                                              -----------      -----------      -----------      -----------      -----------
  Net interest expense                            344,320           11,120           20,399            9,279          385,118

Gain from sale of subsidiaries                    109,621         (109,621)              --               --               --
                                              -----------      -----------      -----------      -----------      -----------
Loss before income taxes                       (1,353,503)         214,967          337,642          457,092         (343,802)
Provision for income taxes - deferred                  --               --               --               --               --
Provision for income taxes - current              (61,590)              --           61,590               --               --
                                              -----------      -----------      -----------      -----------      -----------
Loss from continuing operations                (1,415,093)         214,967          399,232          457,092         (343,802)
                                              ===========      ===========      ===========      ===========      ===========

Income (loss) from continuing operations
   per share, basic and diluted                     (0.30)                                                              (0.07)

Weighted average number of shares
   outstanding                                  4,665,332                                                           4,665,332

                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

                                     EUROWEB
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                               Adjustments to eliminate entities
                                                         disposed of
                                                ------------------------------
                                                  Euroweb            Euroweb      Euroweb Pro Forma
                                Euroweb           Hungary            Romania         Consolidated
                              ----------        -----------         ----------         ----------
                                  (E)                (F)                (G)
Third party revenues          15,993,379        (12,313,811)        (3,679,568)                --
Related party revenues         5,533,618           (121,018)        (5,412,600)                --
                              ----------        -----------         ----------         ----------
  Total revenues              21,526,997        (12,434,829)        (9,092,168)                --

Cost of revenues
   (exclusive of
   depreciation and
   amortization)
   Third party cost of
         revenues             10,103,607         (4,404,957)        (5,698,650)                --
Related party cost of
   revenues                    4,454,898         (2,724,505)        (1,730,393)                --
                              ----------        -----------         ----------         ----------
   Total cost of
     revenues
     (exclusive of
     depreciation and
     amortization)            14,558,505         (7,129,462)        (7,429,043)                --

Compensation and
   related costs               2,137,468         (1,293,974)          (581,273)           262,221
Consulting,
   professional and
   directors fees              2,012,980         (1,413,765)           (83,256)           515,959
Other selling, general
   and administrative
   expenses                    2,350,118         (1,639,079)          (337,848)           373,191
Depreciation and
   amortization                1,314,925           (900,802)          (412,075)             2,048
                              ----------        -----------         ----------         ----------
Loss from operations            (846,999)           (57,747)          (248,673)        (1,153,419)

Interest income                  141,695            (71,639)           (21,063)            48,993
Interest expense                (283,043)           260,942             22,101                 --
                              ----------        -----------         ----------         ----------
  Net interest expense          (141,348)           189,303              1,038             48,993

Gain from sale of
   subsidiaries                   28,751            (28,751)                --                 --
                              ----------        -----------         ----------         ----------
Loss before income
   taxes                        (959,596)           102,805           (247,635)        (1,104,426)
Provision for income
   taxes - deferred                   --                 --                 --                 --
Provision for income
   taxes - current               (50,455)                --             50,455                 --
                              ----------        -----------         ----------         ----------
Loss from continuing
   operations                 (1,010,051)           102,805           (197,180)        (1,104,426)
                              ==========        ===========         ==========         ==========

Income (loss) from
   continuing
   operations per
   share, basic and
   diluted                         (0.20)                                                   (0.22)

Weighted average
   number of shares
   outstanding                 4,948,753                                                4,948,753

                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Reflects the historical consolidated balance sheet of Euroweb as of September 30, 2005, included in the Form 10-QSB of Euroweb for the quarter ended September 30, 2005.

(B) Eliminates the historical assets and liabilities of Euroweb Hungary from the consolidated balance sheet of Euroweb as of September 30, 2005.

(C) Eliminates the historical assets and liabilities of Euroweb Romania from the consolidated balance sheet of Euroweb as of September 30, 2005.

(D) Reflects the historical assets and liabilities included in the balance sheet of Navigator as of September 30, 2005, which is included in the Current Report on Form 8-K/A of Euroweb, filed with SEC on December 20, 2005.

(E) Reflects the consolidated statements of operations of Euroweb for the nine month periods ended September 30, 2005 and 2004 included in the Form 10-QSB of Euroweb for the quarter ended September 30, 2005 and for the years ended December 31, 2004 and 2003 included in the Annual Report on Form 10-KSB of Euroweb for the year ended December 31, 2004.

(F) Eliminates the historical operations of Euroweb Hungary for the period presented.

(G) Eliminates the historical operations of Euroweb Romania for the period presented.

(H) Eliminates the historical operations of Euroweb Slovakia for the period presented.

(I) Reflects the statements of operations of Navigator for the nine months ended September 30, 2005 and for the year ended December 31, 2004 included in the Current Report on Form 8-K/A of Euroweb, filed with SEC on December 20, 2005.

(J) Pro forma adjustments to record the acquisition of Navigator as if it had occurred on January 1, 2004 for purposes of presenting the pro forma statements of operations:

(K) Pro forma adjustments related to the sales of Euroweb Hungary, Euroweb Romania and Euroweb Slovakia and the purchase of Navigator, on the basis described in the introduction to these unaudited pro forma financial statements:

      1) Represents the cash proceeds of $30,000,000 received upon the sale of Euroweb Hungary and Euroweb Romania.

      2) Represents the $8,350,000 cash element of the purchase price paid upon closing of the purchase of Navigator Rt.

      3) Represents the $6,000,000 loan obtained by Euroweb Hungary under an agreement entered into with Commerzbank Hungary Rt. ("Commerzbank") on September 27, 2005 to part-finance the cash element of the purchase price of Navigator. The loan bears interest at Budapest interbank offered rate ("BUBOR") plus 2.5% and is repayable beginning with instalments of $166,493 on March 31, 2006 and June 30, 2006, followed by quarterly repayments of $354,513 through June 30, 2010.

      4) Reflects the early repayment of the $6,000,000 Commerzbank loan described in 3), above, at the date of closing of the sale of Euroweb Hungary and Euroweb Romania as those entities are required under the terms of the sale to be free of debt.

      5) Reflects the repayment of $2,500,000 intercompany loan from Euroweb Hungary to Euroweb International at the date of closing originated from the Navigator acquisition

      6) Represents the increase in fair value of a customer contract historically recognised by Navigator and the recognition of additional customer contracts as intangible assets upon acquisition of Navigator by Euroweb. The total amount assigned to customer contracts in the preliminary purchase price allocation is $3,435,504, which is being amortized over the remaining terms of the contracts, ranging from one to four years.

      7) Reflects the excess of estimated purchase price over the estimated fair value of net assets acquired as goodwill, which was calculated as set forth below:


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

      The estimated purchase price has been calculated as follows:

                                                                        USD
                                                                    -----------
            Cash paid upon closing of the purchase                    8,350,000
            Cash deposit paid prior to closing of the purchase          150,000
            Share-based consideration (441,566 shares of
              common stock of Euroweb at a share price of $3.968)     1,752,134
            Direct purchase costs accrued at September 30, 2005         121,808
            Estimated additional direct purchase costs                   78,192
            Estimated total purchase consideration (a)               10,452,134

      Following closing of the purchase of Navigator Rt., Euroweb will determine the fair value of the net tangible assets and the identifiable intangible assets acquired and allocate the estimated purchase price based on the purchase method of accounting. This unaudited pro forma information is based upon management's estimates, which are based, in part, on the preliminary results of an independent valuation, and is subject to material changes upon receipt of a final valuation. The preliminary estimated purchase price is allocated as follows:

                                                        USD             USD
                                                    -----------     -----------
            Book value of net assets assumed                            526,142
            Fair value adjustments
                  Customer contracts (note 13)        2,331,351
                  Deferred tax (note 14)               (371,307)
                                                    -----------
            Total fair value adjustments                              1,960,044
                                                                    -----------
            Fair value of net assets acquired (b)                     2,486,186
                                                                    ===========
            Estimated goodwill (a) - (b)                              7,965,948
                                                                    ===========

      8) Represents the $150,000 cash element of the purchase price paid as a deposit prior to closing of the purchase of Navigator Rt.

      9) Represents direct costs of the purchase of Navigator Rt. incurred prior to September 30, 2005.

      10) Represents estimated additional direct costs of the purchase of Navigator Rt.

      11) Represents the amount of the subsequent registration of the 441,566 shares of common stock of Euroweb issued as part-consideration for Navigator. The present value of such costs is estimated to be not materially different from the amount estimated to be paid.

      12) Represents the deferred tax liability of $549,679 relating to the excess of carrying values of customer contracts over their respective tax bases. The deferred tax liability will be recognised in the statements of operations as the customer contracts are amortized over their remaining terms.

      13) Reflects the elimination of Navigator's shareholders' equity accounts from the pro forma consolidated Euroweb shareholders equity upon consummation of the purchase of all Navigator shares.

      14) Represents the element of the purchase price payable in shares of common stock of Euroweb, less estimated registration costs computed based on 441,566 shares and a share price of $3.968, being the weighted average of opening and closing prices for a period from two days before to two days after July 26, 2005, the announcement date of the purchase of Navigator by Euroweb.

      15) Adjustment to reflect the estimated pro forma gain on the sale of Euroweb Hungary and Euroweb Romania, after estimated direct transaction costs, success fees, severances and provision on estimated warranty claims of $1,700,000 to be paid or payable in connection with the sale and net of the estimated tax liability (expected to be zero). Because the estimated pro forma gain assumes the sale was consummated on September 30, 2005, the estimated pro forma gain will ultimately differ from the actual gain that will occur at the closing date of sale.

      16) Represents the increase to amortization charges as a result of the increased estimated fair value of identified customer contracts over their estimated useful lives of one to four years.

      17) Represents the amortization of the deferred tax liability relating to the excess of carrying values of customer contracts over their respective tax bases


      18) Adjustment to reflect the estimated direct transaction costs, success fees, severances and provision on estimated warranty claims of $1,700,000 to be paid or payable in connection with the sale


            No adjustments have been made to reflect any income tax effect of the pro forma adjustments since Euroweb has significant net operating loss carryforwards and, therefore, does not expect to have taxable income in the foreseeable future.


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